Exhibit 10.6
$400,000,000.00 REVOLVING CREDIT FACILITY
CREDIT AGREEMENT
by and among
ATI FUNDING CORPORATION, a Delaware corporation,
TDY HOLDINGS, LLC, a Delaware limited liability company,
THE GUARANTORS PARTY HERETO,
THE LENDERS PARTY HERETO,
PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent,
CITIBANK, N.A., as Co-Syndication Agent,
JPMORGAN CHASE BANK, N.A., as Co-Syndication Agent,
BANK OF AMERICA N.A., as Co-Documentation Agent,
BANK OF TOKYO-MITSUBISHI UFJ TRUST COMPANY, as Co-Documentation Agent,
CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as a Co-Managing Agent,
WACHOVIA BANK, NATIONAL ASSOCIATION, as a Co-Managing Agent,
NATIONAL CITY BANK, as a Co-Managing Agent,
THE BANK OF NEW YORK, as a Co-Managing Agent,
and
PNC CAPITAL MARKETS LLC, as Lead Arranger
Dated July 31, 2007

TABLE OF CONTENTS

Page

1 CERTAIN DEFINITIONS	1

1.1 Certain Definitions	1
1.2 Construction	21
1.3 Accounting Principles	22

2 REVOLVING CREDIT AND SWING LOAN FACILITIES	22

2.1 Revolving Credit and Swing Loan Commitments	22
2.1.1 Revolving Credit Loans	22
2.1.2 Swing Loans	22
2.2 Nature of Lenders’ Obligations with Respect to Revolving Credit Loans	23
2.3 Commitment Fees	23
2.4 Revolving Credit Loan Requests; Swing Loan Requests	23
2.4.1 Revolving Credit Loan Requests	23
2.4.2 Swing Loan Requests	24
2.5 Increase in Revolving Credit Commitments	24
2.5.1 Increasing Lenders and New Lenders	24
2.5.2 Treatment of Outstanding Loans and Letters of Credit	25
2.6 Making Revolving Credit Loans and Swing Loans; Presumptions by the Administrative Agent; Repayment of Revolving Credit Loans; Repayment of Swing Loans	26
2.6.1 Making Revolving Credit Loans	26
2.6.2 Making Swing Loans	26
2.6.3 Presumptions by the Administrative Agent	26
2.6.4 Repayment of Revolving Credit Loans	27
2.7 Borrowings to Repay Swing Loans	27
2.8 Notes	27
2.9 Use of Proceeds	28
2.10 Letter of Credit Subfacility	28
2.10.1 Issuance of Letters of Credit	28
2.10.2 Letter of Credit Fees	29
2.10.3 Disbursements, Reimbursement	29
2.10.4 Repayment of Participation Advances	30
2.10.5 Documentation	31
2.10.6 Determinations to Honor Drawing Requests	31
2.10.7 Nature of Participation and Reimbursement Obligations	31
2.10.8 Indemnity	33
2.10.9 Liability for Acts and Omissions	33
2.10.10 Issuing Lender Reporting Requirements	34
2.10.11 Currency Fluctuations	35
2.10.12 Periodic Computations of Dollar Equivalent Amount of Letter of Credit Obligations; Requests for Additional Optional Currencies	35
2.10.13 Judgment Currency	35

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LIST OF SCHEDULES AND EXHIBITS

SCHEDULES
SCHEDULE 1.1(A)	—	PRICING GRID
SCHEDULE 1.1(B)	—	COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES
SCHEDULE 1.1(E)	—	EXISTING LETTERS OF CREDIT
SCHEDULE 1.1(P)	—	PERMITTED LIENS
SCHEDULE 5.1.1	—	QUALIFICATIONS TO DO BUSINESS
SCHEDULE 5.1.2	—	SUBSIDIARIES
SCHEDULE 5.1.5	—	LITIGATION
SCHEDULE 5.1.12	—	ERISA COMPLIANCE
SCHEDULE 5.1.13	—	ENVIRONMENTAL DISCLOSURES

EXHIBITS
EXHIBIT 1.1(A)	—	ASSIGNMENT AND ASSUMPTION AGREEMENT
EXHIBIT 1.1(G)(1)	—	GUARANTOR JOINDER
EXHIBIT 1.1(G)(2)	—	GUARANTY AGREEMENT (ATI)
EXHIBIT 1.1(G)(3)	—	GUARANTY AGREEMENT (SUBSIDIARIES)
EXHIBIT 1.1(I)	—	INTERCOMPANY SUBORDINATION AGREEMENT
EXHIBIT 1.1(N)(1)	—	REVOLVING CREDIT NOTE
EXHIBIT 1.1(N)(2)	—	SWING NOTE
EXHIBIT 2.4.1	—	REVOLVING CREDIT LOAN REQUEST
EXHIBIT 2.4.2	—	SWING LOAN REQUEST
EXHIBIT 7.3.3	—	QUARTERLY COMPLIANCE CERTIFICATE

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CREDIT AGREEMENT
     THIS CREDIT AGREEMENT is dated July 31, 2007 and is made by and among ATI FUNDING CORPORATION, a Delaware corporation (“ATI Funding”), TDY HOLDINGS, LLC, a Delaware limited liability company (“TDYH”) (ATI Funding and TDYH are each a “Borrower” and collectively, the “Borrowers”), each of the GUARANTORS (as hereinafter defined), the LENDERS (as hereinafter defined), PNC BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent for the Lenders under this Agreement (as hereinafter defined) (hereinafter referred to in such capacity as the “Administrative Agent”), CITIBANK, N.A., in its capacity as co-syndication agent for the Lenders under this Agreement, JPMORGAN CHASE BANK, N.A., in its capacity as co-syndication agent for the Lenders under this Agreement (each a “Co-Syndication Agent” and hereinafter collectively referred to in such capacity as the “Co-Syndication Agents”), BANK OF AMERICA N.A., in its capacity as co-documentation agent for the Lenders under this Agreement, BANK OF TOKYO-MITSUBISHI UFJ TRUST COMPANY, in its capacity as co-documentation agent for the Lenders under this Agreement (each a “Co-Documentation Agent” and hereinafter collectively referred to in such capacity as the “Co-Documentation Agents”), CREDIT SUISSE, CAYMAN ISLANDS BRANCH, in its capacity as co-managing agent for the Lenders under this Agreement, WACHOVIA BANK, NATIONAL ASSOCIATION, in its capacity as co-managing agent for the Lenders under this Agreement, NATIONAL CITY BANK, in its capacity as co-managing agent for the Lenders under this Agreement, and THE BANK OF NEW YORK, in its capacity as co-managing agent for the Lenders under this Agreement (each a “Co-Managing Agent” and hereinafter collectively referred to in such capacity as the “Co-Managing Agents”).
     The Borrowers have requested the Lenders to provide a revolving credit facility (including a letter of credit subfacility) to the Borrowers in an aggregate principal amount, subject to Section 2.5 [Increase in Revolving Credit Commitments], not to exceed Four Hundred Million and 00/100 Dollars ($400,000,000.00). In consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, the parties hereto covenant and agree as follows:
1 CERTAIN DEFINITIONS
     1.1 Certain Definitions.
          In addition to words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively, unless the context hereof clearly requires otherwise:
          Administrative Agent shall mean have the meaning specified in the preamble of this agreement and shall include its successors and assigns.
          Administrative Agent’s Fee shall have the meaning specified in Section 9.9 [Administrative Agent’s Fee].
          Administrative Agent’s Letter shall have the meaning specified in Section 9.9 [Administrative Agent’s Fee].

          Affiliate as to any Person, any other Person (i) which directly or indirectly controls, is controlled by, or is under common control with such Person, (ii) which beneficially owns or holds ten percent (10%) or more of any class of the voting or other equity interests of such Person, or (iii) ten percent (10%) or more of any class of voting interests or other equity interests of which is beneficially owned or held, directly or indirectly, by such Person.
          Agreement shall mean this Credit Agreement, as the same may be amended, supplemented, modified or restated from time to time, including all schedules and exhibits.
          Alternate Source shall have the meaning specified in the definition of LIBOR Rate.
          Anti-Terrorism Laws shall mean any Laws relating to terrorism or money laundering, including Executive Order No. 13224, the USA Patriot Act, the Laws comprising or implementing the Bank Secrecy Act, and the Laws administered by the United States Treasury Department’s Office of Foreign Asset Control (as any of the foregoing Laws may from time to time be amended, renewed, extended, or replaced).
          Applicable Commitment Fee Rate shall mean the percentage rate per annum based on the Leverage Ratio then in effect according to the pricing grid on Schedule 1.1(A) below the heading “Commitment Fee.”
          Applicable Letter of Credit Fee Rate shall mean the percentage rate per annum based on the Leverage Ratio then in effect according to the pricing grid on Schedule 1.1(A) below the heading “Letter of Credit Fee.”
          Applicable Margin shall mean, as applicable:
          (A) the percentage spread to be added to the Base Rate applicable to Revolving Credit Loans under the Base Rate Option based on the Leverage Ratio then in effect according to the pricing grid on Schedule 1.1(A) below the heading “Revolving Credit Base Rate Spread”, or
          (B) the percentage spread to be added to the LIBOR Rate applicable to Revolving Credit Loans under the LIBOR Rate Option based on the Leverage Ratio then in effect according to the pricing grid on Schedule 1.1(A) below the heading “Revolving Credit LIBOR Rate Spread”.
          Approved Fund shall mean any fund that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
          Assignment and Assumption shall mean an assignment and assumption entered into by a Lender and an assignee permitted under Section 10.8 [Successors and Assigns], in substantially the form of Exhibit 1.1(A).
          ATI shall mean Allegheny Technologies Incorporated, a Delaware corporation.

          ATI Funding shall have the meaning specified in the preamble of this Agreement.
          Authorized Officer shall mean the Chief Executive Officer, President, Chief Financial Officer or Chief Accounting Officer of each of the Loan Parties or such other individuals, designated by written notice to the Administrative Agent from the Borrowers, authorized to execute notices, reports and other documents on behalf of the Loan Parties required hereunder. The Borrowers may amend such list of individuals from time to time by giving written notice of such amendment to the Administrative Agent.
          Base Rate shall mean the greater of (i) the interest rate per annum announced from time to time by the Administrative Agent at its Principal Office as its then prime rate, which rate may not be the lowest rate then being charged commercial borrowers by the Administrative Agent, or (ii) the Federal Funds Open Rate, plus one half of one percent (0.5%) per annum.
          Base Rate Option shall mean the option of the Borrowers to have Loans bear interest at the rate and under the terms set forth in Section 3.1.1(i) [Revolving Credit Base Rate Option].
          Borrower shall have the meaning specified in the preamble of this Agreement.
          Borrowers shall have the meaning specified in the preamble of this Agreement.
          Borrowing Date shall mean, with respect to any Loan, the date for the making thereof or the renewal or conversion thereof at or to the same or a different Interest Rate Option, which shall be a Business Day.
          Borrowing Tranche shall mean specified portions of Loans outstanding as follows: (i) any Loans to which a LIBOR Rate Option applies which become subject to the same Interest Rate Option under the same Loan Request by the Borrowers and which have the same Interest Period shall constitute one Borrowing Tranche, and (ii) all Loans to which a Base Rate Option applies shall constitute one Borrowing Tranche.
          Business Day shall mean any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed for business in Pittsburgh, Pennsylvania and if the applicable Business Day relates to any Loan to which the LIBOR Rate Option applies, such day must also be a day on which dealings are carried on in the London interbank market.
          Change in Law shall mean the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any Law, (b) any change in any Law or in the administration, interpretation or application thereof by any Official Body or (c) the making or issuance of any request, guideline or directive (whether or not having the force of Law) by any Official Body.
          Closing Date shall mean July 31, 2007 or such other date as may be agreed to by the parties hereto.

          Code shall mean the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.
          Commercial Letter of Credit shall mean any letter of credit which is a commercial letter of credit issued in respect of the purchase of goods or services by one or more of the Loan Parties in the ordinary course of their business.
          Commitment shall mean as to any Lender the aggregate of its Revolving Credit Commitment and, in the case of PNC Bank, the aggregate of its Revolving Credit Commitment and its Swing Loan Commitment, and Commitments shall mean the aggregate of the Revolving Credit Commitments and Swing Loan Commitment of all of the Lenders.
          Commitment Fee shall have the meaning specified in Section 2.3 [Commitment Fees].
          Compliance Certificate shall have the meaning specified in Section 7.3.3 [Certificate of ATI].
          Complying Lender shall mean any Lender which is not a Non-Complying Lender.
          Computation Date shall have the meaning specified in Section 2.10.12 [Periodic Computations of Dollar Equivalent Amount of Obligations; Requests for Additional Optional Currencies].
          Consolidated EBIT for any period of determination shall mean the sum of (i) net income (or loss) (excluding extraordinary gains or losses including, without limitation, those items created by mandated changes in accounting treatment), plus (ii) net interest expense, (iii) plus all charges against or minus credits to income for federal, state and local taxes, (iv) plus or minus, as applicable, any other non-cash non-recurring items of gain or loss with respect to such fiscal period not already excluded hereunder, in each case of ATI and its Subsidiaries for such period determined and consolidated in accordance with GAAP.
          Consolidated EBITDA for any period of determination shall mean the sum of (i) Consolidated EBIT, plus (ii) depreciation, plus (iii) amortization, in each case of ATI and its Subsidiaries for such period determined and consolidated in accordance with GAAP.
          Consolidated Net Indebtedness shall mean (a) Consolidated Total Indebtedness minus (b) (i) cash that is not subject to a Lien, plus (ii) Permitted Investments that are not subject to a Lien, minus (iii) One Hundred Million and 00/100 Dollars ($100,000,000.00), in each case determined and consolidated for ATI and its Subsidiaries in accordance with GAAP.
          Consolidated Tangible Assets shall mean total assets minus intangible assets in each case determined and consolidated for ATI and its Subsidiaries in accordance with GAAP.
          Consolidated Total Indebtedness as of any date of determination, shall mean any and all Indebtedness of ATI and its Subsidiaries, in each case determined and consolidated in accordance with GAAP.

          Co-Documentation Agent shall have the meaning specified in the preamble of this Agreement.
          Co-Documentation Agents shall have the meaning specified in the preamble of this Agreement.
          Co-Managing Agent shall have the meaning specified in the preamble of this Agreement.
          Co-Managing Agents shall have the meaning specified in the preamble of this Agreement.
          Co-Syndication Agent shall have the meaning specified in the preamble of this Agreement.
          Co-Syndication Agents shall have the meaning specified in the preamble of this Agreement.
          Dollar, Dollars, U.S. Dollars and the symbol $ shall mean lawful money of the United States of America.
          Dollar Equivalent shall mean, with respect to any amount of any currency, the Equivalent Amount of such currency expressed in Dollars.
          Domestic Subsidiary shall mean any Subsidiary organized under the laws of any state of the United States of America or the District of Columbia.
          Drawing Date shall have the meaning specified in Section 2.10.3 [Disbursements, Reimbursement].
          Environmental Laws shall mean all applicable federal, state and local Laws (including common law), constitutions, statutes, treaties, regulations, rules, ordinances and codes and any consent decrees, settlement agreements, judgments, orders, directives, policies or programs issued by or entered into with an Official Body pertaining or relating to: (i) pollution or pollution control; (ii) protection of human health from exposure to regulated substances; or the environment; (iii) protection of the environment and/or natural resources; employee safety in the workplace; (iv) the presence, use, management, generation, manufacture, processing, extraction, treatment, recycling, refining, reclamation, labeling, packaging, sale, transport, storage, collection, distribution, disposal or release or threat of release of regulated substances; (v) the presence of contamination; (vi) the protection of endangered or threatened species; and (vii) the protection of environmentally sensitive areas.
          Equivalent Amount shall mean, at any time, as determined by the Administrative Agent (which determination shall be conclusive absent manifest error), with respect to an amount of any currency (the “Reference Currency”) which is to be computed as an equivalent amount of another currency (the “Equivalent Currency”): (i) if the Reference Currency and the Equivalent Currency are the same, the amount of such Reference Currency, or (ii) if the Reference Currency and the Equivalent Currency are not the same, the amount of such Equivalent Currency converted from such Reference Currency at the Administrative Agent’s then current selling rate of exchange, as determined by the Administrative Agent, for payment by teletransmission or otherwise to or at the place of payment when and in the currency in which payment is to be made under the Letter of Credit, plus any and all costs, premiums and expenses arising from all currency conversions incurred by the Administrative Agent in connection therewith.
          Equivalent Currency shall have the meaning specified in the definition of Equivalent Amount.
          ERISA shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.
          ERISA Affiliate shall mean, at any time, any trade or business (whether or not incorporated) under common control with ATI or either Borrower and are treated as a single employer under Section 414 of the Code.
          ERISA Event means (a) a reportable event (under Section 4043 of ERISA and regulations thereunder) with respect to a Pension Plan; (b) a withdrawal by ATI, either Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by ATI, either Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon ATI, either Borrower or any ERISA Affiliate.
          Euro shall mean the European common currency pursuant to the European monetary union.
          Eurocurrency Liabilities shall have the meaning specified in the definition of LIBOR Rate Reserve Percentage.
          Event of Default shall mean any of the events described in Section 8.1 [Events of Default] and referred to therein as an “Event of Default.”
          Excess Interest shall have the meaning assigned to that term in Section 3.1 [Interest Rate Options].
          Excluded Taxes shall mean, with respect to the Administrative Agent, any Lender, the Issuing Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrowers hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which either Borrower is located and (c) in the case of a Foreign Lender, any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new lending office) or is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 4.8.5 [Taxes —Status of Lenders], except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrowers with respect to such withholding tax pursuant to Section 4.8.1 [Payment Free of Taxes].
          Executive Order No. 13224 shall mean the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.
          Existing Credit Agreement shall mean that certain First Amended and Restated Revolving Credit and Security Agreement dated August 4, 2005, by and among the Borrowers from time to time party thereto, each of the Guarantors from time to time party thereto, the Lenders from time to time party thereto, PNC Bank, National Association, as administrative agent and collateral agent for the Lenders, Bank of America, N.A., National City Business Credit, Inc. and Wachovia Bank, National Association, as documentation agents for the Lenders and PNC Capital Markets, Inc. and J. P. Morgan Securities, Inc., as co-lead arrangers and joint book runners.
          Existing Letters of Credit shall mean all letters of credit set forth on Schedule 1.1(E) which were issued by the financial institution listed on Schedule 1.1(E) under the Existing Credit Agreement prior to the date hereof upon the application of a Loan Party and are outstanding on the Closing Date.
          Expiration Date shall mean, with respect to the Revolving Credit Commitments, July 31, 2012.
          Federal Funds Effective Rate for any day shall mean the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the “Federal Funds Effective Rate” as of the date of this Agreement; provided, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the “Federal Funds Effective Rate” for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.
          Federal Funds Open Rate. The rate per annum determined by the Administrative Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the “open” rate for federal funds transactions as of the opening of business for federal funds transactions among members of the Federal Reserve System arranged by federal funds brokers on such day, as quoted by Garvin Guybutler, any successor entity thereto, or any other broker selected by the Administrative Agent, as set forth on the applicable Telerate display page; provided, however; that if such day is not a Business Day, the Federal Funds Open Rate for such day shall be the “open” rate on the immediately preceding Business Day, or if no such rate shall be quoted by a Federal funds broker at such time, such other rate as determined by the Administrative Agent in accordance with its usual procedures.
          Foreign Lender shall mean any Lender that is organized under the Laws of a jurisdiction other than that in which each Borrower is resident for tax purposes. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
          Foreign Subsidiary shall mean any Subsidiary of ATI that is not organized under the Laws of the United States of America or any state thereof.
          GAAP shall mean generally accepted accounting principles as are in effect in the United States from time to time, subject to the provisions of Section 1.3 [Accounting Principles], and applied on a consistent basis both as to classification of items and amounts.
          Guarantor shall mean separately, and Guarantors shall mean collectively, each of the parties to this Agreement which is designated as a “Guarantor” on the signature page hereof and each other Person which joins this Agreement as a Guarantor after the date hereof.
          Guarantor Joinder shall mean a joinder by a Person as a Guarantor under the Loan Documents in the form of Exhibit 1.1(G)(1).
          Guaranty of any Person shall mean any obligation of such Person guaranteeing or in effect guaranteeing any liability or obligation of any other Person in any manner, whether directly or indirectly, including any agreement to indemnify or hold harmless any other Person, any performance bond or other suretyship arrangement and any other form of assurance against loss, except endorsement of negotiable or other instruments for deposit or collection in the ordinary course of business.
          Guaranty Agreement or Guaranty Agreements shall mean, singularly or collectively, as the context may require, (i) the Guaranty and Suretyship Agreement in substantially the form of Exhibit 1.1(G)(2) executed and delivered by ATI to the Administrative Agent for the benefit of the Lenders on the date hereof, (ii) the Guaranty and Suretyship Agreement in substantially in the form of Exhibit 1.1(G)(3) executed and delivered by each of the Guarantors (other than ATI) to the Administrative Agent for the benefit of the Lenders, on the date hereof, and (iii) any other Guaranty and Suretyship Agreement executed and delivered by any Person to the Administrative Agent for the benefit of the Lenders on or after the date hereof, in form and content satisfactory to the Administrative Agent, each as amended, modified or supplemented from time to time.
          Hedging Contracts shall mean currency swap agreements, energy, raw material, commodity and other swap agreements and futures agreements, interest rate swap agreements,

interest rate cap agreements, interest rate collar agreements, option agreements or any other similar hedging agreements or arrangements entered into by a Loan Party in the ordinary course of business and not for speculative purposes.
          Increasing Lender shall have the meaning specified in Section 2.5.1 [Increasing Lenders and New Lenders].
          Indebtedness shall mean, as to any Person at any time, without duplication, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of: (i) borrowed money, (ii) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility, (iii) reimbursement obligations (contingent or otherwise) under any letter of credit, currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device, (iv) any other transaction (including forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements (but not including trade payables and accrued expenses incurred in the ordinary course of business which are not represented by a promissory note or other evidence of indebtedness and which are not more than ninety (90) days past due), (v) any Guaranty of Indebtedness for borrowed money, or (vi) a Receivables Financing.
          Indemnified Taxes shall mean Taxes other than Excluded Taxes.
          Indemnitee shall have the meaning specified in Section 10.3.2 [Indemnification by the Borrowers].
          Information shall mean all information received from the Loan Parties or any of their Subsidiaries relating to the Loan Parties or any of such Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the Issuing Lender on a non-confidential basis prior to disclosure by the Loan Parties or any of their Subsidiaries, provided that, in the case of information received from the Loan Parties or any of their Subsidiaries after the date of this Agreement, such information is clearly identified at the time of delivery as confidential.
          Insolvency Proceeding shall mean, with respect to any Person, (a) a case, action or proceeding with respect to such Person (i) before any court or any other Official Body under any bankruptcy, insolvency, reorganization or other similar Law now or hereafter in effect, or (ii) for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Loan Party or otherwise relating to the liquidation, dissolution, winding-up or relief of such Person, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of such Person’s creditors generally or any substantial portion of its creditors; undertaken under any Law.
          Intellectual Property shall have the meaning specified in Section 5.1.10 [Patents, Trademarks, Copyrights, Licenses, Etc.].

     Intercompany Subordination Agreement shall mean a Subordination Agreement among the Loan Parties in the form attached hereto as Exhibit 1.1(I), as amended, modified or supplemented from time to time.
     Interest Period shall mean the period of time selected by the Borrowers in connection with (and to apply to) any election permitted hereunder by the Borrowers to have Revolving Credit Loans bear interest under the LIBOR Rate Option. Subject to the last sentence of this definition, such period shall be one, two, three or six Months. Such Interest Period shall commence on the effective date of such Interest Rate Option, which shall be (i) the Borrowing Date if the Borrowers are requesting new Loans, or (ii) the date of renewal of or conversion to the LIBOR Rate Option if the Borrowers are renewing or converting to the LIBOR Rate Option applicable to outstanding Loans. Notwithstanding the second sentence hereof: (A) any Interest Period which would otherwise end on a date which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (B) the Borrowers shall not select, convert to or renew an Interest Period for any portion of the Loans that would end after the Expiration Date.
     Interest Coverage Ratio shall mean, as of any date of determination, the ratio of Consolidated EBIT to interest expense, in each case determined and consolidated for ATI and its Subsidiaries in accordance with GAAP.
     Interest Rate Hedge shall mean an interest rate exchange, collar, cap, swap, adjustable strike cap, adjustable strike corridor or similar agreements entered into by the Loan Parties or their Subsidiaries in order to provide protection to, or minimize the impact upon, the Borrowers, the Guarantors and/or their Subsidiaries of increasing floating rates of interest applicable to Indebtedness.
     Interest Rate Option shall mean any LIBOR Rate Option or Base Rate Option.
     Inventory shall mean and include as to each Loan Party all of such Loan Party’s now owned or hereafter acquired goods, merchandise and other personal property, wherever located, to be furnished under any consignment arrangement, contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in such Loan Party’s business or used in selling or furnishing such goods, merchandise and other personal property, and all documents of title or other documents representing them.
     IRS shall mean the Internal Revenue Service.
     Issuing Lender means PNC Bank, in its individual capacity as issuer of Letters of Credit hereunder, and any other Lender that Borrowers, Administrative Agent and such other Lender may agree may from time to time issue Letters of Credit hereunder.
     Joint Venture shall mean a corporation, partnership, limited liability company or other entities in which any Person other than the Loan Parties and their Subsidiaries holds, directly or indirectly, an equity interest.

          Law shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, release, ruling, order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award of or settlement agreement with any Official Body.
          Lender Provided Interest Rate Hedge shall mean an Interest Rate Hedge which is provided by any Lender or its Affiliate and with respect to which the Administrative Agent confirms: (i) is documented in a standard International Swap Dealer Association Agreement, (ii) provides for the method of calculating the reimbursable amount of the provider’s credit exposure in a reasonable and customary manner, and (iii) is entered into for hedging (rather than speculative) purposes.
          Lenders shall mean the financial institutions named on Schedule 1.1(B) and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a Lender.
          Letter of Credit shall have the meaning specified in Section 2.10.1 [Issuance of Letters of Credit].
          Letter of Credit Borrowing shall have the meaning specified in Section 2.10.3.3 [Disbursements, Reimbursement].
          Letter of Credit Fee shall have the meaning specified in Section 2.10.2 [Letter of Credit Fees].
          Letter of Credit Obligation means, as of any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit (if any Letter of Credit shall increase in amount automatically in the future, such aggregate amount available to be drawn shall currently give effect to any such future increase) plus the aggregate Reimbursement Obligations and Letter of Credit Borrowings.
          Letter of Credit Sublimit shall have the meaning specified in Section 2.10.1 [Letter of Credit Subfacility].
          Leverage Ratio shall mean as of the date of determination, the ratio of (A) Consolidated Total Indebtedness on such date to (B) Consolidated EBITDA (i) for the four (4) fiscal quarters ending if such date is a fiscal quarter end or (ii) for the four (4) fiscal quarters most recently ended if such date is not a fiscal quarter end.
          Leverage Ratio (Pricing) shall mean, as of any date of determination, the ratio of (A) Consolidated Net Indebtedness on such date to (B) Consolidated EBITDA (i) for the four (4) fiscal quarters then ending if such date is a fiscal quarter end or (ii) for the four (4) fiscal quarters most recently ended if such date is not a fiscal quarter end.
          LIBOR Rate shall mean, with respect to the Loans comprising any Borrowing Tranche to which the LIBOR Rate Option applies for any Interest Period, the interest rate per annum determined by the Administrative Agent by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum) (i) the rate which appears on the

Bloomberg Page BBAM1 (or on such other substitute Bloomberg page that displays rates at which US dollar deposits are offered by leading banks in the London interbank deposit market), or the rate which is quoted by another source selected by the Administrative Agent which has been approved by the British Bankers’ Association as an authorized information vendor for the purpose of displaying rates at which US dollar deposits are offered by leading banks in the London interbank deposit market (an “Alternate Source”), at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period as the London interbank offered rate for U.S. Dollars for an amount comparable to such Borrowing Tranche and having a borrowing date and a maturity comparable to such Interest Period (or if there shall at any time, for any reason, no longer exist a Bloomberg Page BBAM1 (or any substitute page) or any Alternate Source, a comparable replacement rate determined by the Administrative Agent at such time (which determination shall be conclusive absent manifest error)), by (ii) a number equal to 1.00 minus the LIBOR Reserve Percentage. Such LIBOR Rate may also be expressed by the following formula:

LIBOR =	Average of London interbank offered rates quoted by Bloomberg or appropriate successor as shown on Bloomberg Page BBAM1

1.00 - LIBOR Reserve Percentage
          The LIBOR Rate shall be adjusted with respect to any Loan to which the LIBOR Rate Option applies that is outstanding on the effective date of any change in the LIBOR Rate Reserve Percentage as of such effective date. The Administrative Agent shall give prompt notice to the Borrowers of the LIBOR Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.
          LIBOR Rate Option shall mean the option of the Borrowers to have Loans bear interest at the rate and under the terms set forth in Section 3.1.1(ii) [Revolving Credit LIBOR Rate Option].
          LIBOR Rate Reserve Percentage shall mean as of any day the maximum percentage in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as “Eurocurrency Liabilities”).
          Lien shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing).
          Loan Documents shall mean this Agreement, the Administrative Agent’s Letter, the Guaranty Agreements, the Intercompany Subordination Agreement, the Notes, the Letters of Credit and any other instruments, certificates or documents delivered in connection herewith or therewith, as the same may be amended, modified or supplemented from time to time in accordance herewith or therewith, and Loan Document shall mean any of the Loan Documents.
          Loan Parties shall collectively mean the Borrowers and the Guarantors and Loan Party shall mean any Borrower or any Guarantor.
          Loan Request shall mean either a Revolving Credit Loan Request or a Swing Loan Request.
          Loans shall mean collectively and Loan shall mean separately all Revolving Credit Loans and Swing Loans or any Revolving Credit Loan or Swing Loan, respectively.
          Material Adverse Change shall mean any set of circumstances or events which (a) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of this Agreement or any other Loan Document, (b) is or could reasonably be expected to be material and adverse to the business, properties, assets, financial condition or results of operations of the Loan Parties taken as a whole, (c) impairs materially or could reasonably be expected to impair materially the ability of the Loan Parties to duly and punctually pay or perform their Indebtedness, or (d) impairs materially or could reasonably be expected to impair materially the ability of the Administrative Agent or any of the Lenders, to the extent permitted, to enforce their legal remedies pursuant to this Agreement or any other Loan Document.
          Month, with respect to an Interest Period under the LIBOR Rate Option, shall mean the interval between the days in consecutive calendar months numerically corresponding to the first day of such Interest Period. If any LIBOR Rate Interest Period begins on a day of a calendar month for which there is no numerically corresponding day in the month in which such Interest Period is to end, the final month of such Interest Period shall be deemed to end on the last Business Day of such final month.
          Moody’s shall mean Moody’s Investors Service, Inc. and its successors.
          Multiemployer Plan shall mean any employee benefit plan which is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA and to which ATI, either Borrower or any member of the ERISA Group is then making or accruing an obligation to make contributions or, within the preceding five Plan years, has made or had an obligation to make such contributions.
          New Lender shall have the meaning specified in Section 2.5.1 [Increasing Lenders and New Lenders].
          Non-Complying Lender shall mean any Lender which has failed to fund any Loan which it is required to fund, or pay any other amount which it is required to pay to the Administrative Agent or any other Lender, within one day of the due date therefor.
          Non-Consenting Lender shall have the meaning specified in Section 10.1.4 [Miscellaneous].

          Notes shall mean, collectively, the Notes in the form of Exhibit 1.1(N)(1) evidencing the Revolving Credit Loans and in the form of Exhibit 1.1(N)(2) evidencing the Swing Loans.
          Notices shall have the meaning specified in Section 10.5 [Notices; Effectiveness; Electronic Communication].
          Obligation shall mean any obligation or liability of any of the Loan Parties, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, under or in connection with (i) this Agreement, the Notes, the Letters of Credit, the Administrative Agent’s Letter or any other Loan Document whether to the Administrative Agent, any of the Lenders or their Affiliates or other persons provided for under such Loan Documents, and (ii) any Lender Provided Interest Rate Hedge.
          Official Body shall mean the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
          Optional Currency shall mean any of the following currencies (i) Euro, (ii) Swiss francs, (iii) Japanese yen, (iv) British pounds sterling, (v) Canadian dollars and (vi) any other currency approved by the Administrative Agent and all of the Lenders pursuant to Section 2.10.12 [Periodic Computations of Dollar Equivalent Amount of Obligations; Requests for Additional Optional Currencies].
          Order shall have the meaning specified in Section 2.10.9 [Liability for Acts and Omissions].
          Original Currency shall have the meaning specified in Section 2.10.13 [Judgment Currency].
          Other Currency shall have the meaning specified in Section 2.10.13 [Judgment Currency].
          Other Taxes shall mean all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.
          Participant has the meaning specified in Section 10.8.4 [Participations].
          Participation Advance shall have the meaning specified in Section 2.10.3.3 [Disbursements, Reimbursement].
          Payment Date shall mean the first day of each calendar quarter after the date hereof and on the Expiration Date or upon acceleration of the Notes.

          Payment In Full shall mean payment in full in cash of the Loans and other Obligations hereunder, termination of the Commitments and expiration or termination of all Letters of Credit.
          PBGC shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.
          Pension Plan means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by ATI, either Borrower or any ERISA Affiliate or to which ATI, either Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any times during the immediately preceding five plan years.
          Permitted Acquisition shall have the meaning specified in Section 7.2.3(ii) [Liquidations, Mergers, Consolidations, Acquisitions].
          Permitted Investments shall mean:
          (i) direct obligations of the United States of America or any agency or instrumentality thereof or obligations backed by the full faith and credit of the United States of America;
          (ii) commercial paper domestic or foreign (A) rated not lower than A-1, by Standard & Poor’s or P-1 by Moody’s on the date of acquisition or (B) issued by any of (y) the Administrative Agent, or (z) any Lender;
          (iii) demand deposits, time deposits or certificates of deposit and other obligations issued by any Lender, or any other domestic or foreign commercial bank that has stockholders’ equity of One Hundred Million and 00/100 Dollars ($100,000,000.00) or more on the date of acquisition; and
          (iv) obligations of any foreign government or obligations that possess a guaranty of the full faith and credit of any foreign government;
          (v) obligations of any of the following:
               (a) United States government-sponsored enterprises, federal agencies, and federal financing banks that are not otherwise authorized including, but not limited to, the following:
                    (I) United States government-sponsored enterprises such as instrumentalities of the Federal Credit System (Bank for Cooperatives, Federal Land Banks), Federal Home Loan Banks and Federal National Mortgage Association; and
                    (II) Federal agencies such as instrumentalities of the Department of Housing and Urban Development (Federal Housing Administration, Government

National Mortgage Association), Export-Import Bank, Farmers Home Administration and Tennessee Valley Authority;
          (vi) obligations of states, counties, and municipalities of the United States;
          (vii) debt obligations (other than commercial paper obligations) of domestic or foreign corporations;
          (viii) preferred stock obligations with a floating rate dividend that is reset periodically at auction;
          (ix) investments in repurchase agreements collateralized by any of the above securities eligible for outright purchase, provided the collateral is delivered to a bank custody account in accordance with the terms of a written repurchase agreement with a dealer or bank; and
          (x) investments in shares of institutional mutual funds whose investment policies are essentially in agreement with the above type and criteria for investments otherwise set forth in this definition of Permitted Investments, provided that investments described in clauses (i), (iv), (v), (vi), (vii), (viii), (ix) and (x) above are restricted to obligations rated no lower than investment grade by Moody’s or Standard & Poor’s.
          Permitted Liens shall mean:
          (i) Liens for taxes, assessments, or similar charges, incurred in the ordinary course of business and which are not yet due and payable;
          (ii) Pledges or deposits made in the ordinary course of business to secure payment of workmen’s compensation, or to participate in any fund in connection with workmen’s compensation, unemployment insurance, old-age pensions or other social security programs or general liability or product liability insurance;
          (iii) Liens of mechanics, materialmen, warehousemen, carriers, or other like Liens, securing obligations incurred in the ordinary course of business that are not yet due and payable and Liens of landlords securing obligations to pay lease payments that are not yet due and payable or in default;
          (iv) Good-faith pledges or deposits made in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, not in excess of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business;
          (v) Encumbrances consisting of zoning restrictions, easements or other restrictions on the use of real property, none of which materially impairs the use of such property or the value thereof, and none of which is violated in any material respect by existing or proposed structures or land use;
          (vi) Liens on property leased by or consigned to any Loan Party or Subsidiary of a Loan Party under capital and operating leases or consignment arrangements securing obligations of such Loan Party or Subsidiary to the lessor under such leases;
          (vii) Any Lien existing on the date of this Agreement and described on Schedule 1.1(P), provided that the principal amount secured thereby is not hereafter increased, and no additional assets become subject to such Lien, and Liens created in connection with a refinancing of Indebtedness related to Liens identified on Schedule 1.1(P) which refinancing is not in violation of the terms of this Agreement;
          (viii) Purchase Money Security Interests, provided that the aggregate value of the assets subject to such Purchase Money Security Interest securing such Indebtedness shall not exceed ten percent (10%) of Consolidated Tangible Assets (excluding for the purpose of this computation any loans or deferred payments secured by Liens described on Schedule 1.1(P));
          (ix) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution, provided that (1) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the applicable Loan Party in excess of those set forth by regulations promulgated by the Federal Reserve Board, and (2) such deposit account is not intended by such Loan Party to provide collateral to the depository institution;
          (xi) Liens on assets acquired in connection with a Permitted Acquisition, provided that such Liens extend only to the assets acquired in such Permitted Acquisition;
          (xii) Liens arising in connection with a Receivable Financing in an amount not to exceed Two Hundred Fifty Million and 00/100 Dollars ($250,000,000.00) unless such Receivables Financing has been approved by the Required Lenders;
          (xiii) Liens incurred by Shanghai STAL Precision Stainless Steel Co. Ltd. on assets owned by Shanghai STAL Precision Stainless Steel Co. Ltd.;
          (xiv) Liens consisting of pledges of government securities or cash collateral in an amount not to exceed One Hundred Million and 00/100 Dollars ($100,000,000.00) to secure obligations under Hedging Contracts entered into in the ordinary course of business;
          (xv) The following, (A) if the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings diligently conducted so long as levy and execution thereon have been stayed and continue to be stayed or (B) if a final judgment is entered and such judgment is discharged within thirty (30) days of entry, and in any case they do not, in the aggregate, materially impair the ability of any Loan Party to perform its Obligations hereunder or under the other Loan Documents:

          (1) Claims or Liens for taxes, assessments or charges due and payable and subject to interest or penalty; provided that the applicable Loan Party maintains such reserves or other appropriate provisions as shall be required by GAAP and pays all such taxes, assessments or charges forthwith upon the commencement of proceedings to foreclose any such Lien;
          (2) Claims, Liens or encumbrances upon, and defects of title to, real or personal property, including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits;
          (3) Claims or Liens of mechanics, materialmen, warehousemen, carriers, or other statutory nonconsensual Liens; or
          (4) Liens resulting from final judgments or orders described in Section 8.1.6 [Final Judgments or Orders]; and
          (xvi) Liens not otherwise described by the foregoing clauses in this definition on assets other than Inventory of the Loan Parties securing Indebtedness, provided that the value of the assets subject to such Liens securing such Indebtedness shall not exceed ten percent (10%) of Consolidated Tangible Assets.
          Person shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, joint venture, government or political subdivision or agency thereof, or any other entity.
          Plan shall mean at any time an employee pension benefit plan (including a Multiple Employer Plan, but not a Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code and either (i) is maintained by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained by any entity which was at such time a member of the ERISA Group for employees of any entity which was at such time a member of the ERISA Group.
          PNC Bank shall mean PNC Bank, National Association, its successors and assigns.
          Potential Default shall mean any event or condition which with notice or passage of time, or a determination by the Administrative Agent or the Required Lenders, or any combination of the foregoing, would constitute an Event of Default.
          Principal Office shall mean the main banking office of the Administrative Agent in Pittsburgh, Pennsylvania.
          Projections shall have the meaning specified in Section 5.1.6(i) [Projections].
          Purchase Money Security Interest shall mean Liens upon real or tangible personal property securing loans to any Loan Party or Subsidiary of a Loan Party or deferred payments by such Loan Party or Subsidiary for the purchase of such real or tangible personal property.

          Ratable Share shall mean the proportion that a Lender’s Commitment (excluding the Swing Loan Commitment) bears to the Commitments (excluding the Swing Loan Commitment) of all of the Lenders. If the Commitments have terminated or expired, the Ratable Shares shall be determined based upon the Commitments (excluding the Swing Loan Commitment) most recently in effect, giving effect to any assignments.
          Receivables Financing shall mean the sale and/or pledge of all or a portion of the accounts receivables of the Loan Parties in connection with an “asset securitization” or similar transaction.
          Reference Currency shall have the meaning specified in the definition of Equivalent Amount.
          Reimbursement Obligation shall have the meaning specified in Section 2.10.3.1 [Disbursements, Reimbursement].
          Related Parties shall mean, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.
          Relief Proceeding shall mean any proceeding seeking a decree or order for relief in respect of any Loan Party or Subsidiary of a Loan Party in a voluntary or involuntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Loan Party or Subsidiary of a Loan Party for any substantial part of its property, or for the winding-up or liquidation of its affairs, or an assignment for the benefit of its creditors.
          Required Lenders shall mean
          (i) if there are no Loans, Reimbursement Obligations or Letter of Credit Borrowings outstanding, Complying Lenders whose Commitments (excluding the Swing Loan Commitment) aggregate more than fifty percent (50%) of the Commitments (excluding the Swing Loan Commitment) of all of the Complying Lenders, or
          (ii) if there are Loans, Reimbursement Obligations, or Letter of Credit Borrowings outstanding, any group of Complying Lenders if the sum of the Loans (excluding the Swing Loans), Reimbursement Obligations and Letter of Credit Borrowings of such Lenders then outstanding aggregates more than fifty percent (50%) of the total principal amount of all of the Loans (excluding the Swing Loans), Reimbursement Obligations and Letter of Credit Borrowings of all of the Complying Lenders then outstanding.
          Required Share shall have the meaning specified in Section 4.1 [Settlement Date Procedures].
          Revolving Credit Commitment shall mean, as to any Lender at any time, the amount initially set forth opposite its name on Schedule 1.1(B) in the column labeled “Amount of Commitment for Revolving Credit Loans,” as such Commitment is thereafter assigned or modified and Revolving Credit Commitments shall mean the aggregate Revolving Credit Commitments of all of the Lenders.
          Revolving Credit Loan Request shall have the meaning specified in Section 2.4.1 [Revolving Credit Loan Requests].
          Revolving Credit Loans shall mean collectively and Revolving Credit Loan shall mean separately all Revolving Credit Loans or any Revolving Credit Loan made by the Lenders or one of the Lenders to the Borrowers pursuant to Section 2.1 [Revolving Credit and Swing Loan Commitments] or 2.10.3 [Disbursements, Reimbursement].
          Revolving Facility Usage shall mean at any time the sum of the outstanding Revolving Credit Loans and the Dollar Equivalent Amount of Letter of Credit Obligations.
          Settlement Dates shall mean any Business Day on which the Administrative Agent elects to effect settlement pursuant to Section 4.10.
          Solvent shall mean, with respect to any Person on a particular date, that on such date (i) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (ii) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, and (v) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
          Specified Dividend shall have the meaning specified in Section 7.2.2 [Dividends and Related Distributions].
          Standard & Poor’s shall mean Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and its successors.
          Standby Letter of Credit shall mean a Letter of Credit issued to support obligations of one or more of the Loan Parties, contingent or otherwise, which finance the working capital or business needs of the Loan Parties, but excluding any Letter of Credit (a) under which the stated amount of such Letter of Credit increases automatically over time or (b) that is a Commercial Letter of Credit.
          Statements shall have the meaning specified in Section 5.1.6(ii) [Historical Statements].

          Subsidiary of any Person at any time shall mean any corporation, trust, partnership, any limited liability company or other business entity (i) of which more than fifty percent (50%) of the outstanding voting securities or other interests normally entitled to vote for the election of one or more directors or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by such Person or one or more of such Person’s Subsidiaries, or (ii) which is controlled by such Person or one or more of such Person’s Subsidiaries.
          Subsidiary Equity Interests shall have the meaning specified in Section 5.1.2 [Subsidiaries and Owners; Investment Companies].
          Suretyship Portion shall have the meaning specified in Section 10.16 [Relative Priority of Security Interests; Limitation of Certain Liabilities].
          Swing Loan Commitment shall have the meaning specified in Section 2.1.2 [Swing Loans].
          Swing Loan Request shall have the meaning specified in Section 2.4.2 [Swing Loan Requests].
          Swing Loans shall mean PNC Bank’s commitment to make Swing Loans to the Borrowers pursuant to Section 2.1.2 [Swing Loans] hereof in an aggregate principal amount up to Twenty-Five Million and 00/100 Dollars ($25,000,000.00).
          Taxes shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Official Body, including any interest, additions to tax or penalties applicable thereto.
          TDYH shall have the meaning specified in the preamble of this Agreement.
          USA Patriot Act shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.
     1.2 Construction.
          Unless the context of this Agreement otherwise clearly requires, the following rules of construction shall apply to this Agreement and each of the other Loan Documents: (i) references to the plural include the singular, the plural, the part and the whole and the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”; (ii) the words “hereof,” “herein,” “hereunder,” “hereto” and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document as a whole; (iii) article, section, subsection, clause, schedule and exhibit references are to this Agreement or other Loan Document, as the case may be, unless otherwise specified; (iv) reference to any Person includes such Person’s successors and assigns; (v) reference to any agreement, including this Agreement and any other Loan Document together with the schedules and exhibits hereto or thereto, document or instrument means such agreement, document or instrument as amended, modified, replaced, substituted for, superseded or restated; (vi) relative to the determination of any period of time, “from” means “from and including,” “to” means “to but excluding,” and “through” means “through and including”; (vii) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (viii) section headings herein and in each other Loan Document are included for convenience and shall not affect the interpretation of this Agreement or such Loan Document, and (ix) unless otherwise specified, all references herein to times of day shall be references to Eastern Standard Time.
     1.3 Accounting Principles.
          Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP; provided, however, that all accounting terms used in Section 7.2 [Negative Covenants] (and all defined terms used in the definition of any accounting term used in Section 7.2 [Negative Covenants] shall have the meaning given to such terms (and defined terms) under GAAP as in effect on the date hereof applied on a basis consistent with those used in preparing the Statements referred to in Section 5.1.6(ii) [Historical Statements]. In the event of any change after the date hereof in GAAP, and if such change would result in the inability to determine compliance with the financial covenants set forth in Section 7.2 [Negative Covenants] based upon ATI’s regularly prepared financial statements by reason of the preceding sentence, then the parties hereto agree to endeavor, in good faith, to agree upon an amendment to this Agreement that would adjust such financial covenants in a manner that would not affect the substance thereof, but would allow compliance therewith to be determined in accordance with ATI’s financial statements at that time.
2 REVOLVING CREDIT AND SWING LOAN FACILITIES
     2.1 Revolving Credit and Swing Loan Commitments.
          2.1.1 Revolving Credit Loans.
          Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, each Lender severally agrees to make Revolving Credit Loans to the Borrowers at any time or from time to time on or after the date hereof to the Expiration Date; provided that after giving effect to each such Revolving Credit Loan (i) the aggregate amount of all Revolving Credit Loans from such Lender shall not exceed such Lender’s Revolving Credit Commitment minus such Lender’s Ratable Share of the Letter of Credit Obligations and (ii) the Revolving Facility Usage shall not exceed the Revolving Credit Commitments. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrowers may borrow, repay and reborrow pursuant to this Section 2.1.1 [Revolving Credit Loans].
          2.1.2 Swing Loans.
          Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, and in order to facilitate loans and repayments between

Settlement Dates, PNC Bank may, at its option, cancelable at any time for any reason whatsoever, make swing loans (the “Swing Loans”) to the Borrowers at any time or from time to time after the date hereof to, but not including, the Expiration Date, in an aggregate principal amount up to but not in excess of Twenty Five Million and 00/100 Dollars ($25,000,000.00) (the “Swing Loan Commitment”), provided that the aggregate principal amount of PNC Bank’s Swing Loans and the Revolving Credit Loans of all the Lenders and the Letter of Credit Obligations at any one time outstanding shall not exceed the Revolving Credit Commitments of all the Lenders. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrowers may borrow, repay and reborrow pursuant to this Section 2.1.2 [Swing Loans].
     2.2 Nature of Lenders’ Obligations with Respect to Revolving Credit Loans.
          Each Lender shall be obligated to participate in each request for Revolving Credit Loans pursuant to Section 2.4.1 [Revolving Credit Loan Requests] in accordance with its Ratable Share. The aggregate of each Lender’s Revolving Credit Loans outstanding hereunder to the Borrowers at any time shall never exceed its Revolving Credit Commitment minus its Ratable Share of the Letter of Credit Obligations. The obligations of each Lender hereunder are several. The failure of any Lender to perform its obligations hereunder shall not affect the Obligations of the Borrowers to any other party nor shall any other party be liable for the failure of such Lender to perform its obligations hereunder. The Lenders shall have no obligation to make Revolving Credit Loans hereunder on or after the Expiration Date.
     2.3 Commitment Fees.
          Accruing from the date hereof until the Expiration Date, the Borrowers agree to pay to the Administrative Agent for the account of each Lender, as consideration for such Lender’s Revolving Credit Commitment hereunder, a nonrefundable commitment fee (the “Commitment Fee”) equal to the Applicable Commitment Fee Rate (computed on the basis of a year of three hundred sixty five (365) or three hundred sixty six (366) days, as the case may be, and actual days elapsed) on the average daily difference between the amount of (i) such Lender’s Revolving Credit Commitment as the same may be constituted from time to time and the (ii) the sum of such Lender’s Revolving Credit Loans outstanding (for purposes of this computation, PNC Bank’s Swing Loans shall be deemed to be borrowed amounts under its Revolving Credit Commitment) plus its Ratable Share of Letter of Credit Obligations. All Commitment Fees shall be payable in arrears on each Payment Date.
     2.4 Revolving Credit Loan Requests; Swing Loan Requests.
          2.4.1 Revolving Credit Loan Requests.
          Except as otherwise provided herein, the Borrowers may from time to time prior to the Expiration Date request the Lenders to make Revolving Credit Loans, or renew or convert the Interest Rate Option applicable to existing Revolving Credit Loans pursuant to Section 3.2 [Interest Periods], by delivering to the Administrative Agent, not later than 12:00 noon, (i) three (3) Business Days prior to the proposed Borrowing Date with respect to the making of Revolving Credit Loans to which the LIBOR Rate Option applies or the date of conversion to or the renewal of the LIBOR Rate Option for any Loans; and (ii) one (1) Business Day prior to either the proposed Borrowing Date with respect to the making of a Revolving Credit Loan to which the Base Rate Option applies or the last day of the preceding Interest Period with respect to the conversion to the Base Rate Option for any Loan, of a duly completed request therefor substantially in the form of Exhibit 2.4.1 or a request by telephone immediately confirmed in writing by letter, facsimile or telex in such form (each, a “Revolving Credit Loan Request”), it being understood that the Administrative Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Loan Request shall be irrevocable and shall specify (i) the proposed Borrowing Date and (ii) the aggregate amount of the proposed Loans comprising each Borrowing Tranche, and, if applicable, the Interest Period, which amounts shall be in integral multiples of One Million and 00/100 Dollars ($1,000,000.00) and not less than Five Million and 00/100 Dollars ($5,000,000.00) for each Borrowing Tranche under the LIBOR Rate Option and not less than the lesser of One Million and 00/100 Dollars ($1,000,000.00) or the maximum amount available for Borrowing Tranches under the Base Rate Option.
          2.4.2 Swing Loan Requests.
          Except as otherwise provided herein, the Borrowers may from time to time prior to the Expiration Date request PNC Bank to make Swing Loans by delivery to PNC Bank not later than 1:00 p.m. on the proposed Borrowing Date of a duly completed request therefor substantially in the form of Exhibit 2.4.2 or a request by telephone immediately confirmed in writing by letter, facsimile or telex, in such form (each, a “Swing Loan Request”), it being understood that the Administrative Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Swing Loan Request shall be irrevocable and shall specify (i) the proposed Borrowing Date and (ii) the principal amount of such Swing Loan, which shall be in integral multiples of One Hundred Thousand and 00/100 Dollars ($100,000.00) and not less than Five Hundred Thousand and 00/100 Dollars ($500,000.00).
     2.5 Increase in Revolving Credit Commitments.
          2.5.1 Increasing Lenders and New Lenders.
          The Borrowers may, at any time and from time to time, request that (1) the current Lenders increase their Revolving Credit Commitments (any current Lender which elects to increase its Revolving Credit Commitment shall be referred to as an “Increasing Lender”) or (2) one or more new lenders (each, a “New Lender”) join this Agreement and provide a Revolving Credit Commitment hereunder, subject to the following terms and conditions:
               (i) No Obligation to Increase. No current Lender shall be obligated to increase its Revolving Credit Commitment and any increase in the Revolving Credit Commitment by any current Lender shall be in the sole discretion of such current Lender.
               (ii) Defaults. There shall exist no Events of Default or Potential Default on the effective date of such increase after giving effect to such increase.

               (iii) Aggregate Revolving Credit Commitments. After giving effect to such increase, the total Revolving Credit Commitments shall not exceed Five Hundred Million and 00/100 Dollars ($500,000,000.00).
               (iv) Minimum Revolving Credit Commitments. After giving effect to such increase, the amount of the Revolving Credit Commitments provided by each of the New Lenders and each of the Increasing Lenders shall be at least Twenty Five Million and 00/100 Dollars ($25,000,000.00).
               (v) Resolutions; Opinion. The Loan Parties shall deliver to the Administrative Agent on or before the effective date of such increase the following documents in a form reasonably acceptable to the Administrative Agent: (1) certifications of their corporate secretaries with attached resolutions certifying that the increase in the Revolving Credit Commitment has been approved by such Loan Parties, and (2) an opinion of counsel addressed to the Administrative Agent and the Lenders addressing the authorization and execution of the Loan Documents by, and enforceability of the Loan Documents against, the Loan Parties.
               (vi) Notes. The Borrowers shall execute and deliver (1) to each Increasing Lender a replacement revolving credit Note reflecting the new amount of such Increasing Lender’s Revolving Credit Commitment after giving effect to the increase (and the prior Note issued to such Increasing Lender shall be deemed to be terminated) and (2) to each New Lender a revolving credit Note reflecting the amount of such New Lender’s Revolving Credit Commitment.
               (vii) Approval of New Lenders. Any New Lender shall be subject to the approval of the Administrative Agent, which approval shall not be unreasonably withheld.
               (viii) Increasing Lenders. Each Increasing Lender shall confirm its agreement to increase its Revolving Credit Commitment pursuant to an acknowledgement in a form acceptable to the Administrative Agent, signed by it and the Borrowers and delivered to the Administrative Agent at least five (5) days before the effective date of such increase.
               (ix) New Lenders; Joinder. Each New Lender shall execute a lender joinder in form and substance satisfactory to the Administrative Agent pursuant to which such New Lender shall join and become a party to this Agreement and the other Loan Documents with a Revolving Credit Commitment in the amount set forth in such lender joinder.
          2.5.2 Treatment of Outstanding Loans and Letters of Credit.
               2.5.2.1 Repayment of Outstanding Loans; Borrowing of New Loans. On the effective date of such increase, the Borrowers shall repay all Loans then outstanding, subject to the Borrowers’ indemnity obligations under Section 4.9 [Indemnity]; provided that they may borrow new Loans with a Borrowing Date on such date. Each of the Lenders shall participate in any new Loans made on or after such date in accordance with their respective Ratable Shares after giving effect to the increase in Revolving Credit Commitments contemplated by this Section 2.5 [Increase in Revolving Credit Commitments].

               2.5.2.2 Outstanding Letters of Credit; Repayment of Outstanding Loans; Borrowing of New Loans. On the effective date of such increase, each Increasing Lender and each New Lender (i) will be deemed to have purchased a participation in each then outstanding Letter of Credit equal to its Ratable Share of such Letter of Credit and the participation of each other Lender in such Letter of Credit shall be adjusted accordingly and (ii) will acquire, (and will pay to the Administrative Agent, for the account of each Lender, in immediately available funds, an amount equal to) its Ratable Share of all outstanding Participation Advances.

2.6	Making Revolving Credit Loans and Swing Loans; Presumptions by the Administrative Agent; Repayment of Revolving Credit Loans; Repayment of Swing Loans.
          2.6.1 Making Revolving Credit Loans.
               The Administrative Agent shall, promptly after receipt by it of a Revolving Credit Loan Request pursuant to Section 2.4.1 [Revolving Credit Loan Requests], notify the Lenders of its receipt of such Revolving Credit Loan Request specifying the information provided by the Borrowers and the apportionment among the Lenders of the requested Revolving Credit Loans as determined by the Administrative Agent in accordance with Section 2.2 [Nature of Lenders’ Obligations with Respect to Revolving Credit Loans]. Each Lender shall remit the principal amount of each Revolving Credit Loan to the Administrative Agent such that the Administrative Agent is able to, and the Administrative Agent shall, to the extent the Lenders have made funds available to it for such purpose and subject to Section 6.2 [Each Loan or Letter of Credit], fund such Revolving Credit Loans to the Borrowers in U.S. Dollars and immediately available funds at the Principal Office prior to 2:00 p.m., on the applicable Borrowing Date; provided that if any Lender fails to remit such funds to the Administrative Agent in a timely manner, the Administrative Agent may elect in its sole discretion to fund with its own funds the Revolving Credit Loans of such Lender on such Borrowing Date, and such Lender shall be subject to the repayment obligation in Section 2.6.3 [Presumptions by the Administrative Agent].
          2.6.2 Making Swing Loans.
               So long as PNC Bank elects to make Swing Loans, PNC Bank shall, after receipt by it of a Swing Loan Request pursuant to Section 2.4.2 [Swing Loan Requests], fund such Swing Loan to the Borrowers in U.S. Dollars and immediately available funds at the Principal Office prior to 2:00 p.m. on the Borrowing Date.
          2.6.3 Presumptions by the Administrative Agent.
               Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Loan that such Lender will not make available to the Administrative Agent such Lender’s share of such Loan, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.6.1 [Making Revolving Credit Loans] and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Loan available to the Administrative Agent, then the applicable Lender and the

Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by the Borrowers, the interest rate applicable to Loans under the Base Rate Option. If such Lender pays its share of the applicable Loan to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan. Any payment by the Borrowers shall be without prejudice to any claim the Borrowers may have against a Lender that shall have failed to make such payment to the Administrative Agent.
          2.6.4 Repayment of Revolving Credit Loans.
               The Borrowers shall repay the Revolving Credit Loans together with all outstanding interest thereon on the Expiration Date.
     2.7 Borrowings to Repay Swing Loans.
               PNC Bank may, at its option, exercisable at any time for any reason whatsoever, demand repayment of the Swing Loans, and each Lender shall make a Revolving Credit Loan in an amount equal to such Lender’s Ratable Share of the aggregate principal amount of the outstanding Swing Loans, plus, if PNC Bank so requests, accrued interest thereon, provided that no Lender shall be obligated in any event to make Revolving Credit Loans in excess of its Revolving Credit Commitment less its Ratable Share of the Letter of Credit Obligations. Revolving Credit Loans made pursuant to the preceding sentence shall bear interest at the Base Rate Option and shall be deemed to have been properly requested in accordance with Section 2.4.1 [Revolving Credit Loan Requests] without regard to any of the requirements of that provision. PNC Bank shall provide notice to the Lenders (which may be telephonic, written, or facsimile notice) that such Revolving Credit Loans are to be made under this Section 2.7 [Borrowings to Repay Swing Loans] and of the apportionment among the Lenders, and the Lenders shall be unconditionally obligated to fund such Revolving Credit Loans (whether or not the conditions specified in Section 2.4.1 [Revolving Credit Loan Requests] are then satisfied) by the time PNC Bank so requests, which shall not be earlier than 2:00 p.m. on the next Business Day after the date the Lenders receive such notice from PNC Bank.
     2.8 Notes.
               The Obligation of the Borrowers to repay the aggregate unpaid principal amount of the Revolving Credit Loans made to them by each Lender, together with interest thereon, shall be evidenced by a revolving credit Note, dated the Closing Date payable to the order of such Lender in a face amount equal to the Revolving Credit Commitment of such Lender. The Obligation of the Borrowers to repay the aggregate unpaid principal amount of the Swing Loans made to them by PNC Bank, together with interest thereon, shall be evidenced by a swing Note, dated the Closing Date payable to the order of PNC Bank in a face amount equal to the Swing Loan Commitment.

     2.9 Use of Proceeds.
          The proceeds of the Loans shall be used (i) to provide working capital, and (ii) for general corporate purposes, including but not limited to payment of dividends, repurchase of stock, repurchase, retirement or repayment of outstanding indebtedness, Permitted Acquisitions, capital expenditures, and contributions to pension plans and voluntary employee benefit associations.
     2.10 Letter of Credit Subfacility.
          2.10.1 Issuance of Letters of Credit.
               Borrowers may at any time prior to the Expiration Date request the issuance of a letter of credit (each a “Letter of Credit”) on behalf of either Borrower or another Loan Party, or the amendment or extension of an existing Letter of Credit, by delivering or having such other Loan Party deliver to the Issuing Lender (with a copy to the Administrative Agent) a completed application and agreement for letters of credit, or request for such amendment or extension, as applicable, in such form as the Issuing Lender may specify from time to time by no later than 10:00 a.m. at least five (5) Business Days, or such shorter period as may be agreed to by the Issuing Lender, in advance of the proposed date of issuance. Each Letter of Credit shall be either a Standby Letter of Credit or a Commercial Letter of Credit. Promptly after receipt of any Letter of Credit application, the Issuing Lender shall confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit application and if not, such Issuing Lender will provide Administrative Agent with a copy thereof. Unless the Issuing Lender has received notice from any Lender, Administrative Agent or any Loan party, at least one day prior to the requested date of issuance, amendment or extension of the applicable Letter of Credit, that one or more applicable conditions in Section 6 [Conditions of Lending and Issuance of Letters of Credit] is not satisfied, then, subject to the terms and conditions hereof and in reliance on the agreements of the other Lenders set forth in this Section 2.10 [Letter of Credit Subfacility], the Issuing Lender or any of the Issuing Lender’s Affiliates will issue a Letter of Credit, which may be denominated in either Dollars or an Optional Currency, or agree to such amendment or extension, provided that each Letter of Credit shall in no event expire later than the Expiration Date and provided further that in no event shall (i) the Dollar Equivalent amount of Letter of Credit Obligations exceed, at any one time, Two Hundred Million and 00/100 Dollars ($200,000,000.00) (the “Letter of Credit Sublimit”) or (ii) the Revolving Facility Usage exceed, at any one time, the Revolving Credit Commitments. Each request by the Borrowers for the issuance, amendment or extension of a Letter of Credit shall be deemed to be a representation by the Borrowers that they shall be in compliance with the preceding sentence and with Section 6 [Conditions of Lending and Issuance of Letters of Credit] after giving effect to the requested issuance, amendment or extension of such Letter of Credit. Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to the beneficiary thereof, the applicable Issuing Lender will also deliver to Borrowers and Administrative Agent a true and complete copy of such Letter of Credit or amendment. Each of the Existing Letters of Credit shall be deemed to have been issued hereunder on the Closing Date by PNC Bank as the Issuing Lender. Each of the Existing Letters of Credit shall be deemed to be a Letter of Credit for all purposes of this Agreement.

          2.10.2 Letter of Credit Fees.
               The Borrowers shall pay in Dollars (i) to the Administrative Agent for the ratable account of the Lenders a fee (the “Letter of Credit Fee”) equal to the Applicable Letter of Credit Fee Rate, and (ii) to the Issuing Lender for its own account a fronting fee equal to one hundred twenty five thousandths of one percent (0.125%) per annum (in each case computed on the basis of a year of three hundred sixty five (365) or three hundred sixty six (366) days, as applicable, and actual days elapsed), which fees shall be computed on the daily average Dollar Equivalent amount of Letter of Credit Obligations and shall be payable quarterly in arrears on each Payment Date in Dollars following issuance of each Letter of Credit. The Borrowers shall also pay in Dollars to the Issuing Lender for the Issuing Lender’s sole account the Issuing Lender’s then in effect customary fees and administrative expenses payable with respect to the Letters of Credit as the Issuing Lender may generally charge or incur from time to time in connection with the issuance, maintenance, amendment (if any), assignment or transfer (if any), negotiation, and administration of Letters of Credit.
          2.10.3 Disbursements, Reimbursement.
               Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Lender a participation in such Letter of Credit and each drawing thereunder in an amount equal to such Lender’s Ratable Share of the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively.
               2.10.3.1 In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Issuing Lender will promptly notify the Borrowers and the Administrative Agent thereof. Provided that it shall have received such notice, the Borrowers shall reimburse (such obligation to reimburse the Issuing Lender shall sometimes be referred to as a “Reimbursement Obligation”) the Issuing Lender in Dollars prior to 12:00 noon time on each date that an amount is paid by the Issuing Lender under any Letter of Credit (each such date, a “Drawing Date”) by paying to the Administrative Agent for the account of the Issuing Lender an amount equal to the Dollar Equivalent amount so paid by the Issuing Lender. In the event the Borrowers fail to reimburse the Issuing Lender (through the Administrative Agent) for the full Dollar Equivalent amount of any drawing under any Letter of Credit by 12:00 noon on the Drawing Date, the Administrative Agent will promptly notify each Lender thereof, and the Borrowers shall be deemed to have requested that Revolving Credit Loans be made by the Lenders in Dollars under the Base Rate Option to be disbursed on the Drawing Date under such Letter of Credit, subject to the amount of the unutilized portion of the Revolving Credit Commitment and subject to the conditions set forth in Section 6.2 [Each Additional Loan] other than any notice requirements. Any notice given by the Administrative Agent or Issuing Lender pursuant to this Section 2.10.3.1 may be oral if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
               2.10.3.2 Each Lender shall upon any notice pursuant to Section 2.10.3.1 make available to the Administrative Agent for the account of the Issuing Lender an amount in Dollars in immediately available funds equal to its Ratable Share of the Dollar Equivalent amount of the drawing, whereupon the participating Lenders shall (subject to Section 2.10.3 [Disbursement; Reimbursement]) each be deemed to have made a Revolving Credit Loan in Dollars under the Base Rate Option to the Borrowers in that amount. If any Lender so notified fails to make available in Dollars to the Administrative Agent for the account of the Issuing Lender the amount of such Lender’s Ratable Share of such Dollar Equivalent amount by no later than 2:00 p.m. on the Drawing Date, then interest shall accrue on such Lender’s obligation to make such payment, from the Drawing Date to the date on which such Lender makes such payment (i) at a rate per annum equal to the Federal Funds Effective Rate during the first three (3) days following the Drawing Date and (ii) at a rate per annum equal to the rate applicable to Loans under the Revolving Credit Base Rate Option on and after the fourth (4th) day following the Drawing Date. The Administrative Agent and the Issuing Lender will promptly give notice (as described in Section 2.10.3.1 above) of the occurrence of the Drawing Date, but failure of the Administrative Agent or the Issuing Lender to give any such notice on the Drawing Date or in sufficient time to enable any Lender to effect such payment on such date shall not relieve such Lender from its obligation under this Section 2.10.3.2.
               2.10.3.3 With respect to any unreimbursed drawing that is not converted into Revolving Credit Loans under the Base Rate Option to the Borrowers in whole or in part as contemplated by Section 2.10.3.1, because of the Borrowers’ failure to satisfy the conditions set forth in Section 6.2 [Each Additional Loan] other than any notice requirements, or for any other reason, the Borrowers shall be deemed to have incurred from the Issuing Lender a borrowing (each a “Letter of Credit Borrowing”) in Dollars equal to the Dollar Equivalent amount of such drawing. Such Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate per annum applicable to the Revolving Credit Loans under the Base Rate Option. Each Lender’s payment to the Administrative Agent for the account of the Issuing Lender pursuant to Section 2.10.3 [Disbursements, Reimbursement] shall be deemed to be a payment in respect of its participation in such Letter of Credit Borrowing (each a “Participation Advance”) from such Lender in satisfaction of its participation obligation under this Section 2.10.3.3.
          2.10.4 Repayment of Participation Advances.
               2.10.4.1 Upon (and only upon) receipt by the Administrative Agent for the account of the Issuing Lender of immediately available funds from the Borrowers (i) in reimbursement of any payment made by the Issuing Lender under the Letter of Credit with respect to which any Lender has made a Participation Advance to the Administrative Agent, or (ii) in payment of interest on such a payment made by the Issuing Lender under such a Letter of Credit, the Administrative Agent on behalf of the Issuing Lender will pay to each Lender, in the same funds as those received by the Administrative Agent, the amount of such Lender’s Ratable Share of such funds, except the Administrative Agent shall retain for the account of the Issuing Lender the amount of the Ratable Share of such funds of any Lender that did not make a Participation Advance in respect of such payment by the Issuing Lender.
               2.10.4.2 If the Administrative Agent is required at any time to return to any Loan Party, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of any payment made by any Loan Party to the Administrative Agent for the account of the Issuing Lender pursuant to this Section 2.10.4.2 in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each Lender shall, on demand of the Administrative Agent, forthwith return to the Administrative Agent for the account of the Issuing Lender the amount of its Ratable Share of any amounts so returned by the Administrative Agent plus interest thereon from the date such demand is made to the date such amounts are returned by such Lender to the Administrative Agent, at a rate per annum equal to the Federal Funds Effective Rate in effect from time to time.
          2.10.5 Documentation.
               Each Loan Party agrees to be bound by the terms of the Issuing Lender’s application and agreement for letters of credit and the Issuing Lender’s written regulations and customary practices relating to letters of credit, though such interpretation may be different from such Loan Party’s own. In the event of a conflict between such application or agreement and this Agreement, this Agreement shall govern. It is understood and agreed that, except in the case of gross negligence or willful misconduct, the Issuing Lender shall not be liable for any error, negligence and/or mistakes, whether of omission or commission, in following any Loan Party’s instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto.
          2.10.6 Determinations to Honor Drawing Requests.
               In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, the Issuing Lender shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit.
          2.10.7 Nature of Participation and Reimbursement Obligations.
               Each Lender’s obligation in accordance with this Agreement to make the Revolving Credit Loans or Participation Advances, as contemplated by Section 2.10.3 [Disbursements, Reimbursement], as a result of a drawing under a Letter of Credit, and the Obligations of the Borrowers to reimburse the Issuing Lender upon a draw under a Letter of Credit, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Section 2.10 [Letter of Credit Subfacility] under all circumstances, including the following circumstances:
               (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Issuing Lender or any of its Affiliates, the Borrowers or any other Person for any reason whatsoever, or which any Loan Party may have against the Issuing Lender or any of its Affiliates, any Lender or any other Person for any reason whatsoever;
               (ii) the failure of any Loan Party or any other Person to comply, in connection with a Letter of Credit Borrowing, with the conditions set forth in Section 2.1.1 [Revolving Credit Commitments], 2.4.1 [Revolving Credit Loan Requests], 2.6.1 [Making Revolving Credit Loans] or 6.2 [Each Loan or Letter of Credit] or as otherwise set forth in this Agreement for the making of a Revolving Credit Loan, it being acknowledged that such conditions are not required for the making of a Letter of Credit Borrowing and the obligation of the Lenders to make Participation Advances under Section 2.10.3 [Disbursements, Reimbursement];
               (iii) any lack of validity or enforceability of any Letter of Credit;
               (iv) any claim of breach of warranty that might be made by any Loan Party or any Lender against any beneficiary of a Letter of Credit, or the existence of any claim, set-off, recoupment, counterclaim, crossclaim, defense or other right which any Loan Party or any Lender may have at any time against a beneficiary, successor beneficiary any transferee or assignee of any Letter of Credit or the proceeds thereof (or any Persons for whom any such transferee may be acting), the Issuing Lender or its Affiliates or any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between any Loan Party or Subsidiaries of a Loan Party and the beneficiary for which any Letter of Credit was procured);
               (v) the lack of power or authority of any signer of (or any defect in or forgery of any signature or endorsement on) or the form of or lack of validity, sufficiency, accuracy, enforceability or genuineness of any draft, demand, instrument, certificate or other document presented under or in connection with any Letter of Credit, or any fraud or alleged fraud in connection with any Letter of Credit, or the transport of any property or provision of services relating to a Letter of Credit, in each case even if the Issuing Lender or any of its Affiliates has been notified thereof;
               (vi) payment by the Issuing Lender or any of its Affiliates under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;
               (vii) the solvency of, or any acts or omissions by, any beneficiary of any Letter of Credit, or any other Person having a role in any transaction or obligation relating to a Letter of Credit, or the existence, nature, quality, quantity, condition, value or other characteristic of any property or services relating to a Letter of Credit;
               (viii) any failure by the Issuing Lender or any of its Affiliates to issue any Letter of Credit in the form requested by any Loan Party, unless the Issuing Lender has received written notice from such Loan Party of such failure within three (3) Business Days after the Issuing Lender shall have furnished such Loan Party and the Administrative Agent a copy of such Letter of Credit and such error is material and no drawing has been made thereon prior to receipt of such notice;
               (ix) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of any Loan Party or Subsidiaries of a Loan Party;
               (x) any breach of this Agreement or any other Loan Document by any party thereto;
               (xi) the occurrence or continuance of an Insolvency Proceeding with respect to any Loan Party;

               (xii) the fact that an Event of Default or a Potential Default shall have occurred and be continuing;
               (xiii) the fact that the Expiration Date shall have passed or this Agreement or the Commitments hereunder shall have been terminated; and
               (xiv) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.
          2.10.8 Indemnity.
               The Loan Parties hereby agree to protect, indemnify, pay and save harmless the Issuing Lender and any of its Affiliates that has issued a Letter of Credit from and against any and all claims, demands, liabilities, damages, taxes, penalties, interest, judgments, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which the Issuing Lender or any of its Affiliates may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit, other than as a result of (A) the gross negligence or willful misconduct of the Issuing Lender as determined by a final non-appealable judgment of a court of competent jurisdiction or (B) the wrongful dishonor by the Issuing Lender or any of Issuing Lender’s Affiliates of a proper demand for payment made under any Letter of Credit, except if such dishonor resulted from any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority.
          2.10.9 Liability for Acts and Omissions.
               As between any Loan Party and the Issuing Lender, or the Issuing Lender’s Affiliates, such Loan Party assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Issuing Lender shall not be responsible for any of the following, including any losses or damages to any Loan Party or other Person or property relating therefrom: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if the Issuing Lender or any of its Affiliates shall have been notified thereof); (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of any Loan Party against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among any Loan Party and any beneficiary of any Letter of Credit or any such transferee; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, electronic mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Issuing Lender or any of its Affiliates, as applicable, including any act or omission of any governmental authority, and none of the above shall affect or impair, or prevent the vesting of, any of the Issuing Lender’s or any of its Affiliates rights or powers hereunder. Nothing in the preceding sentence shall relieve the Issuing Lender from liability for the Issuing Lender’s gross negligence or willful misconduct in connection with actions or omissions described in such clauses (i) through (viii) of such sentence. In no event shall the Issuing Lender or any of its Affiliates be liable to any Loan Party for any indirect, consequential, incidental, punitive, exemplary or special damages or expenses (including without limitation attorneys’ fees), or for any damages resulting from any change in the value of any property relating to a Letter of Credit.
               Without limiting the generality of the foregoing, the Issuing Lender and each of its Affiliates (i) may rely on any oral or other communication believed in good faith by the Issuing Lender or such Affiliate to have been authorized or given by or on behalf of the applicant Loan Party for a Letter of Credit, (ii) may honor any presentation if the documents presented appear on their face substantially to comply with the terms and conditions of the relevant Letter of Credit; (iii) may honor a previously dishonored presentation under a Letter of Credit, whether such dishonor was pursuant to a court order, to settle or compromise any claim of wrongful dishonor, or otherwise, and shall be entitled to reimbursement to the same extent as if such presentation had initially been honored, together with any interest paid by the Issuing Lender or its Affiliate; (iv) may honor any drawing that is payable upon presentation of a statement advising negotiation or payment, upon receipt of such statement (even if such statement indicates that a draft or other document is being delivered separately), and shall not be liable for any failure of any such draft or other document to arrive, or to conform in any way with the relevant Letter of Credit; (v) may pay any paying or negotiating bank claiming that it rightfully honored under the laws or practices of the place where such bank is located; and (vi) may settle or adjust any claim or demand made on the Issuing Lender or its Affiliate in any way related to any order issued at the applicant’s request to an air carrier, a letter of guarantee or of indemnity issued to a carrier or any similar document (each an “Order”) and honor any drawing in connection with any Letter of Credit that is the subject of such Order, notwithstanding that any drafts or other documents presented in connection with such Letter of Credit fail to conform in any way with such Letter of Credit.
               In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by the Issuing Lender or any of its Affiliates under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put the Issuing Lender or any of its Affiliates under any resulting liability to the Borrowers or any Lender.
          2.10.10 Issuing Lender Reporting Requirements.
               Each Issuing Lender shall, on the first business day of each month, provide to Administrative Agent and Borrowers a schedule of the Letters of Credit issued by it, in form and substance satisfactory to Administrative Agent, showing the date of issuance of each Letter of Credit, the account party, the type of currency, the original face amount (if any), and the expiration date of any Letter of Credit outstanding at any time during the preceding month, and any other information relating to such Letter of Credit that the Administrative Agent may request.
          2.10.11 Currency Fluctuations.
               If on any Computation Date the aggregate balance of outstanding Revolving Credit Loans and the Dollar Equivalent amount of Letter of Credit Obligations is in excess of the Commitments as a result of a change in exchange rates between one (1) or more Optional Currencies and Dollars, then the Administrative Agent shall notify the Borrowers of the same. The Borrowers shall pay or prepay the Loans (subject to Borrowers’ indemnity obligations under Section 4.9 [Indemnity]) within one (1) Business Day after receiving such notice such that the aggregate balance of outstanding Revolving Credit Loans and the Dollar Equivalent amount of Letter of Credit Obligations shall not exceed the Commitments after giving effect to such payments or prepayments.
          2.10.12 Periodic Computations of Dollar Equivalent Amount of Letter of Credit Obligations; Requests for Additional Optional Currencies.
               The Administrative Agent will determine the Dollar Equivalent amount of (i) proposed Letters of Credit to be denominated in an Optional Currency as of the requested date of issuance, as the case may be, and (ii) Letter of Credit Obligations with respect to Letters of Credit denominated in an Optional Currency as of the last Business Day of each month, (each such date under clauses (i) and (ii), a “Computation Date”). The Borrowers may deliver to the Administrative Agent a written request that Letters of Credit to be issued hereunder be permitted to be issued in any other lawful currency (other than Dollars), in addition to the currency specified in the definition of “Optional Currency” herein, provided that such currency must be freely convertible into Dollars. The Administrative Agent will promptly notify the Lenders of any such request. The Administrative Agent and each Lender may grant or accept such request in its sole discretion. The Administrative Agent will promptly notify the Borrowers of the acceptance or rejection by the Administrative Agent and each of the Lenders of the Borrowers’ request. The requested currency shall be approved as an Optional Currency hereunder only if the Administrative Agent and each of the Lenders approve the Borrowers’ request.
          2.10.13 Judgment Currency.
               (i) Currency Conversion Procedures for Judgments. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder or under a Note in any currency (the “Original Currency”) into another currency (the “Other Currency”), the parties hereby agree, to the fullest extent permitted by Law, that the rate of exchange used shall be that at which in accordance with normal banking procedures each Lender could purchase the Original Currency with the Other Currency after any premium and costs of exchange on the Business Day preceding that on which final judgment is given.
               (ii) Indemnity in Certain Events. The obligation of the Borrowers in respect of any sum due from the Borrowers to any Lender hereunder shall, notwithstanding any judgment in an Other Currency, whether pursuant to a judgment or otherwise, be discharged only to the extent that, on the Business Day following receipt by any Lender of any sum adjudged to be so due in such Other Currency, such Lender may in accordance with normal banking procedures purchase the Original Currency with such Other Currency. If the amount of the Original Currency so purchased is less than the sum originally due to such Lender in the Original Currency, the Borrowers agree, as a separate obligation and notwithstanding any such judgment or payment, to indemnify such Lender against such loss.
3 INTEREST RATES
     3.1 Interest Rate Options.
          The Borrowers shall pay interest in respect of the outstanding unpaid principal amount of the Loans as selected by them from the Base Rate Option or LIBOR Rate Option set forth below applicable to the Loans, it being understood that, subject to the provisions of this Agreement, the Borrowers may select different Interest Rate Options and different Interest Periods to apply simultaneously to the Loans comprising different Borrowing Tranches and may convert to or renew one or more Interest Rate Options with respect to all or any portion of the Loans comprising any Borrowing Tranche; provided that there shall not be at any one time outstanding more than eight (8) Borrowing Tranches in the aggregate among all of the Loans (including a Borrowing Tranche to which the Base Rate Option Applies); provided that only the Base Rate or such other interest rates as PNC Bank and the Borrowers may agree to from time to time shall apply to the Swing Loans; and provided further that if an Event of Default or Potential Default exits and is continuing, the Borrowers may not request, convert to, or renew the LIBOR Rate Option for any Loans and the Required Lenders may demand that all existing Borrowing Tranches bearing interest under the LIBOR Rate Option shall be converted immediately to the Base Rate Option, subject to the obligation of the Borrowers to pay any indemnity under Section 4.9 [Indemnity] in connection with such conversion. If at any time the designated rate applicable to any Loan made by any Lender exceeds such Lender’s highest lawful rate, the rate of interest on such Lender’s Loan shall be limited to such Lender’s highest lawful rate. Notwithstanding any provisions to the contrary contained in this Agreement or any other Loan Document, the Borrowers shall not be required to pay, and the Lenders shall not be permitted to collect, any amount of interest in excess of the maximum amount of interest permitted by applicable Law (“Excess Interest”). If any Excess Interest is provided for or determined by a court of competent jurisdiction to have been provided for in this Agreement or in any other Loan Document, then, in such event: (1) the provisions of this subsection shall govern and control; (2) the Borrowers shall not be obligated to pay any Excess Interest; (3) any Excess Interest that the Lenders may have received hereunder shall be, at the option of the Required Lenders, (a) applied as a credit against the outstanding principal balance of the Obligations or accrued and unpaid interest (not to exceed the maximum amount permitted by Law), (b) refunded to the payor thereof, or (c) any combination of the foregoing; (4) the interest rates provided for herein shall be automatically reduced to the maximum lawful rate allowed from time to time under applicable Law, and this Agreement and the other Loan Documents shall be deemed to have been and shall be reformed and modified to reflect such reduction; and (5) the Borrowers shall have no action against the Administrative Agent or any Lender for any damages arising out of the payment or collection of any Excess Interest (other than to enforce this Section 3.1 [Interest Rate Options]).

          3.1.1 Revolving Credit Interest Rate Options.
               The Borrowers shall have the right to select from the following Interest Rate Options applicable to the Revolving Credit Loans (subject to the provisions above regarding Swing Loans):
               (i) Revolving Credit Base Rate Option: A fluctuating rate per annum (computed on the basis of a year of three hundred sixty five (365) or three hundred sixty six (366) days, as the case may be, and actual days elapsed) equal to the Base Rate plus the Applicable Margin, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate; or
               (ii) Revolving Credit LIBOR Rate Option: A rate per annum (computed on the basis of a year of three hundred sixty (360) days and actual days elapsed) equal to the LIBOR Rate plus the Applicable Margin.
          3.1.2 Swing Loan Interest Rate.
               Each Swing Loan shall bear interest at a rate per annum equal to (i) the Base Rate (computed on the basis of a year of three hundred sixty five (365) or three hundred sixty six (366) days, as the case may be, and actual days elapsed), such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate or (ii) such other interest rates (computed on the basis of a year of three hundred sixty (360), three hundred sixty five (365) or three hundred sixty six (366) days, as PNC may determine) as PNC Bank and the Borrowers may agree to from time to time.
          3.1.3 Rate Quotations.
               The Borrowers may call the Administrative Agent on or before the date on which a Loan Request is to be delivered to receive an indication of the interest rates and the applicable currency exchange rates then in effect, but it is acknowledged that such projection shall not be binding on the Administrative Agent or the Lenders nor affect the rate of interest or the calculation of Equivalent Amounts which thereafter are actually in effect when the election is made.
     3.2 Interest Periods.
          At any time when the Borrowers shall select, convert to or renew a LIBOR Rate Option, the Borrowers shall notify the Administrative Agent thereof at least three (3) Business Days prior to the effective date of such LIBOR Rate Option by delivering a Loan Request. The notice shall specify an Interest Period during which such Interest Rate Option shall apply. Notwithstanding the preceding sentence, the following provisions shall apply to any selection of, renewal of, or conversion to a LIBOR Rate Option:

          3.2.1 Amount of Borrowing Tranche.
               Each Borrowing Tranche of Loans under the LIBOR Rate Option shall be in integral multiples of One Million and 00/100 Dollars ($1,000,000.00) and not less than Five Million and 00/100 Dollars ($5,000,000.00); and
          3.2.2 Renewals.
               In the case of the renewal of a LIBOR Rate Option at the end of an Interest Period, the first day of the new Interest Period shall be the last day of the preceding Interest Period, without duplication in payment of interest for such day.
     3.3 Interest After Default.
          To the extent permitted by Law, upon the occurrence of an Event of Default and until such time such Event of Default shall have been cured or waived:
          3.3.1 Interest Rate.
               The rate of interest for each Loan otherwise applicable pursuant to Section 3.1 [Interest Rate Options], shall bear interest at a rate per annum equal to the sum of the rate of interest applicable under the Base Rate Option plus an additional two percent (2.0%) per annum, each Borrowing Tranche to which the LIBOR Rate Option applies shall automatically convert to the Base Rate Option at the end of the applicable Interest Period and no Loans may be made as, renewed as or converted into a Borrowing Tranche to which the LIBOR Rate Option applies;
          3.3.2 Letter of Credit Fees.
               The Letter of Credit Fees otherwise applicable pursuant to Section 2.10.2 [Letter of Credit Fees], shall be increased by two percent (2.0%) per annum;
          3.3.3 Other Obligations.
               Each other Obligation hereunder if not paid when due shall bear interest at a rate per annum equal to the sum of the rate of interest applicable under the Revolving Credit Base Rate Option plus an additional two percent (2.0%) per annum from the time such Obligation becomes due and payable and until it is paid in full; and
          3.3.4 Acknowledgment.
               The Borrowers acknowledge that the increase in rates referred to in this Section 3.3 reflects, among other things, the fact that such Loans or other amounts have become a substantially greater risk given their default status and that the Lenders are entitled to additional compensation for such risk; and all such interest shall be payable by Borrowers upon demand by Administrative Agent.

     3.4 LIBOR Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available.
          3.4.1 Unascertainable.
               If on any date on which a LIBOR Rate would otherwise be determined, the Administrative Agent shall have determined that:
               (i) adequate and reasonable means do not exist for ascertaining such LIBOR Rate, or
               (ii) a contingency has occurred which materially and adversely affects the London interbank eurodollar market relating to the LIBOR Rate, the Administrative Agent shall have the rights specified in Section 3.4.3 [Administrative Agent’s and Lender’s Rights].
          3.4.2 Illegality; Increased Costs; Deposits Not Available.
               If at any time any Lender shall have determined that:
               (i) the making, maintenance or funding of any Loan to which a LIBOR Rate Option applies has been made impracticable or unlawful by compliance by such Lender in good faith with any Law or any interpretation or application thereof by any Official Body or with any request or directive of any such Official Body (whether or not having the force of Law), or
               (ii) such LIBOR Rate Option will not adequately and fairly reflect the cost to such Lender of the establishment or maintenance of any such Loan, or
               (iii) after making all reasonable efforts, deposits of the relevant amount in Dollars for the relevant Interest Period for a Loan, or to banks generally, to which a LIBOR Rate Option applies, respectively, are not available to such Lender with respect to such Loan, or to banks generally, in the interbank eurodollar market, then the Administrative Agent shall have the rights specified in Section 3.4.3 [Administrative Agent’s and Lender’s Rights].
          3.4.3 Administrative Agent’s and Lender’s Rights.
               In the case of any event specified in Section 3.4.1 [Unascertainable] above, the Administrative Agent shall promptly so notify the Lenders and the Borrowers thereof, and in the case of an event specified in Section 3.4.2 [Illegality; Increased Costs; Deposits Not Available] above, such Lender shall promptly so notify the Administrative Agent and endorse a certificate to such notice as to the specific circumstances of such notice, and the Administrative Agent shall promptly send copies of such notice and certificate to the other Lenders and the Borrowers. Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of (A) the Lenders, in the case of such notice given by the Administrative Agent, or (B) such Lender, in the case of such notice given by such Lender, to allow the Borrowers to select, convert to or renew a LIBOR Rate Option shall be suspended until the Administrative Agent shall have later notified the Borrowers, or such Lender shall have later notified the Administrative Agent, of the Administrative Agent’s or such Lender’s, as the case may be, determination that the circumstances giving rise to such previous determination no longer exist. If at any time the Administrative Agent makes a determination under Section 3.4.1 [Unascertainable] and the Borrowers have previously notified the Administrative Agent of their selection of, conversion to or renewal of a LIBOR Rate Option and such Interest Rate Option has not yet gone into effect, such notification shall be deemed to provide for the selection of, conversion to or renewal of the Base Rate Option otherwise available with respect to such Loans. If any Lender notifies the Administrative Agent of a determination under Section 3.4.2 [Illegality; Increased Costs; Deposits Not Available], the Borrowers shall, subject to the Borrowers’ indemnification Obligations under 4.9 [Indemnity], as to any Loan of the Lender to which a LIBOR Rate Option applies, on the date specified in such notice either convert such Loan to the Base Rate Option otherwise available with respect to such Loan or prepay such Loan in accordance with Section 4.6 [Voluntary Prepayments]. Absent due notice from the Borrowers of conversion or prepayment, such Loan shall automatically be converted to the Base Rate Option otherwise available with respect to such Loan upon such specified date.
     3.5 Selection of Interest Rate Options.
          If the Borrowers fail to select a new Interest Period to apply to any Borrowing Tranche of Loans under the LIBOR Rate Option at the expiration of an existing Interest Period applicable to such Borrowing Tranche in accordance with the provisions of Section 3.2 [Interest Periods], the Borrowers shall be deemed to have converted such Borrowing Tranche to the Revolving Credit Base Rate Option commencing upon the last day of the existing Interest Period.
4 PAYMENTS
     4.1 Payments.
          All payments and prepayments to be made in respect of principal, interest, Commitment Fees, Letter of Credit Fees, Administrative Agent’s Fee or other fees or amounts due from the Borrowers hereunder shall be payable prior to 11:00 a.m. on the date when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrowers, and without set-off, counterclaim or other deduction of any nature, and an action therefor shall immediately accrue. Such payments shall be made to the Administrative Agent at the Principal Office for the account of PNC Bank with respect to the Swing Loans and for the ratable accounts of the Lenders with respect to the Revolving Credit Loans in U.S. Dollars and in immediately available funds, and the Administrative Agent shall promptly distribute such amounts to the Lenders, as applicable, in immediately available funds; provided that in the event payments are received by 11:00 a.m. by the Administrative Agent with respect to the Revolving Credit Loans and such payments are not distributed to the Lenders on the same day received by the Administrative Agent, the Administrative Agent shall pay the Lenders the Federal Funds Effective Rate with respect to the amount of such payments for each day held by the Administrative Agent and not distributed to the Lenders. The Administrative Agent’s and each Lender’s statement of account, ledger or other relevant record shall, in the absence of manifest error, be conclusive as the statement of the amount of principal of and interest on the Loans and other amounts owing under this Agreement and shall be deemed an “account stated.”
     4.2 Pro Rata Treatment of Lenders.
          Each borrowing of Revolving Credit Loans shall be allocated to each Lender according to its Ratable Share, and each selection of, conversion to or renewal of any Interest Rate Option and each payment or prepayment by the Borrowers with respect to principal or interest on the Revolving Credit Loans, Commitment Fees, Letter of Credit Fees, or other fees (except for the Administrative Agent’s Fee) or amounts due from the Borrowers hereunder to the Lenders with respect to the Revolving Credit Loans, shall (except as provided in Section 3.4.3 [Administrative Agent’s and Lender’s Rights] in the case of an event specified in Section 3.4 [LIBOR Rate Unascertainable; Etc.], 4.6.2 [Replacement of a Lender] or 4.7 [Increased Costs; Indemnity]) be made in proportion to the applicable Revolving Credit Loans outstanding from each Lender and, if no such Loans are then outstanding, in proportion to the Ratable Share of each Lender. Notwithstanding any of the foregoing, each borrowing or payment or pre-payment by the Borrowers of principal, interest, fees or other amounts from the Borrowers with respect to Swing Loans shall be made by or to PNC Bank according to Article 2 [Revolving Credit and Swing Loan Facilities]
     4.3 Sharing of Payments by Lenders.
          If any Lender shall, by exercising any right of setoff, counterclaim or banker’s lien, by receipt of voluntary payment, by realization upon security, or by any other non-pro rata source, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than its Ratable Share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:
               (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by Law (including court order) to be paid by the Lender or the holder making such purchase; and
               (ii) the provisions of this Section 4.3 shall not be construed to apply to (x) any payment made by the Loan Parties pursuant to and in accordance with the express terms of the Loan Documents or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or Participation Advances to any assignee or participant, other than to the Borrowers or any Subsidiary of a Borrower (as to which the provisions of this Section 4.3 shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Loan Party in the amount of such participation.
     4.4 Presumptions by Administrative Agent.
          Unless the Administrative Agent shall have received notice from the Borrowers prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Lender hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Lender, as the case may be, the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders or the Issuing Lender, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the Issuing Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
     4.5 Interest Payment Dates.
          Interest on Loans to which the Base Rate Option applies shall be due and payable in arrears on each Payment Date. Interest on Loans to which the LIBOR Rate Option applies shall be due and payable on the last day of each Interest Period for those Loans and, if such Interest Period is longer than three (3) Months, also on the 90th day of such Interest Period. Interest on the principal amount of each Loan or other monetary Obligation shall be due and payable on demand after such principal amount or other monetary Obligation becomes due and payable (whether on the stated Expiration Date, upon acceleration or otherwise).
     4.6 Voluntary Prepayments.
          4.6.1 Right to Prepay.
               The Borrowers shall have the right at its option from time to time to prepay the Loans in whole or part without premium or penalty (except as provided in Section 4.6.2 [Replacement of a Lender] below or in Section 4.7 [Increased Costs; Indemnity]):
               (i) at any time with respect to any Loan to which the Base Rate Option applies,
               (ii) on the last day of the applicable Interest Period with respect to Loans to which a LIBOR Rate Option applies, or

               (iii) on the date specified in a notice by any Lender pursuant to Section 3.4 [LIBOR Rate Unascertainable, Etc.] with respect to any Loan to which a LIBOR Rate Option applies.
               Whenever the Borrowers desire to prepay any part of the Loans, it shall provide a prepayment notice to the Administrative Agent by (a) 1:00 p.m. at least one (1) Business Day prior to the date of prepayment of Revolving Credit Loans to which the Base Rate Option applies, (b) 1:00 p.m. at least three (3) Business Days prior to the date of prepayment of Revolving Credit Loans to which the LIBOR Rate Option applies, and (c) 11:00 a.m. on the date of prepayment of Swing Loans, setting forth the following information:
               (x) the date, which shall be a Business Day, on which the proposed prepayment is to be made;
               (y) a statement indicating the application of the prepayment between the Swing Loans and the Revolving Credit Loans; and
               (z) the total principal amount of such prepayment, which (i) with respect to Revolving Credit Loans shall be in integral multiples of One Million and 00/100 Dollars ($1,000,000.00) and not less than Five Million and 00/100 Dollars ($5,000,000.00) for each Borrowing Tranche to which the LIBOR Rate Option applies and in integral multiples of One Million and 00/100 Dollars ($1,000,000.00) and not less than the lesser of Five Million and 00/100 Dollars ($5,000,000.00) or the outstanding principal amount or Revolving Credit Loans to which the Base Rate Option applies and (ii) with respect to Swing Loans, in integral multiples of One Hundred Thousand and 00/100 Dollars ($100,000.00) and not less than the lesser of Five Hundred Thousand and 00/100 Dollars ($500,000.00) or the outstanding principal amount of the Swing Loans.
               All prepayment notices shall be irrevocable. The principal amount of the Loans for which a prepayment notice is given, together with interest on such principal amount except with respect to Loans to which the Base Rate Option applies, shall be due and payable on the date specified in such prepayment notice as the date on which the proposed prepayment is to be made. Except as provided in Section 3.4.3 [Administrative Agent’s and Lender’s Rights], if the Borrowers prepay a Loan but fail to specify the applicable Borrowing Tranche which the Borrowers are prepaying, the prepayment shall be applied first to Loans to which the Base Rate Option applies, then to Loans to which the LIBOR Rate Option applies. Any prepayment hereunder shall be subject to the Borrowers’ Obligation to indemnify the Lenders under Section 4.9 [Indemnity]. All Hedging Contracts, if any, between any Borrower and any Lender or its Affiliates are independent agreements governed by the written provisions of said Hedging Contracts, which will remain in full force and effect, unaffected by any repayment, prepayment, acceleration, reduction, increase or change in the terms of this Agreement, except as otherwise expressly provided in said written Hedging Contracts, and any payoff statement from the Administrative Agent relating to this Agreement shall not apply to said Hedging Contracts except as otherwise expressly provided in such payoff statement.

          4.6.2 Replacement of a Lender.
               In the event any Lender (i) gives notice under Section 3.4 [LIBOR Rate Unascertainable, Etc.], (ii) requests compensation under Section 4.7 [Increased Costs], or requires the Borrowers to pay any additional amount to any Lender or any Official Body for the account of any Lender pursuant to Section 4.8 [Taxes], (iii) is a Non-Complying Lender or otherwise, (iv) becomes subject to the control of an Official Body (other than normal and customary supervision), or (v) is a Non-Consenting Lender referred to in Section 10.1 [Modifications, Amendments or Waivers] then in any such event the Borrowers may, at their sole expense, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.8 [Successors and Assigns]), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:
               (i) the Borrowers shall have paid to the Administrative Agent the assignment fee specified in Section 10.8 [Successors and Assigns];
               (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and Participation Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 4.9 [Indemnity]) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);
               (iii) in the case of any such assignment resulting from a claim for compensation under Section 4.7.1 [Increased Costs Generally] or payments required to be made pursuant to Section 4.8 [Taxes], such assignment will result in a reduction in such compensation or payments thereafter; and
               (iv) such assignment does not conflict with applicable Law.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.
     4.7 Increased Costs.
          4.7.1 Increased Costs Generally.
               If any Change in Law shall:
               (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the LIBOR Rate) or the Issuing Lender;

               (ii) subject any Lender or the Issuing Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Loan under the LIBOR Rate Option made by it, or change the basis of taxation of payments to such Lender or the Issuing Lender in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 4.8 [Taxes] and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or the Issuing Lender); or
               (iii) impose on any Lender, the Issuing Lender or the London interbank market any other condition, cost or expense affecting this Agreement or Loan under the LIBOR Rate Option made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan under the LIBOR Rate Option (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the Issuing Lender of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the Issuing Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the Issuing Lender, the Borrowers will pay to such Lender or the Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender, as the case may be, for such additional costs incurred or reduction suffered.
          4.7.2 Capital Requirements.
               If any Lender or the Issuing Lender determines that any Change in Law affecting such Lender or the Issuing Lender or any lending office of such Lender or such Lender’s or the Issuing Lender’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Lender’s capital or on the capital of such Lender’s or the Issuing Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Lender, to a level below that which such Lender or the Issuing Lender or such Lender’s or the Issuing Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Lender’s policies and the policies of such Lender’s or the Issuing Lender’s holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender or the Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender or such Lender’s or the Issuing Lender’s holding company for any such reduction suffered.
          4.7.3 Certificates for Reimbursement; Repayment of Outstanding Loans; Borrowing of New Loans.
               A certificate of a Lender or the Issuing Lender setting forth the amount or amounts necessary to compensate such Lender or the Issuing Lender or its holding company, as the case may be, as specified in Sections 4.7.1 [Increased Costs Generally] or 4.7.2 [Capital Requirements] and delivered to the Borrowers shall be conclusive absent manifest error. The

Borrowers shall pay such Lender or the Issuing Lender, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.
          4.7.4 Delay in Requests.
               Failure or delay on the part of any Lender or the Issuing Lender to demand compensation pursuant to this Section 4.7 shall not constitute a waiver of such Lender’s or the Issuing Lender’s right to demand such compensation, provided that the Borrowers shall not be required to compensate a Lender or the Issuing Lender pursuant to this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or the Issuing Lender, as the case may be, notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine (9) month period referred to above shall be extended to include the period of retroactive effect thereof).
     4.8 Taxes.
          4.8.1 Payments Free of Taxes.
               Any and all payments by or on account of any obligation of the Borrowers hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes; provided that if the Borrowers shall be required by applicable Law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrowers shall make such deductions and (iii) the Borrowers shall timely pay the full amount deducted to the relevant Official Body in accordance with applicable Law.
          4.8.2 Payment of Other Taxes by the Borrowers.
               Without limiting the provisions of Section 4.8.1 [Payments Free of Taxes] above, the Borrowers shall timely pay any Other Taxes to the relevant Official Body in accordance with applicable Law.
          4.8.3 Indemnification by the Loan Parties.
               The Loan Parties shall indemnify the Administrative Agent, each Lender and the Issuing Lender, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent, such Lender or the Issuing Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Official Body. A certificate as to the amount of such payment or liability delivered to the Loan Parties by a Lender or the Issuing Lender (with a copy to the Administrative Agent), or by the

Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Lender, shall be conclusive absent manifest error.
          4.8.4 Evidence of Payments.
               As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrowers to a Official Body, the Borrowers shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Official Body evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
          4.8.5 Status of Lenders.
               Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the Law of the jurisdiction in which the Borrowers are resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Borrowers (with a copy to the Administrative Agent), at the time or times prescribed by applicable Law or reasonably requested by the Borrowers or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by the Borrowers or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrowers or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.
               Without limiting the generality of the foregoing, in the event that the Borrowers are resident for tax purposes in the United States of America, any Foreign Lender shall deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrowers or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:
               (i) duly completed copies of IRS Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States of America is a party,
               (ii) duly completed copies of IRS Form W-8ECI,
               (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of each Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) duly completed copies of IRS Form W-8BEN, or
               (iv) any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrowers to determine the withholding or deduction required to be made.
     4.9 Indemnity.
          In addition to the compensation or payments required by Section 4.7 [Increased Costs] or Section 4.8 [Taxes], the Borrowers shall indemnify each Lender against all liabilities, losses or expenses (including loss of margin, any loss or expense incurred in liquidating or employing deposits from third parties and any loss or expense incurred in connection with funds acquired by a Lender to fund or maintain Loans subject to a LIBOR Rate Option) which such Lender sustains or incurs as a consequence of any
               (i) payment, prepayment, conversion or renewal of any Loan to which a LIBOR Rate Option applies on a day other than the last day of the corresponding Interest Period (whether or not such payment or prepayment is mandatory, voluntary or automatic and whether or not such payment or prepayment is then due),
               (ii) attempt by the Borrowers to revoke (expressly, by later inconsistent notices or otherwise) in whole or part any Loan Requests under Section 2.4 [Revolving Credit Loan Requests] or Section 3.2 [Interest Periods] or notice relating to prepayments under Section 4.6 [Voluntary Prepayments], or
               (iii) default by the Borrowers in the performance or observance of any covenant or condition contained in this Agreement or any other Loan Document, including any failure of the Borrowers to pay when due (by acceleration or otherwise) any principal, interest, Commitment Fee or any other amount due hereunder.
          If any Lender sustains or incurs any such loss or expense, it shall from time to time notify the Borrowers of the amount determined in good faith by such Lender (which determination may include such assumptions, allocations of costs and expenses and averaging or attribution methods as such Lender shall deem reasonable) to be necessary to indemnify such Lender for such loss or expense. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrowers to such Lender ten (10) Business Days after such notice is given.
     4.10 Settlement Date Procedures.
          In order to minimize the transfer of funds between the Lenders and the Administrative Agent, the Borrowers may borrow, repay and reborrow Swing Loans and PNC Bank may make Swing Loans as provided in Section 2.1.2 [Swing Loans] hereof during the period between Settlement Dates. Not later than 10:00 a.m. on each Settlement Date, the Administrative Agent shall notify each Lender of its Ratable Share of the total of the Revolving Credit Loans (each a “Required Share”). Prior to 2:00 p.m. on such Settlement Date, each Lender shall pay to the Administrative Agent the amount equal to the difference between its Required Share and its Revolving Credit Loans, and the Administrative Agent shall pay to each Lender its Ratable Share of all payments made by the Borrowers to the Administrative Agent with respect to the Revolving Credit Loans. The Administrative Agent shall also effect settlement in accordance with the foregoing sentence on the proposed Borrowing Dates for

Revolving Credit Loans and may at its option effect settlement on any other Business Day. These settlement procedures are established solely as a matter of administrative convenience, and nothing contained in this Section 4.10 [Settlement Date Procedures] shall relieve the Lenders of their obligations to fund Revolving Credit Loans on dates other than a Settlement Date pursuant to Section 2.1.1 [Revolving Credit Loans]. The Administrative Agent may at any time at its option for any reason whatsoever require each Lender to pay immediately to the Administrative Agent such Lender’s Ratable Share of the outstanding Revolving Credit Loans and each Lender may at any time require the Administrative Agent to pay immediately to such Lender its Ratable Share of all payments made by the Borrowers to the Administrative Agent with respect to the Revolving Credit Loans.
5 REPRESENTATIONS AND WARRANTIES
     5.1 Representations and Warranties.
          The Loan Parties, jointly and severally, represent and warrant to the Administrative Agent and each of the Lenders as follows:
          5.1.1 Organization and Qualification; Power and Authority; Compliance With Laws; Title to Properties; Event of Default.
               Each Loan Party and each Domestic Subsidiary of each Loan Party (i) is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (ii) has the lawful power to own or lease its properties and to engage in the business it presently conducts or proposes to conduct, (iii) is duly licensed or qualified and in good standing in each jurisdiction listed on Schedule 5.1.1 and in all other jurisdictions where the property owned or leased by it or the nature of the business transacted by it or both makes such licensing or qualification necessary, (iv) has full power to enter into, execute, deliver and carry out this Agreement and the other Loan Documents to which it is a party, to incur the Indebtedness contemplated by the Loan Documents and to perform its Obligations under the Loan Documents to which it is a party, and all such actions have been duly authorized by all necessary proceedings on its part, (v) is in compliance in all material respects with all applicable Laws (other than Environmental Laws which are specifically addressed in Section 5.1.13 [Environmental Matters]) in all jurisdictions in which any Loan Party or Domestic Subsidiary of any Loan Party is presently doing business except where the failure to do so would not constitute a Material Adverse Change, and (vi) has good and marketable title to or valid leasehold interest in all properties, assets and other rights which it purports to own or lease or which are reflected as owned or leased on its books and records, free and clear of all Liens and encumbrances except Permitted Liens. No Event of Default or Potential Default exists or is continuing.
          5.1.2 Subsidiaries and Owners; Investment Companies.
               Schedule 5.1.2 states (i) the name of each of ATI’s Subsidiaries, its jurisdiction of organization and the amount, percentage and type of equity interests in such Subsidiary (the “Subsidiary Equity Interests”), (ii) the name of each holder of an equity interest in each such Subsidiary, the percentage and type of such equity interest (the “ATI Equity

Interests”), and (iii) any options, warrants or other rights outstanding to purchase any such equity interests referred to in clause (i) or (iii) (collectively the “Equity Interests”). ATI and each Subsidiary of ATI has good and marketable title to all of the Subsidiary Equity Interests it purports to own, free and clear in each case of any Lien and all such Subsidiary Equity Interests have been validly issued, fully paid and nonassessable. None of the Loan Parties or Subsidiaries of any Loan Party is an “investment company” registered or required to be registered under the Investment Company Act of 1940 or under the “control” of an “investment company” as such terms are defined in the Investment Company Act of 1940 and shall not become such an “investment company” or under such “control.”
          5.1.3 Validity and Binding Effect.
               This Agreement and each of the other Loan Documents (i) has been duly and validly executed and delivered by each Loan Party, and (ii) constitutes, or will constitute, legal, valid and binding obligations of each Loan Party which is or will be a party thereto, enforceable against such Loan Party in accordance with its terms.
          5.1.4 No Conflict; Material Agreements; Consents.
               Neither the execution and delivery of this Agreement or the other Loan Documents by any Loan Party nor the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof by any of them will conflict with, constitute a default under or result in any breach of (i) the terms and conditions of the certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents of any Loan Party or (ii) any Law or any material agreement or instrument or order, writ, judgment, injunction or decree to which any Loan Party or any of its Domestic Subsidiaries is a party or by which it or any of its Domestic Subsidiaries is bound or to which it is subject, or result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of any Loan Party or any of its Domestic Subsidiaries (other than Liens granted under the Loan Documents). There is no default under such material agreement (referred to above) and none of the Loan Parties or their Domestic Subsidiaries is bound by any contractual obligation, or subject to any restriction in any organization document, or any requirement of Law which would constitute a Material Adverse Change. No consent, approval, exemption, order or authorization of, or a registration or filing with, any Official Body or any other Person is required by any Law or any agreement in connection with the execution, delivery and carrying out of this Agreement and the other Loan Documents.
          5.1.5 Litigation.
               Except as disclosed on Schedule 5.1.5, there are no actions, suits, proceedings or investigations pending or, to the knowledge of any Loan Party, threatened against such Loan Party or any Subsidiary of such Loan Party at law or in equity before any Official Body which individually or in the aggregate would constitute Material Adverse Change. None of the Loan Parties or any Subsidiaries of any Loan Party is in violation of any order, writ, injunction or any decree of any Official Body which would constitute Material Adverse Change.

          5.1.6 Financial Statements.
               (i) Projections. The annual income and cash flow projections of ATI and its Subsidiaries on a consolidated basis and its projected balance sheet for the fiscal years ending December 31, 2007 through December 31, 2011 (collectively, the “Projections”) were approved by the Chief Financial Officer of ATI, are based on underlying assumptions which provide a reasonable basis for the projections contained therein and reflect the Loan Parties’ judgment based on known circumstances existing on the date of this Agreement of the most likely set of conditions and course of action for the projected period (it being understood that such projections are subject to significant uncertainties and contingencies, many of which are beyond ATI’s control, and that no assurance can be given that the projections will be realized).
               (ii) Historical Statements. ATI has delivered to the Administrative Agent copies of its audited consolidated year-end financial statements for and as of the end of the fiscal year ended December 31, 2006. In addition, ATI has delivered to the Administrative Agent copies of its unaudited consolidated interim financial statements as of the end of the fiscal quarter ended March 31, 2007 (all such annual and interim statements being collectively referred to as the “Statements”). The Statements were compiled from the books and records maintained by ATI’s management, are correct and complete and fairly represent the consolidated financial condition of ATI and its Subsidiaries as of their dates and the results of operations for the fiscal periods then ended and have been prepared in accordance with GAAP consistently applied, subject (in the case of the interim statements) to normal year-end audit adjustments.
               (iii) Accuracy of Financial Statements. Neither ATI nor any Subsidiary of ATI has any liabilities, contingent or otherwise, or forward or long-term commitments that are not disclosed in the Statements or in the notes thereto, and except as disclosed therein there are no unrealized or anticipated losses from any commitments of ATI or any Subsidiary of ATI which would constitute a Material Adverse Change. Since December 31, 2006, no Material Adverse Change has occurred.
          5.1.7 Margin Stock.
               None of the Loan Parties or any Domestic Subsidiaries of any Loan Party engages or intends to engage principally, or as one of its important activities, in the business of extending credit for the purpose, immediately, incidentally or ultimately, of purchasing or carrying margin stock (within the meaning of Regulation U, T or X as promulgated by the Board of Governors of the Federal Reserve System). No part of the proceeds of any Loan has been or will be used, immediately, incidentally or ultimately, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or which is inconsistent with the provisions of the regulations of the Board of Governors of the Federal Reserve System. None of the Loan Parties or any Domestic Subsidiary of any Loan Party holds or intends to hold margin stock in such amounts that more than twenty five percent (25%) of the reasonable value of the assets of any Loan Party or Domestic Subsidiary of any Loan Party are or will be represented by margin stock.

          5.1.8 Full Disclosure.
               Neither this Agreement nor any other Loan Document, nor any certificate, statement, agreement or other documents furnished to the Administrative Agent or any Lender in connection herewith or therewith, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading. There is no fact known to any Loan Party which materially adversely affects the business, property, assets, financial condition or results of operations of any Loan Party or Subsidiary of any Loan Party which has not been set forth in this Agreement or in the certificates, statements, agreements or other documents furnished in writing to the Administrative Agent and the Lenders prior to or at the date hereof in connection with the transactions contemplated hereby.
          5.1.9 Taxes.
               All material federal, state, local and other tax returns required to have been filed with respect to each Loan Party and each Subsidiary of each Loan Party have been filed, and payment or adequate provision has been made for the payment of all material taxes, fees, assessments and other governmental charges which have or may become due pursuant to said returns or to assessments received, except to the extent that such taxes, fees, assessments and other charges are being contested in good faith by appropriate proceedings diligently conducted and for which such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made.
          5.1.10 Patents, Trademarks, Copyrights, Licenses, Etc.
               Each Loan Party and each Domestic Subsidiary of each Loan Party owns or possesses all the United States patents, United States registered trademarks, service marks, trade names, registered United States copyrights, licenses and registrations (the “Intellectual Property”) reasonably necessary to own and operate its properties and to carry on its business as presently conducted and planned to be conducted by such Loan Party or Domestic Subsidiary, except where such failure would not constitute a Material Adverse Change. The Loan Parties are not aware of any actual or alleged objections or challenges to the Intellectual Property, except where such objections, challenges or alleged infringement would not constitute a Material Adverse Change.
          5.1.11 Insurance.
               The properties of each Loan Party and each of its Subsidiaries are insured pursuant to policies and other bonds which are valid and in full force and effect and which provide adequate coverage from reputable and financially sound insurers in amounts sufficient to insure the assets and risks of each such Loan Party and Subsidiary in accordance with prudent business practice in the industry of such Loan Parties and Subsidiaries.
          5.1.12 ERISA Compliance.
               (i) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of ATI and the Borrowers, nothing has occurred which would prevent, or cause the loss of, such qualification. ATI, the Borrowers and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.
               (ii) Except as disclosed in Schedule 5.1.12, no ERISA Event has occurred or is reasonably expected to occur; (a) no Pension Plan has any unfunded pension liability (i.e. excess of benefit liabilities over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan for the applicable plan year); (b) none of ATI, any Borrower or any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (c) none of ATI, any Borrower or any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (d) none of ATI, any Borrower or any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 42t2(c) of ERISA.
          5.1.13 Environmental Matters.
               Each Loan Party is and, to the knowledge of each respective Loan Party and each of its Subsidiaries is and has been in compliance with applicable Environmental Laws except where such failure would not constitute a Material Adverse Change or except as disclosed on Schedule 5.1.13; provided that such matters so disclosed on such Schedule are not reasonably expected in the aggregate to result in a Material Adverse Change.
          5.1.14 Senior Debt Status.
               The Obligations of each Loan Party under this Agreement, the Notes, the Guaranty Agreements and each of the other Loan Documents to which any Loan Party is a party do rank and will rank at least pari passu in priority of payment with all other Indebtedness of such Loan Party except Indebtedness of such Loan Party to the extent secured by Permitted Liens.
          5.1.15 Solvency.
               After giving effect to the transactions contemplated by this Agreement and the Loan Documents and the making of Loans and issuance of Letters of Credit hereunder each Loan Party shall be Solvent.
     5.2 Updates to Schedules.
          Should any of the information or disclosures provided on any of the Schedules attached hereto become outdated or incorrect in any material respect, the Borrowers shall promptly provide the Administrative Agent in writing with such revisions or updates to such

Schedule as may be necessary or appropriate to update or correct same; provided, however, that no Schedule shall be deemed to have been amended, modified or superseded by any such correction or update, nor shall any breach of warranty or representation resulting from the inaccuracy or incompleteness of any such Schedule be deemed to have been cured thereby, unless and until the Required Lenders, in their sole and absolute discretion, shall have accepted in writing such revisions or updates to such Schedule.
6 CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT
     The obligation of each Lender to make Loans and of the Issuing Lender to issue Letters of Credit hereunder is subject to the performance by each of the Loan Parties of its Obligations to be performed hereunder at or prior to the making of any such Loans or issuance of such Letters of Credit and to the satisfaction of the following further conditions:
     6.1 First Loans and Letters of Credit.
          6.1.1 Deliveries.
               On the Closing Date, the Administrative Agent shall have received each of the following in form and substance satisfactory to the Administrative Agent:
               (i) A certificate of each of the Loan Parties signed by an Authorized Officer, dated the Closing Date stating that the Loan Parties are in compliance with each of their representations, warranties, covenants and conditions hereunder and no Event of Default or Potential Default exists and no Material Adverse Change has occurred since the date of the last audited financial statements of ATI and its Subsidiaries delivered to the Administrative Agent.
               (ii) A certificate dated the Closing Date and signed by the Secretary, an Assistant Secretary, Officer or Manager, as the case may be, of each of the Loan Parties, certifying as appropriate as to: (a) all action taken by each Loan Party in connection with this Agreement and the other Loan Documents; (b) the names of the Authorized Officers authorized to sign the Loan Documents and their true signatures; and (c) copies of its organizational documents as in effect on the Closing Date certified by the appropriate state official where such documents are filed in a state office together with certificates from the appropriate state officials as to the continued existence and good standing of each Loan Party in each state where organized or qualified to do business.
               (iii) A good standing certificate for each Loan Party dated not more than sixty (60) days prior to the Closing Date, issued by the Secretary of State or other appropriate official of each Loan Party’s jurisdiction of incorporation or formation, as the case may be, and each jurisdiction where the conduct of each Loan Party’s business activities or the ownership of its properties necessitates qualification;
               (iv) This Agreement and each of the other Loan Documents signed by an Authorized Officer.

               (v) A written opinion of counsel for the Loan Parties, dated the Closing Date for the benefit of the Administrative Agent and each Lender and in form and substance satisfactory to the Administrative Agent and its counsel.
               (vi) Evidence that adequate insurance required to be maintained under this Agreement is in full force and effect, in form and substance satisfactory to the Administrative Agent and its counsel.
               (vii) A duly completed Compliance Certificate as of March 31, 2007, signed by an Authorized Officer of ATI;
               (viii) All material consents required to effectuate the transactions contemplated hereby;
               (ix) Evidence that (i) no litigation, investigation or proceeding before or by any arbitrator or Official Body shall be continuing or threatened against any Loan Party or against the officers or directors of any Loan Party (A) in connection with the Loan Documents or any of the transactions contemplated thereby and which, in the reasonable opinion of Administrative Agent, is deemed material or (B) which could, in the reasonable opinion of Administrative Agent, constitute a Material Adverse Change; and (ii) no injunction, writ, restraining order or other order of any nature materially adverse to any Loan Party or the conduct of its business or inconsistent with the due consummation of the transactions contemplated by this Agreement shall have been issued by any Official Body;
               (x) A copy of the Projections;
               (xi) A Lien search in acceptable scope and with acceptable results (including results with respect to judgment and tax Lien searches to be provided after the Closing Date with respect to certain Loan Parties at certain additional (secondary) locations of such Loan Parties);
               (xii) Evidence that all necessary termination statements, release statements and other releases in connection with all Liens (other than Permitted Liens) have been filed or satisfactory arrangements have been made for such filing (including payoff letters, if applicable);
               (xiii) Evidence of the amount and nature of all contingent liabilities of the Loan Parties including tax, ERISA, employee retirement benefit and other contingent liabilities as more fully set forth on Schedule 5.1.12; and
               (xiv) Such other documents in connection with such transactions as the Administrative Agent or said counsel may reasonably request.
          6.1.2 Payment of Fees.
               The Borrowers shall have paid all fees payable on or before the Closing Date.

     6.2 Each Loan or Letter of Credit.
          At the time of making any Loans or issuing any Letters of Credit and after giving effect to the proposed extensions of credit: the representations and warranties of the Loan Parties shall then be true and correct in all material respects on and as of such date (except representations and warranties that expressly relate to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein), the Loan Parties shall have performed and complied with all covenants and conditions hereof and no Event of Default or Potential Default shall have occurred and be continuing; the making of the Loans or issuance of such Letter of Credit shall not contravene any Law applicable to any Loan Party or Subsidiary of any Loan Party or any of the Lenders; and the Borrowers shall have delivered to the Administrative Agent a duly executed and completed Loan Request or to the Issuing Lender an application for a Letter of Credit, as the case may be.
     7 COVENANTS
     The Loan Parties, jointly and severally, covenant and agree that until Payment in Full, the Loan Parties shall comply at all times with the following covenants:
     7.1 Affirmative Covenants.
          7.1.1 Preservation of Existence, Etc.
               Each Loan Party shall, and shall cause each of its Domestic Subsidiaries to, maintain its legal existence as a corporation, partnership or limited liability company, as the case may be, and its license or qualification and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary, except as otherwise expressly permitted in Section 7.2.3 [Liquidations, Mergers, Etc.].
          7.1.2 Payment of Liabilities, Including Taxes, Etc.
               Each Loan Party shall, and shall cause each of its Subsidiaries to, duly pay and discharge all liabilities to which it is subject or which are asserted against it, promptly as and when the same shall become due and payable, including all taxes, assessments and governmental charges upon it or any of its properties, assets, income or profits, prior to the date on which penalties attach thereto, except to the extent that such liabilities, including taxes, assessments or charges, are being contested in good faith and by appropriate and lawful proceedings diligently conducted and for which such reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made.
          7.1.3 Maintenance of Insurance.
               Each Loan Party shall, and shall cause each of its Subsidiaries to, insure its properties and assets against loss or damage by fire and such other insurable hazards as such assets are commonly insured (including fire, extended coverage, property damage, workers’ compensation, public liability and business interruption insurance) and against other risks (including errors and omissions) in such amounts as similar properties and assets are insured by prudent companies in similar circumstances carrying on similar businesses, and with reputable and financially sound insurers, including self-insurance to the extent customary, all as reasonably determined by the Administrative Agent. The Loan Parties shall comply with the covenants of such insurance policies.
          7.1.4 Maintenance of Properties and Leases.
               Each Loan Party shall, and shall cause each of its Domestic Subsidiaries to, maintain in good repair, working order and condition (ordinary wear and tear excepted) in accordance with the general practice of other businesses of similar character and size, all of those properties useful or necessary to its business, and from time to time, such Loan Party will make or cause to be made all appropriate repairs, renewals or replacements thereof.
          7.1.5 Visitation Rights.
               Each Loan Party shall, and shall cause each of its Domestic Subsidiaries to, permit any of the officers or authorized employees or representatives of the Administrative Agent or any of the Lenders to visit and inspect any of its properties and to examine and make excerpts from its books and records and discuss its business affairs, finances and accounts with its officers, all in such detail and at such times and as often as any of the Administrative Agent or the Lenders may reasonably request (provided, however, that prior to the occurrence of an Event of Default or Potential Default that is continuing, such visits or inspections shall not exceed once per calendar year), provided that each Lender shall provide the Borrowers and the Administrative Agent with reasonable written notice prior to any visit or inspection. In the event any Lender desires to conduct an audit of any Loan Party, such Lender shall make a reasonable effort to conduct such audit contemporaneously with any audit to be performed by the Administrative Agent.
          7.1.6 Keeping of Records and Books of Account.
               ATI shall, and shall cause each Subsidiary of ATI to, maintain and keep proper books of record and account which enable ATI and its Subsidiaries to issue financial statements in accordance with GAAP and as otherwise required by applicable Laws of any Official Body having jurisdiction over ATI or any Subsidiary of ATI, and in which full, true and correct entries shall be made in all material respects of all its dealings and business and financial affairs.
          7.1.7 Compliance with Laws; Use of Proceeds.
               Each Loan Party shall, and shall cause each of its Subsidiaries to, comply with all applicable Laws, including all Environmental Laws, in all respects; provided that it shall not be deemed to be a violation of this Section 7.1.7 if any failure to comply with any Law would not result in fines, penalties, remediation costs, other similar liabilities or injunctive relief which in the aggregate would constitute a Material Adverse Change. The Loan Parties will use the Letters of Credit and the proceeds of the Loans only in accordance with the recitals and as permitted by applicable Law.

          7.1.8 Further Assurances.
               Each Loan Party shall, from time to time, at its expense, do such other acts and things as the Administrative Agent in its reasonable discretion may deem necessary or advisable from time to time in order to exercise and enforce its rights and remedies thereunder.
          7.1.9 Anti-Terrorism Laws.
               None of the Loan Parties is or shall be (i) a Person with whom any Lender is restricted from doing business under Executive Order No. 13224 or any other Anti-Terrorism Law, (ii) engaged in any business involved in making or receiving any contribution of funds, goods or services to or for the benefit of such a Person or in any transaction that evades or avoids, or has the purpose of evading or avoiding, the prohibitions set forth in any Anti-Terrorism Law, or (iii) otherwise in violation of any Anti-Terrorism Law. The Loan Parties shall provide to the Lenders any certifications or information that a Lender requests to confirm compliance by the Loan Parties with Anti-Terrorism Laws.
     7.2 Negative Covenants.
          7.2.1 Liens.
               Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Lien on any of its property or assets, tangible or intangible, now owned or hereafter acquired, or agree or become liable to do so, except Permitted Liens.
          7.2.2 Dividends and Related Distributions.
               Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, make or pay, or agree to become or remain liable to make or pay, any dividend or other distribution of any nature (whether in cash, property, securities or otherwise) on account of or in respect of its shares of capital stock, partnership interests or limited liability company interests on account of the purchase, redemption, retirement or acquisition of its shares of capital stock (or warrants, options or rights therefor), partnership interests or limited liability company interests (each, a “Specified Dividend”); provided, however, so long as no Event of Default or Potential Default shall exist immediately prior to or after giving effect to any such Specified Dividend, the Loan Parties and their Subsidiaries may make or pay any such Specified Dividend. In addition, no Borrower shall permit its Subsidiaries to enter into or otherwise be bound by any agreement prohibiting or restricting the payment of dividends or distributions to such Borrower.
          7.2.3 Liquidations, Mergers, Consolidations, Acquisitions.
               Each of the Loan Parties shall not, and shall not permit any of its Domestic Subsidiaries to, dissolve, liquidate or wind-up its affairs, or become a party to any merger or consolidation, or acquire by purchase, lease or otherwise all or substantially all of the assets or capital stock of any other Person; provided that

               (i) any Loan Party other than the Borrowers may consolidate or merge into another Loan Party which is wholly-owned by one or more of the other Loan Parties; and
               (ii) any Loan Party may acquire, whether by purchase or by merger, (A) all or substantially all of the ownership interests of another Person or (B) all or substantially all of the assets of another Person or of a business or division of another Person (each a “Permitted Acquisition”), provided that, each of the following requirements is met:
                    (A) if a Loan Party is acquiring the ownership interests in such Person, such Person shall, unless not required by Section 7.2.5 [Subsidiaries, Partnerships and Joint Ventures], execute a Guarantor Joinder and such other documents required by Section 10.13 [Joinder of Guarantors] and join this Agreement as a Guarantor pursuant to Section 10.13 [Joinder of Guarantors]within thirty (30) Business Days after the date of such Permitted Acquisition;
                    (B) the business acquired, or the business conducted by the Person whose ownership interests are being acquired, as applicable, shall be similar to or substantially the same as one or more line or lines of business conducted by the Loan Parties and shall comply with Section 7.2.6 [Continuation of or Change in Business];
                    (C) no Potential Default or Event of Default shall exist immediately prior to and after giving effect to such Permitted Acquisition;
                    (D) in the case of a merger or consolidation, a Loan Party shall be the continuing and surviving entity; and
                    (E) ATI shall demonstrate the following, each after giving effect to such Permitted Acquisition, by delivering at least five (5) Business Days prior to such Permitted Acquisition a certificate in the form of Exhibit 7.2.3 evidencing proforma compliance with: (x) Section 7.2.9 [Maximum Leverage Ratio], and Section 7.2.10 [Minimum Interest Coverage Ratio].
          7.2.4 Dispositions of Assets or Subsidiaries.
               Each of the Loan Parties shall not, and shall not permit any of its Domestic Subsidiaries to, sell, convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily, any of its properties or assets, tangible or intangible (including sale, assignment, discount or other disposition of accounts, contract rights, chattel paper, equipment or general intangibles with or without recourse or of capital stock, shares of beneficial interest, partnership interests or limited liability company interests of a Subsidiary of such Loan Party), except:
               (i) transactions involving the sale of inventory in the ordinary course of business;
               (ii) any sale, transfer or lease of assets in the ordinary course of business which are no longer necessary or required in the conduct of such Loan Party’s or such Subsidiary’s business;

               (iii) any sale, transfer or lease of assets by any wholly owned Subsidiary of such Loan Party to another Loan Party;
               (iv) any sale, transfer or lease of assets in the ordinary course of business which are replaced by substitute assets;
               (v) any sale, transfer or lease of assets in connection with a Receivable Financing in an amount not to exceed Two Hundred Fifty Million and 00/100 Dollars ($250,000,000.00) unless such Receivables Financing has been approved by the Required Lenders; or
               (vi) any sale, transfer or lease of properties or assets, other than those specifically excepted pursuant to clauses (i) through (v) above, provided that:
                    (A) there shall not exist any Event of Default or Potential Default immediately prior to and after giving effect to such sale; and
                    (B) the aggregate value of such assets sold, transferred or leased by the Loan Parties and their Subsidiaries during the term of this Agreement shall not exceed twenty percent (20%) of Consolidated Tangible Assets during the term of this Agreement or ten percent (10%) of Consolidated Tangible Assets in any fiscal year.
          7.2.5 Subsidiaries and Partnerships.
               Each of the Loan Parties shall not, and shall not permit any of its Domestic Subsidiaries to own or create directly or indirectly any Subsidiaries other than (i) any Subsidiary which has joined this Agreement as Guarantor on the Closing Date; and (ii) any Subsidiary formed or acquired after the Closing Date which joins this Agreement as a Guarantor pursuant to Section 10.13 [Joinder of Guarantors]; provided, however, such Subsidiary shall not be required to join this Agreement as a Guarantor pursuant to Section 10.13 [Joinder of Guarantors] (1) if such Subsidiary (a) exists on the date of this Agreement or is acquired by a Loan Party or Subsidiary of a Loan Party and is a Foreign Subsidiary or (b) is formed or organized as a Foreign Subsidiary by a Loan Party or Subsidiary of a Loan Party after the date of this Agreement, or (2) if the total assets of such Subsidiary are less than Fifty Million and 00/100 Dollars ($50,000,000.00), such Subsidiary shall not be required to join this Agreement as a Guarantor pursuant to Section 10.13 [Joinder of Guarantors].
          7.2.6 Continuation of or Change in Business.
               Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, engage in any business other than the manufacture, sale, processing, distribution or finishing of specialty materials, and related lines of business, substantially as conducted and operated by such Loan Party or Subsidiary during the present fiscal year, and such Loan Party or Subsidiary shall not permit any material change in such business.

          7.2.7 Fiscal Year.
               ATI shall not, and shall not permit any Domestic Subsidiary of ATI to, change its fiscal year from the fifty-two (52)/fifty-three (53) week fiscal year beginning on the Monday closest to December 31st of the preceding calendar year and ending on the Sunday closest to December 31st of each calendar year.
          7.2.8 Changes in Organizational Documents.
               Each of the Loan Parties shall not, and shall not permit any of its Domestic Subsidiaries to, amend in any material respect its certificate of incorporation (including any provisions or resolutions relating to capital stock), by-laws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents without providing at least five (5) calendar days’ prior written notice to the Administrative Agent and the Lenders and, in the event such change would be adverse to the Lenders as determined by the Administrative Agent in its reasonable discretion, obtaining the prior written consent of the Required Lenders.
          7.2.9 Maximum Leverage Ratio.
               The Loan Parties shall not at any time permit the Leverage Ratio, calculated as of the end of each fiscal quarter for the period equal to the four (4) consecutive fiscal quarters then ended, to exceed 3.25 to 1.0.
          7.2.10 Minimum Interest Coverage Ratio.
               The Loan Parties shall not permit the Interest Coverage Ratio, calculated as of the end of each fiscal quarter for the period equal to the four (4) consecutive fiscal quarters then ended, to be less than 2.0 to 1.0.
          7.2.11 Negative Pledges.
               Each of the Loan Parties covenants and agrees that it shall not, and shall not permit any of its Subsidiaries to, enter into any agreement with any Person which, in any manner, whether directly or contingently, prohibits, restricts or limits the right of any of the Loan Parties from granting any Liens to the Administrative Agent or the Lenders, except Liens permitted pursuant to Section 7.2.1 [Liens].
     7.3 Reporting Requirements.
          ATI or the Borrowers, as applicable, will furnish or cause to be furnished to the Administrative Agent and each of the Lenders:
          7.3.1 Quarterly Financial Statements.
               As soon as available and in any event within forty-five (45) calendar days after the end of each of the first three (3) fiscal quarters in each fiscal year, financial statements of ATI, consisting of a consolidated balance sheet as of the end of such fiscal quarter and related consolidated statements of income, stockholders’ equity and cash flows for the fiscal quarter then ended and the fiscal year through that date, all in reasonable detail and certified (subject to normal year-end audit adjustments) by the Chief Executive Officer, President, Chief Financial Officer or Chief Accounting Officer of ATI as having been prepared in accordance with GAAP, consistently applied, and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year.
          7.3.2 Annual Financial Statements.
               As soon as available and in any event within ninety (90) days after the end of each fiscal year of ATI, financial statements of ATI consisting of a consolidated balance sheet as of the end of such fiscal year, and related consolidated statements of income, stockholders’ equity and cash flows for the fiscal year then ended, all in reasonable detail and setting forth in comparative form the financial statements as of the end of and for the preceding fiscal year, and certified by independent certified public accountants of nationally recognized standing satisfactory to the Administrative Agent. The certificate or report of accountants shall be free of qualifications (other than any consistency qualification that may result from a change in the method used to prepare the financial statements as to which such accountants concur) and shall not indicate the occurrence or existence of any event, condition or contingency which would materially impair the prospect of payment or performance of any covenant, agreement or duty of any Loan Party under any of the Loan Documents.
          7.3.3 Certificate of ATI.
               Concurrently with the financial statements of ATI furnished to the Administrative Agent and to the Lenders pursuant to Sections 7.3.1 [Quarterly Financial Statements] and 7.3.2 [Annual Financial Statements], a certificate (each a “Compliance Certificate”) of ATI signed by the Chief Executive Officer, President, Chief Financial Officer or Chief Accounting Officer of ATI, in the form of Exhibit 7.3.3.
          7.3.4 Notices
               7.3.4.1 Default. Promptly after any officer of any Loan Party has learned of the occurrence of an Event of Default or Potential Default, a certificate signed by an Authorized Officer setting forth the details of such Event of Default or Potential Default and the action which such Loan Party proposes to take with respect thereto.
               7.3.4.2 Litigation. Promptly after the commencement thereof, notice of all actions, suits, proceedings or investigations before or by any Official Body or any other Person against any Loan Party or Subsidiary of any Loan Party which, involve a claim or series of claims which if adversely determined would constitute a Material Adverse Change.
               7.3.4.3 Organizational Documents. Within the time limits set forth in Section 7.2.8 [Changes in Organizational Documents], any amendment to the organizational documents of any Loan Party.
               7.3.4.4 Erroneous Financial Information. Immediately in the event that ATI or its accountants conclude or advise that any previously issued financial statement, audit report or interim review should no longer be relied upon or that disclosure should be made or action should be taken to prevent future reliance.
               7.3.4.5 ERISA Event. Immediately upon the occurrence of any ERISA Event.
               7.3.4.6 Other Reports. Promptly upon their becoming available to ATI:
                    (i) Annual Budget. The annual budget and any forecasts or projections of ATI, to be supplied not later than January 15 of the fiscal year to which any of the foregoing may be applicable,
                    (ii) SEC Reports; Shareholder Communications. Reports, including Forms 10-K, 10-Q and 8-K, registration statements and prospectuses and other shareholder communications, filed by ATI with the Securities and Exchange Commission and not posted to the EDGAR website, and
                    (iii) Other Information. Such other reports and information as any of the Lenders may from time to time reasonably request.
8 DEFAULT
     8.1 Events of Default.
          An Event of Default shall mean the occurrence or existence of any one or more of the following events or conditions (whatever the reason therefor and whether voluntary, involuntary or effected by operation of Law):
          8.1.1 Payments Under Loan Documents.
               The Borrowers shall fail to pay any principal of any Loan (including scheduled installments, mandatory prepayments or the payment due at maturity), Reimbursement Obligation or Letter of Credit or Obligation or any interest on any Loan, Reimbursement Obligation or Letter of Credit Obligation or any other amount owing hereunder or under the other Loan Documents on the date on which such principal, interest or other amount becomes due in accordance with the terms hereof or thereof;
          8.1.2 Breach of Warranty.
               Any representation or warranty made at any time by any of the Loan Parties herein or by any of the Loan Parties in any other Loan Document, or in any certificate, other instrument or statement furnished pursuant to the provisions hereof or thereof, shall prove to have been false or misleading in any material respect as of the time it was made or furnished;
          8.1.3 Breach of Negative Covenants or Visitation Rights.
               Any of the Loan Parties shall default in the observance or performance of any covenant contained in Section 7.1.5 [Visitation Rights] or Section 7.2 [Negative Covenants];

          8.1.4 Breach of Other Covenants.
               Any of the Loan Parties shall default in the observance or performance of any other covenant, condition or provision hereof or of any other Loan Document and such default shall continue unremedied for a period of ten (10) Business Days;
          8.1.5 Defaults in Other Agreements or Indebtedness.
               A default or event of default shall occur at any time under: (a) the terms of any other agreement involving borrowed money or the extension of credit or any other Indebtedness under which any Loan Party or Subsidiary of any Loan Party may be obligated as a borrower or guarantor in excess of Fifty Million and 00/100 Dollars ($50,000,000.00) in the aggregate, and such breach, default or event of default consists of the failure to pay (beyond any period of grace permitted with respect thereto, whether waived or not) any Indebtedness when due (whether at stated maturity, by acceleration or otherwise) or if such breach or default permits or causes the acceleration of any Indebtedness (whether or not such right shall have been waived) or the termination of any commitment to lend, or (b) any Lender Provided Interest Rate Hedge;
          8.1.6 Final Judgments or Orders.
               Any judgment or judgments are rendered or judgment liens filed against any Loan Party for an aggregate amount in excess of Seventy Five Million and 00/100 Dollars ($75,000,000.00) in excess of available insurance (i) which within thirty (30) days of such rendering or filing is not either appealed, satisfied, stayed or discharged of record and (ii) for which such Loan Party has not established sufficient reserves in accordance with GAAP.
          8.1.7 Loan Document Unenforceable.
               Any of the Loan Documents shall cease to be legal, valid and binding agreements enforceable against the party executing the same or such party’s successors and assigns (as permitted under the Loan Documents) in accordance with the respective terms thereof or shall in any way be terminated (except in accordance with its terms) or become or be declared ineffective or inoperative or shall in any way be challenged or contested or cease to give or provide the respective Liens, security interests, rights, titles, interests, remedies, powers or privileges intended to be created thereby;
          8.1.8 Uninsured Losses; Proceedings Against Assets.
               There shall occur any material uninsured damage to or loss, theft or destruction of any of the Loan Parties’ or any of their Domestic Subsidiaries’ assets in excess of Fifty Million and 00/100 Dollars ($50,000,000.00) or any of the Loan Parties’ or any of their Domestic Subsidiaries’ assets in excess of Fifty Million and 00/100 Dollars ($50,000,000.00) are attached, seized, levied upon or subjected to a writ or distress warrant; or such come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and the same is not cured within thirty (30) days thereafter;

          8.1.9 Events Relating to Plans and Benefit Arrangements.
               (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of ATI or either Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC which would constitute a Material Adverse Change, or (ii) ATI, any Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan which constitutes a Material Adverse Change;
          8.1.10 Change of Control.
               (i) Any Person or group of Persons acting in concert (within the meaning of Sections 13(d) or 14(a) of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership of (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) twenty percent (20%) or more of the issued and outstanding voting capital stock of ATI; or (ii) within the period of twelve (12) consecutive calendar months, individuals who are directors of ATI on the first (1st) day of such period, together with any new directors whose election or nomination for election by the equity holders of ATI was approved by a vote of at least a majority of the directors of ATI then still in office or whose election or nomination for election was previously so approved, shall cease to constitute a majority of the board of directors of ATI;
          8.1.11 Relief Proceedings.
               (i) A Relief Proceeding shall have been instituted against any Loan Party or Domestic Subsidiary of a Loan Party and such Relief Proceeding shall remain undismissed and in effect for a period of thirty (30) consecutive days or such court shall enter a decree or order granting any of the relief sought in such Relief Proceeding, (ii) any Loan Party or Domestic Subsidiary of a Loan Party institutes, or takes any action in furtherance of, a Relief Proceeding, or (iii) any Loan Party or any Domestic Subsidiary of a Loan Party ceases to be solvent or admits in writing its inability to pay its debts as they mature or ceases operation of its present business.
     8.2 Consequences of Event of Default.
          8.2.1 Events of Default Other Than Bankruptcy, Insolvency or Reorganization Proceedings.
               If an Event of Default specified under Sections 8.1.1 through 8.1.10 shall occur and be continuing, the Lenders and the Administrative Agent shall be under no further obligation to make Loans and the Issuing Lender shall be under no obligation to issue Letters of Credit and the Administrative Agent may, and upon the request of the Required Lenders, shall (i) by written notice to the Borrowers, declare the unpaid principal amount of the Notes then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrowers to the Lenders hereunder and thereunder to be forthwith due and payable, and the same shall thereupon become and be immediately due and payable to the Administrative Agent for the benefit of each Lender without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, and (ii) require the Borrowers to, and the Borrowers shall thereupon, deposit in a non-interest-bearing account with the Administrative Agent, as cash collateral for its Obligations, an amount equal to the maximum amount currently or at any time thereafter available to be drawn on all outstanding Letters of Credit, and the Borrowers hereby pledge to the Administrative Agent and the Lenders, and grant to the Administrative Agent and the Lenders a security interest in, all such cash as security for such Obligations; and
          8.2.2 Bankruptcy, Insolvency or Reorganization Proceedings.
               If an Event of Default specified under Section 8.1.11 [Relief Proceedings] shall occur, the Lenders shall be under no further obligations to make Loans hereunder and the Issuing Lender shall be under no obligation to issue Letters of Credit and the unpaid principal amount of the Loans then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrowers to the Lenders hereunder and thereunder shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived; and
          8.2.3 Set-off.
               If an Event of Default shall have occurred and be continuing, each Lender, the Issuing Lender, and each of their respective Affiliates and any participant of such Lender or Affiliate which has agreed in writing to be bound by the provisions of Section 4.3 [Sharing of Payments] is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the Issuing Lender or any such Affiliate or participant to or for the credit or the account of any Loan Party against any and all of the Obligations of such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender, the Issuing Lender, Affiliate or participant, irrespective of whether or not such Lender, Issuing Lender, Affiliate or participant shall have made any demand under this Agreement or any other Loan Document and although such Obligations of the Borrowers or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender or the Issuing Lender different from the branch or office holding such deposit or obligated on such Indebtedness. The rights of each Lender, the Issuing Lender and their respective Affiliates and participants under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the Issuing Lender or their respective Affiliates and participants may have. Each Lender and the Issuing Lender agrees to notify the Borrowers and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application; and
          8.2.4 Suits, Actions, Proceedings.
               If an Event of Default shall occur and be continuing, and whether or not the Administrative Agent shall have accelerated the maturity of the Loans pursuant to any of the foregoing provisions of this Section 8.2, the Administrative Agent or any Lender, if owed any amount with respect to the Loans, may proceed to protect and enforce its rights by suit in equity, action at law and/or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement or the other Loan Documents, including as permitted by applicable Law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Administrative Agent or such Lender; and
          8.2.5 Application of Proceeds.
               From and after the date on which the Administrative Agent has taken any action pursuant to this Section 8.2 and until all Obligations of the Loan Parties have been paid in full, any and all proceeds received by the Administrative Agent from the exercise of any remedy by the Administrative Agent, shall be applied as follows:
               (i) first, to reimburse the Administrative Agent and the Lenders for out-of-pocket costs, expenses and disbursements, including reasonable attorneys’ and paralegals’ fees and legal expenses, incurred by the Administrative Agent or the Lenders in connection with the collection of any Obligations of any of the Loan Parties under any of the Loan Documents;
               (ii) second, to the repayment of all Obligations then due and unpaid of the Loan Parties to the Lenders or their Affiliates incurred under this Agreement or any of the other Loan Documents or agreements evidencing Lender Provided Financial Services Obligations, whether of principal, interest, fees, expenses or otherwise and to cash collateralize the Letter of Credit Obligations, in such manner as the Administrative Agent may determine in its discretion; and
               (iii) the balance, if any, as required by Law.
9 THE ADMINISTRATIVE AGENT
     9.1 Appointment and Authority.
               Each of the Lenders and the Issuing Lender hereby irrevocably appoints PNC Bank to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Section 9 are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Lender, and neither any Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.
          9.2 Rights as a Lender.
               The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its

Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with ATI or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
     9.3 Exculpatory Provisions.
          The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:
          (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Potential Default or Event of Default has occurred and is continuing;
          (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law; and
          (c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to ATI or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
          The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.1 [Modifications, Amendments or Waivers] and 8.2 [Consequences of Event of Default]) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Potential Default or Event of Default unless and until notice describing such Potential Default or Event of Default is given to the Administrative Agent by the Borrowers, a Lender or the Issuing Lender.
          The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Potential Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Section 6 [Conditions of Lending and Issuance of Letters of Credit] or

elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
     9.4 Reliance by Administrative Agent.
          The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender or the Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or the Issuing Lender prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
     9.5 Delegation of Duties.
          The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Section 9 shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.
     9.6 Resignation of Administrative Agent.
          The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Lender and the Borrowers. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with approval from the Borrowers (so long as no Event of Default has occurred and is continuing), to appoint a successor, such approval not to be unreasonably withheld or delayed. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the Issuing Lender, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrowers and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Lender under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the Issuing Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section 9.6. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed among the Borrowers and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Section 9 and Section 10.3 [Expenses; Indemnity; Damage Waiver] shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.
          If PNC Bank resigns as Administrative Agent under this Section 9.6, PNC Bank shall also resign as an Issuing Lender. Upon the appointment of a successor Administrative Agent hereunder, such successor shall (i) succeed to all of the rights, powers, privileges and duties of PNC Bank as the retiring Issuing Lender and Administrative Agent and PNC Bank shall be discharged from all of its respective duties and obligations as Issuing Lender and Administrative Agent under the Loan Documents, and (ii) issue letters of credit in substitution for the Letters of Credit issued by PNC Bank, if any, outstanding at the time of such succession or make other arrangement satisfactory to PNC Bank to effectively assume the obligations of PNC Bank with respect to such Letters of Credit.
     9.7 Non-Reliance on Administrative Agent and Other Lenders.
          Each Lender and the Issuing Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the Issuing Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
     9.8 No Other Duties, etc.
          Anything herein to the contrary notwithstanding, none of the co-syndication agents, co-documentation agents, co-managing agents or lead arranger listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the Issuing Lender hereunder.
     9.9 Administrative Agent’s Fee.
          The Borrowers shall pay to the Administrative Agent a nonrefundable fee (the “Administrative Agent’s Fee”) under the terms of a letter (the “Administrative Agent’s Letter”) among the Borrowers and Administrative Agent, as amended from time to time.
     9.10 Authorization to Release Guarantors.
          The Lenders and Issuing Lenders authorize the Administrative Agent to release any Guarantor from its obligations under the Guaranty Agreement if the ownership interests in such Guarantor are sold or otherwise disposed of or transferred to persons other than Loan Parties or Subsidiaries of the Loan Parties in a transaction permitted under Section 7.2.4 [Disposition of Assets or Subsidiaries] or 7.2.3 [Liquidations, Mergers, Consolidations, Acquisitions].
     9.11 No Reliance on Administrative Agent’s Customer Identification Program.
          Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on the Administrative Agent to carry out such Lender’s, Affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the USA Patriot Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the “CIP Regulations”), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with any of the Loan Parties, their Affiliates or their agents, the Loan Documents or the transactions hereunder or contemplated hereby: (i) any identity verification procedures, (ii) any recordkeeping, (iii) comparisons with government lists, (iv) customer notices or (v) other procedures required under the CIP Regulations or such other Laws.
10 MISCELLANEOUS
     10.1 Modifications, Amendments or Waivers.
          With the written consent of the Required Lenders, the Administrative Agent, acting on behalf of all the Lenders, and the Borrowers, on behalf of the Loan Parties, may from time to time enter into written agreements amending or changing any provision of this Agreement or any other Loan Document or the rights of the Lenders or the Loan Parties hereunder or thereunder, or may grant written waivers or consents hereunder or thereunder. Any such agreement, waiver or consent made with such written consent shall be effective to bind all the Lenders and the Loan Parties; provided, that, without the written consent of all of the Lenders, no such agreement, waiver or consent may be made which will:

10.1.1	Increase of Commitment.
               Increase the amount of the Revolving Credit Commitment of any Lender hereunder without the consent of such Lender;
10.1.2	Extension of Payment; Reduction of Principal Interest or Fees; Modification of Terms of Payment.
               Whether or not any Loans are outstanding, extend the Expiration Date or the time for payment of principal or interest of any Loan (excluding the due date of any mandatory prepayment of a Loan), the Commitment Fee or any other fee payable to any Lender, or reduce the principal amount of or the rate of interest borne by any Loan or reduce the Commitment Fee or any other fee payable to any Lender, the Commitment Fee or any other fee payable to any Lender, without the consent of each Lender directly affected thereby;
10.1.3	Release of Guarantor.
               Release any Guarantor from its Obligations under the Guaranty Agreement without the consent of all Complying Lenders; or
10.1.4	Miscellaneous.
               Amend Section 4.2 [Pro Rata Treatment of Lenders], 9.3 [Exculpatory Provisions, Etc.] or 4.3 [Sharing of Payments by Lenders] or this Section 10.1, alter any provision regarding the pro rata treatment of the Lenders or requiring all Lenders to authorize the taking of any action or reduce any percentage specified in the definition of Required Lenders, in each case without the consent of all of the Complying Lenders;
provided that no agreement, waiver or consent which would modify the interests, rights or obligations of the Administrative Agent or the Issuing Lender without the written consent of such Administrative Agent or Issuing Lender, as applicable, and provided, further that, if in connection with any proposed waiver, amendment or modification referred to in Sections 10.1.1 through 10.1.4 above, the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained (each a “Non-Consenting Lender”), then the Borrowers shall have the right to replace any such Non-Consenting Lender with one or more replacement Lenders pursuant to Section 4.6.2 [Replacement of a Lender].
10.2	No Implied Waivers; Cumulative Remedies.
          No course of dealing and no delay or failure of the Administrative Agent or any Lender in exercising any right, power, remedy or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any further exercise thereof or of any other right, power, remedy or privilege. The rights and remedies of the Administrative Agent and the Lenders under this Agreement and any other Loan Documents are cumulative and not exclusive of any rights or remedies which they would otherwise have.

10.3	Expenses; Indemnity; Damage Waiver.
10.3.1	Costs and Expenses.
               The Borrowers shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), and shall pay all fees and time charges and disbursements for attorneys who may be employees of the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Lender or the Issuing Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the Issuing Lender), and shall pay all fees and time charges for attorneys who may be employees of the Administrative Agent, any Lender or the Issuing Lender, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit, and (iv) all reasonable out-of-pocket expenses of the Administrative Agent’s regular employees and agents engaged periodically to perform audits of the Loan Parties’ books, records and business properties.
10.3.2	Indemnification by the Borrowers.
               The Borrowers shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the Issuing Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrowers or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) breach of representations, warranties or covenants of the Borrowers under the Loan Documents, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, including any such items or losses relating to or arising under Environmental Laws or pertaining to environmental matters, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrowers or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrowers or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrowers or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.
10.3.3	Reimbursement by Lenders.
               To the extent that the Borrowers for any reason fail to indefeasibly pay any amount required under Sections 10.3.1 [Costs and Expenses] or 10.3.2 [Indemnification by the Borrowers] to be paid by them to the Administrative Agent (or any sub-agent thereof), the Issuing Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Issuing Lender or such Related Party, as the case may be, such Lender’s Ratable Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the Issuing Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or Issuing Lender in connection with such capacity.
10.3.4	Waiver of Consequential Damages, Etc.
               To the fullest extent permitted by applicable Law, the Borrowers shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in Section 10.3.2 [Indemnification by Borrowers] shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.
10.3.5	Payments.
               All amounts due under this Section shall be payable not later than ten (10) days after demand therefor.
10.4	Holidays.
          Whenever payment of a Loan to be made or taken hereunder shall be due on a day which is not a Business Day such payment shall be due on the next Business Day (except as provided in Section 3.2 [Interest Periods]) and such extension of time shall be included in computing interest and fees, except that the Loans shall be due on the Business Day preceding the Expiration Date if the Expiration Date is not a Business Day. Whenever any payment or action to be made or taken hereunder (other than payment of the Loans) shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day, and such extension of time shall not be included in computing interest or fees, if any, in connection with such payment or action.
10.5	Notices; Effectiveness; Electronic Communication.
10.5.1	Notices Generally.
               Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 10.5.2 [Electronic Communications]), all notices and other communications provided for herein (“Notices”) shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier (i) if to a Lender, to it at its address set forth in its administrative questionnaire, or (ii) if to any other Person, to it at its address set forth on Schedule 1.1(B).
               Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in Section 10.5.2 [Electronic Communications], shall be effective as provided in such Section.
10.5.2	Electronic Communications.
               Notices and other communications to the Lenders and the Issuing Lender hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or the Issuing Lender if such Lender or the Issuing Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrowers may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
10.5.3	Change of Address, Etc.
               Any party hereto may change its address or telecopier number for notices and other communications hereunder by notice to the other parties hereto.
10.6	Severability.
          The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.
10.7	Duration; Survival.
          All representations and warranties of the Loan Parties contained herein or made in connection herewith shall survive the execution and delivery of this Agreement, the completion of the transactions hereunder and Payment In Full. All covenants and agreements of the Borrowers contained herein relating to the payment of principal, interest, premiums, additional compensation or expenses and indemnification, including those set forth in the Notes, Section 4 [Payments] and Section 10.3 [Expenses; Indemnity; Damage Waiver], shall survive Payment in Full. All other covenants and agreements of the Loan Parties shall continue in full force and effect from and after the date hereof and until Payment in Full.
10.8	Successors and Assigns.
10.8.1	Successors and Assigns Generally.
               The provisions of this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns permitted hereby, except that neither any Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 10.8.2 [Assignments by Lenders], (ii) by way of participation in accordance with the provisions of Section 10.8.4 [Participations], or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.8.6 [Certain Pledges; Successors and Assigns Generally] (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.8.4 [Participations] and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

10.8.2	Assignments by Lenders.
               Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:
               (i) Minimum Amounts.
                    (A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
                    (B) in any case not described in clause (i)(A) of this Section 10.8.2, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption Agreement with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption Agreement, as of the Trade Date) shall not be less than Five Million and 00/100 Dollars ($5,000,000.00), in the case of any assignment in respect of the Revolving Credit Commitment of the assigning Lender, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrowers otherwise consent (each such consent not to be unreasonably withheld or delayed).
               (ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned.
               (iii) Required Consents. The following consents shall be required for any assignment:
                    (A) the consent of the Administrative Agent (which shall not be unreasonably withheld or delayed) unless such assignment is to an Affiliate of the Lender making such assignment;
                    (B) the consent of the Borrowers (such consent not to be unreasonably withheld or delayed) unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund;
                    (C) the consent of the Issuing Lender (such consent not to be unreasonably withheld or delayed) for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding).

               (iv) Assignment and Assumption Agreement. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption Agreement, together with a processing and recordation fee of Three Thousand Five Hundred and 00/100 Dollars ($3,500.00) (provided that no such fee shall be payable in connection with an assignment from a Lender to an Affiliate of such Lender), and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an administrative questionnaire provided by the Administrative Agent.
               (v) No Assignment to Borrowers. No such assignment shall be made to either Borrower or any of either Borrower’s Affiliates or Subsidiaries.
               (vi) No Assignment to Natural Persons. No such assignment shall be made to a natural person.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 10.8.3 [Register], from and after the effective date specified in each Assignment and Assumption Agreement, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption Agreement covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.4 [LIBOR Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available], 4.7 [Increased Costs; Indemnity], and 10.3 [Expenses, Indemnity; Damage Waiver] with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.8.2 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.8.4 [Participations].
10.8.3	Register.
               The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain a record of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time. Such register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is in such register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. Such register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
10.8.4	Participations.
               Any Lender may at any time, without the consent of, or notice to, the Borrowers or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrowers or any of either Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent and the Lenders, Issuing Lender shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.
               Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver with respect to Sections 10.1.1 [Increase of Commitment, Etc.], 10.1.2 [Extension of Payment, Etc.], or 10.1.3 [Release of Guarantor]). Subject to Section 10.8.5 [Limitations upon Participant Rights Successors and Assigns Generally], the Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.4 [LIBOR Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available] and 4.7 [Increased Costs; Indemnity] to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.8.2 [Assignments by Lenders]. To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 8.2.3 [Setoff] as though it were a Lender; provided such Participant agrees to be subject to Section 4.3 [Sharing of Payments by Lenders] as though it were a Lender.
10.8.5	Limitations upon Participant Rights Successors and Assigns Generally.
               A Participant shall not be entitled to receive any greater payment under Sections 4.7 [Increased Costs], 4.8 [Taxes] or 10.3 [ Expenses; Indemnity; Damage Waiver] than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrowers’ prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 4.8 [Taxes] unless the Borrowers are notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 4.8.5 [Status of Lenders] as though it were a Lender.
10.8.6	Certain Pledges; Successors and Assigns Generally.
               Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

10.9	Confidentiality.
10.9.1	General.
               Each of the Administrative Agent, the Lenders and the Issuing Lender agrees to maintain the confidentiality of the Information, except that Information may be disclosed (i) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (iii) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (iv) to any other party hereto, (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (B) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrowers and their obligations, (vii) with the consent of the Borrowers, (viii) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section or (B) becomes available to the Administrative Agent, any Lender, the Issuing Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrowers or (ix) in connection with any suit, action or proceeding for the purposes of defending itself, reducing its liability, or protecting or exercising any of its claims, rights, remedies, or interests under or in connection with the Loan Documents or Lender Provided Interest Rate Hedges. Lenders and their Affiliates may retain confidential materials after the Obligations have been repaid or terminated and no suit, action or proceeding relating thereto exists. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
10.9.2	Sharing Information With Affiliates of the Lenders.
               Each Loan Party acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrowers or one or more of their Affiliates (in connection with this Agreement or otherwise) by any Lender or by one or more Subsidiaries or Affiliates of such Lender and each of the Loan Parties hereby authorizes each Lender to share any information delivered to such Lender by such Loan Party and its Subsidiaries pursuant to this Agreement to any such Subsidiary or Affiliate subject to the provisions of Section 10.9.1 [General].

10.10	Counterparts; Integration; Effectiveness.
10.10.1	Counterparts; Integration; Effectiveness.
               This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof including any prior confidentiality agreements and commitments. Except as provided in Section 6 [Conditions Of Lending And Issuance Of Letters Of Credit], this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.
10.11	CHOICE OF LAW; SUBMISSION TO JURISDICTION; WAIVER OF VENUE; SERVICE OF PROCESS; WAIVER OF JURY TRIAL.
10.11.1	Governing Law.
               This Agreement shall be deemed to be a contract under the Laws of the Commonwealth of Pennsylvania without regard to its conflict of laws principles. Each Standby Letter of Credit issued under this Agreement shall be subject either to the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the “ICC”) at the time of issuance (“UCP”) or the rules of the International Standby Practices (ICC Publication Number 590) (“ISP98”), as determined by the Issuing Lender, and each Commercial Letter of Credit shall be subject to UCP, and in each case to the extent not inconsistent therewith, the Laws of the Commonwealth of Pennsylvania without regard to is conflict of laws principles.
10.11.2	SUBMISSION TO JURISDICTION.
               THE BORROWERS AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE COMMONWEALTH OF PENNSYLVANIA SITTING IN ALLEGHENY COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE WESTERN DISTRICT OF PENNSYLVANIA, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH PENNSYLVANIA STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY

APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE ISSUING LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWERS OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
10.11.3	WAIVER OF VENUE.
               THE BORROWERS AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN THIS SECTION 10.11. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT AND AGREES NOT ASSERT ANY SUCH DEFENSE.
10.11.4	SERVICE OF PROCESS.
               EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.5 [NOTICES; EFFECTIVENESS; ELECTRONIC COMMUNICATION]. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
10.11.5	WAIVER OF JURY TRIAL.
               EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, ADMINISTRATIVE AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN

DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
10.12	USA Patriot Act Notice.
          Each Lender that is subject to the USA Patriot Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Loan Parties that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of Loan Parties and other information that will allow such Lender or Administrative Agent, as applicable, to identify the Loan Parties in accordance with the USA Patriot Act.
10.13	Joinder of Guarantors.
          Any Subsidiary of any Loan Party which is required to join this Agreement as a Guarantor pursuant to Section 7.2.5 [Subsidiaries, Partnerships and Joint Ventures] and which has not yet done so shall execute and deliver to the Administrative Agent (i) a Guarantor Joinder in substantially the form attached hereto as Exhibit 1.1(G)(1) pursuant to which it shall join as a Guarantor each of the documents to which the Guarantors are parties; and (ii) documents in the forms described in Section 6.1 [First Loans and Letters of Credit] modified as appropriate to relate to such Subsidiary. The Loan Parties shall deliver such Guarantor Joinder and related documents to the Administrative Agent within thirty (30) Business Days after the date of (a) the filing of such Subsidiary’s articles of incorporation if the Subsidiary is a corporation, (b) the filing of its certificate of limited partnership if it is a limited partnership or (c) if it is an entity other than a limited partnership or corporation, its organization.
10.14	Payment of Debt; Joint and Several Obligations.
          The Borrowers shall be jointly and severally liable for the Obligations under this Agreement and each of the other Loan Documents. Without limiting the generality of the foregoing, each of the Borrowers hereby acknowledge and agree that any and all actions, inactions or omissions by any one or more, or all, of the Borrowers in connection with, related to or otherwise affecting this Agreement or any of the other Loan Documents are the obligations of, and inure to and are binding upon, each and all of the Borrowers, jointly and severally.
10.15	Additional Waivers of Borrowers.
          Each Borrower hereby waives to the full extent permitted by Law any defense it may otherwise have to the payment and performance of the Obligations based on any contention that its liability hereunder and under the other Loan Documents is limited and not joint and several. Each Borrower acknowledges and agrees that the foregoing waivers and those set forth below serve as a material inducement to the agreement of the Administrative Agent and the Lenders to make the Loans, and that the Administrative Agent and the Lenders are relying on each specific waiver and all such waivers in entering into this Agreement. The undertakings of each Borrower hereunder secure the Obligations of itself and the other Borrowers. Each Borrower further agrees that:

               (i) the Administrative Agent and the Lenders may do any of the following with notice to such Borrower and without adversely affecting the validity or enforceability of this Agreement or the Obligations (or any portion thereof): (i) release, surrender, exchange, compromise or settle the Obligations or any portion thereof, with respect to any other Borrower; (ii) change, renew or waive the terms of the Obligations, or any part thereof with respect to any other Borrower; (iii) change, renew or waive the terms of any of the Loan Documents or any other agreements relating to the Obligations, or any portion thereof, with respect to any other Borrower; (iv) grant any extension or indulgence with respect to the payment or performance of the Obligations, or any portion thereof, with respect to any other Borrower; (v) enter into any agreement of forbearance with respect to the Obligations, or any portion thereof, with respect to any other Borrower; and (vi) release, surrender, exchange, impair or compromise any security of any other Borrower held by the Administrative Agent or any Lender for the Obligations or any portion thereof. Each Borrower agrees that the Administrative Agent and the Lenders may do any of the above as the Administrative Agent and the Lenders deem necessary or advisable, in the Administrative Agent’s and the Lenders’ sole discretion, without giving notice to any other Borrower, and that such Borrower will remain liable for full payment and performance of the Obligations; and
               (ii) each Borrower waives and agrees not to enforce any of the rights of the Administrative Agent or the Lenders against any other Borrower or any other obligor of the Obligations, or any portion thereof, or any collateral securing the same unless and until all of the Obligations shall have been indefeasibly paid in full and the Borrowers’ rights to borrow hereunder have terminated, including but not limited to any right of such Borrower to be subrogated in whole or in part to any right or claim of the Administrative Agent and the Lenders with respect to the Obligations or any portion thereof. Each Borrower hereby irrevocably agrees that following the occurrence of any Event of Default which has not been waived by the Administrative Agent or the Lenders, such Borrower shall not enforce any rights of contribution, indemnity or reimbursement from any other Borrower on account of such Borrower’s payment of the Obligations, or any portion thereof, unless and until all of the Obligations shall have been indefeasibly paid in full and the Borrowers’ rights to borrow hereunder have terminated. Each of the Borrowers hereby waives any defenses based on suretyship or impairment of collateral or the like.
10.16	Relative Priority of Security Interests; Limitation of Certain Liabilities.
          To the extent any portion of the Obligations of a Borrower may be determined by final order of a court of competent jurisdiction to be in the nature of the obligations of a surety (the “Suretyship Portion”), any security interests in the assets of such Borrower securing the Suretyship Portion shall be subordinate to the security interests in the assets securing the remaining portion of the Obligations. If the Suretyship Portion would otherwise be held or determined to be void, invalid or unenforceable on account of its amount, notwithstanding any other provision of this Agreement to the contrary, the aggregate amount of such liability shall, without any further action by the Administrative Agent or the Lenders, the Borrower or any other Persons, be automatically limited and reduced to the highest amount which is valid and enforceable as determined in such action or proceeding.
[INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement the day and year first above written.

BORROWERS:

WITNESS:	ATI FUNDING CORPORATION

/s/ M.P. Earnest	By:	/s/ Dale G. Reid Name: Dale G. Reid
Title: President

WITNESS:	TDY HOLDINGS, LLC

/s/ M.P. Earnest	By:	/s/ Dale G. Reid Name: Dale G. Reid
Title: President

GUARANTORS:

WITNESS:	ALLEGHENY TECHNOLOGIES INCORPORATED

/s/ M.P. Earnest	By:	/s/ Dale G. Reid Name: Dale G. Reid
Title: Vice President

WITNESS:	OREGON METALLURGICAL CORPORATION

/s/ M.P. Earnest	By:	/s/ Dale G. Reid Name: Dale G. Reid
Title: Vice President

WITNESS:	ALLEGHENY LUDLUM CORPORATION

/s/ M.P. Earnest	By:	/s/ Dale G. Reid Name: Dale G. Reid
Title: Vice President

WITNESS:	ATI PROPERTIES, INC.

/s/ M.P. Earnest	By:	/s/ Patrick J. Viccaro
Name: Patrick J. Viccaro
Title: Vice President

WITNESS:	TDY INDUSTRIES, INC.

/s/ M.P. Earnest	By:	/s/ Dale G. Reid Name: Dale G. Reid
Title: Vice President

WITNESS:	ALC FUNDING CORPORATION

/s/ M.P. Earnest	By:	/s/ Dale G. Reid
Name: Dale G. Reid
Title: President

WITNESS:	JEWEL ACQUISITION, LLC

/s/ M.P. Earnest	By:	/s/ Dale G. Reid Name: Dale G. Reid
Title: Vice President

WITNESS:	JESSOP STEEL, LLC

/s/ M.P. Earnest	By:	/s/ Dale G. Reid Name: Dale G. Reid
Title: Vice President

WITNESS:	INTERNATIONAL HEARTH MELTING, LLC

By: OREGON METALLURGICAL CORPORATION

/s/ M.P. Earnest	By:	/s/ Dale G. Reid Name: Dale G. Reid
Title: Vice President

WITNESS:	ROME METALS, LLC

/s/ M.P. Earnest	By:	/s/ Dale G. Reid Name: Dale G. Reid
Title: Vice President

WITNESS:	TI OREGON, INC.

/s/ M.P. Earnest	By:	/s/ Dale G. Reid Name: Dale G. Reid
Title: Vice President

WITNESS:	TITANIUM WIRE CORPORATION

/s/ M.P. Earnest	By:	/s/ Dale G. Reid Name: Dale G. Reid
Title: Vice President

WITNESS:	ATI CANADA HOLDINGS, INC.

/s/ M.P. Earnest	By:	/s/ Dale G. Reid Name: Dale G. Reid
Title: Vice President

WITNESS:	ALLEGHENY TECHNOLOGIES INTERNATIONAL, INC.

/s/ M.P. Earnest	By:	/s/ Dale G. Reid

		Name:	Dale G. Reid
		Title:	Vice President

WITNESS:	AII INVESTMENT CORP.

/s/ M.P. Earnest	By:	/s/ Dale G. Reid

		Name:	Dale G. Reid
		Title:	President

WITNESS:	ENVIRONMENTAL, INC.

/s/ M.P. Earnest	By:	/s/ Dale G. Reid

		Name:	Dale G. Reid
		Title:	Vice President

WITNESS:	AII ACQUISITION, LLC

/s/ M.P. Earnest	By:	/s/ Dale G. Reid

		Name:	Dale G. Reid
		Title:	Vice President

WITNESS:	ATI TITANIUM LLC

/s/ M.P. Earnest	By:	/s/ Dale G. Reid

		Name:	Dale G. Reid
		Title:	Vice President

AGENTS AND LENDERS: PNC BANK, NATIONAL ASSOCIATION, as a Lender and as Administrative Agent
By:	/s/ David B. Gookin
	Name:	David B. Gookin
	Title:	Senior Vice President

CITIBANK, N.A., as a Lender and as Co-Syndication Agent
By:	/s/ Raymond G. Dunning
	Name:	Raymond G. Dunning
	Title:	Vice President

JPMORGAN CHASE BANK, N.A., as a Lender and as Co-Syndication Agent
By:	/s/ James H. Ramage
	Name:	James H. Ramage
	Title:	Managing Director

BANK OF AMERICA N.A., as a Lender and as Co-Documentation Agent
By:	/s/ W. Thomas Barnett
	Name:	W. Thomas Barnett
	Title:	Senior Vice-President

BANK OF TOKYO-MITSUBISHI UFJ TRUST COMPANY, as a Lender and as Co- Documentation Agent
By:	/s/ K. Ossolinski
	Name:	K. Ossolinski
	Title:	Vice President

CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as a Lender and as a Co-Managing Agent
By:	/s/ Alain Daoust
	Name:	Alain Daoust
	Title:	Director

By:	/s/ Denise L. Alvarez
	Name:	Denise L. Alvarez
	Title:	Associate

WACHOVIA BANK, NATIONAL ASSOCIATION, as a Lender and as Co- Managing Agent
By:	/s/ Patrick J. Kaufmann
	Name:	Patrick J. Kaufmann
	Title:	Senior Vice President

NATIONAL CITY BANK, as a Lender and as Co-Managing Agent
By:	/s/ Debra W. Riefner
	Name:	Debra W. Riefner
	Title:	Senior Vice President

THE BANK OF NEW YORK, as a Lender and as Co-Managing Agent
By:	/s/ William M. Feathers
	Name:	William M. Feathers
	Title:	Vice President

LASALLE BANK NATIONAL ASSOCIATION, as a Lender
By:	/s/ David P. Barrett
	Name:	David P. Barrett
	Title:	Vice President

MORGAN STANLEY BANK, as a Lender
By:	/s/ Daniel Twenge
	Name:	Daniel Twenge
	Title:	Authorized Signatory

HSBC BANK USA, NATIONAL ASSOCIATION, as a Lender
By:	/s/ Kevin B. Quinn
	Name:	Kevin B. Quinn
	Title:	Senior Vice President

SCHEDULE 1.1(A)
PRICING GRID—
VARIABLE PRICING AND FEES BASED ON LEVERAGE RATIO (PRICING)
(PRICING EXPRESSED IN BASIS POINTS)

					Revolving
				Revolving	Credit
	Leverage Ratio	Commitment	Letter of	Credit Base	LIBOR Rate
Level	(Pricing)	Fee	Credit Fee	Rate Spread	Spread
I	Less than or equal to 1.0 to 1.0	15.0	62.5	0.0	62.5
II	Greater than 1.0 to 1.0 but less than or equal to 1.5 to 1.0	20.0	75.0	0.0	75.0
III	Greater than 1.5 to 1.0 but less than or equal to 2.0 to 1.0	25.0	100.0	0.0	100.0
IV	Greater than 2.0 to 1.0	30.0	125.0	0.0	125.0
     For purposes of determining the Applicable Margin, the Applicable Commitment Fee Rate and the Applicable Letter of Credit Fee Rate:
     (a) The Applicable Margin, the Applicable Commitment Fee Rate and the Applicable Letter of Credit Fee Rate shall be determined on the Closing Date based on the Leverage Ratio (Pricing) computed on such date pursuant to a Compliance Certificate to be delivered on the Closing Date.
     (b) The Applicable Margin, the Applicable Commitment Fee Rate and the Applicable Letter of Credit Fee Rate shall be recomputed as of the end of each fiscal quarter ending after the Closing Date based on the Leverage Ratio (Pricing) as of such quarter end. Any increase or decrease in the Applicable Margin, the Applicable Commitment Fee Rate or the Applicable Letter of Credit Fee Rate computed as of a quarter end shall be effective on the date on which the Compliance Certificate evidencing such computation is due to be delivered under Section 7.3.3 [Compliance Certificate].
     (c) If, as a result of any restatement of or other adjustment to the financial statements of ATI or for any other reason, ATI or the Lenders determine that (i) the Leverage Ratio (Pricing) as calculated by ATI as of any applicable date was inaccurate and (ii) a proper calculation of the Leverage Ratio (Pricing) would have resulted in higher pricing for such period,
SCHEDULE 1.1(A) — 1

the Borrowers shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrowers under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or the Issuing Lender), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender or the Issuing Lender, as the case may be, under Section 2.10 [Letter of Credit Subfacility] or 3.3 [Interest After Default] or 8 [Default]. The Borrowers’ obligations under this paragraph shall survive the termination of the Commitments and the repayment of all other Obligations hereunder.
SCHEDULE 1.1(A) — 2

SCHEDULE 1.1(B)
COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES

Part 1 — Commitments of Lenders and Addresses for Notices to Lenders

	Amount of
	Commitment for
	Revolving Credit
Lender	Loans	Ratable Share
Name: PNC Bank, National Association Address: One PNC Plaza, 249 Fifth Avenue Pittsburgh, PA 15222 Attention: David Gookin Telephone: 412-762-4815 Telecopy: 412-762-6484	$50,000,000.00	12.500000000%

Name: Citibank, N.A. Address: 388 Greenwich Street New York, NY 10013 Attention: Ray Dunning Telephone: 212-816-8259 Telecopy: 646-291-1760	$40,000,000.00	10.000000000%

Name: JPMorgan Chase Bank, N.A. Address:270 Park Avenue, 4th Floor New York, NY 10017 Attention: Linda Meyer Telephone: 212-270-2413 Telecopy: 212-270-5100	$40,000,000.00	10.000000000%

Name: Bank of America N.A. Address: 101 N. Tryon Street Charlotte, NC 28255 Attention: Thomas Barnett Telephone: 704-387-1009 Telecopy: 704-386-1319	$35,000,000.00	8.750000000%
SCHEDULE 1.1(B) — 1

	Amount of
	Commitment for
	Revolving Credit
Lender	Loans	Ratable Share
Name: Bank of Tokyo-Mitsubishi UFJ Trust Company Address: 1251 Avenue of the Americas, 12th Floor New York, NY 10020-1104 Attention: John Leffler Telephone: 212-782-4228 Telecopy: 212-782-6445	$35,000,000.00	8.750000000%

Name: Credit Suisse, Cayman Islands Branch Address: 1 First Canadian Place, Suite 3000 Toronto, Ontario M5X 1C9 Attention:Alain Daoust Telephone: 416-352-4527 Telecopy: 416-352-0927	$35,000,000.00	8.750000000%

Name: Wachovia Bank, National Association Address: 2240 Butler Pike Plymouth Meeting, PA 19462 Attention: Patrick J. Kaufmann Telephone: 610-397-2561 Telecopy: 610-397-2558	$35,000,000.00	8.750000000%

Name: National City Bank Address: 20 Stanwix Street, IDC 25-191 Pittsburgh, PA 15222 Attention: Debra Riefner Telephone: 412-644-8880 Telecopy: 412-644-8889	$35,000,000.00	8.750000000%

Name: The Bank of New York Address: Rm. 4535, 1 Mellon Center Pittsburgh, PA 15258-0001 Attention: William M. Feathers Telephone: 412-234-4598 Telecopy: 412-236-6112	$35,000,000.00	8.750000000%

Name: LaSalle Bank National Association Address: 210 Sixth Avenue, Suite 3620 Pittsburgh, PA 15222 Attention: Philip Medsger Telephone: 412-255-5461 Telecopy: 412-255-5485	$20,000,000.00	5.000000000%
SCHEDULE 1.1(A) — 2

	Amount of
	Commitment for
	Revolving Credit
Lender	Loans	Ratable Share
Name: Morgan Stanley Bank Address: One Perrepoint Plaza, 7th Floor 300 Cadman Plaza West Brooklyn, NY 11201 Attention: Erma Dell’Aquita Telephone: 718-754-7286 Telecopy: 718-754-7249	$20,000,000.00	5.000000000%

Name: HSBC Bank USA, National Association Address: One HSBC Center — Lobby Level Buffalo, NY 14203 Attention: Kevin B. Quinn Telephone: 716-841-2556 Telecopy: 716-841-6930	$20,000,000.00	5.000000000%

Total	$400,000,000.00	100.000000000%
SCHEDULE 1.1(A) — 3

SCHEDULE 1.1(B)
COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES

Part 2 — Addresses for Notices to Borrowers and Guarantors:
ADMINISTRATIVE AGENT
Name: PNC Bank, National Association
Address: PNC Firstside Center
500 First Avenue, 4th Floor
Pittsburgh, Pennsylvania 15219
Attention: Lisa Pierce
Telephone: 412-762-6442
Telecopy: 412-762-8672
BORROWERS:
Name: ATI Funding Corporation
Address: 801 West Street, 2nd Floor
Wilmington, DE 19801-1545
Attention: Dale G. Reid, President
Telephone: 412-395-3057
Telecopy: 412-395-3051
Name: TDY Holdings, LLC
Address: 801 West Street
Wilmington, DE 19801-1545
Attention: Dale G. Reid, President
Telephone: 412-395-3057
Telecopy: 412-395-3051
With a copy of each notice sent to the Borrowers or any Guarantor to be sent to:
Name: Allegheny Technologies Incorporated
Address: 1000 Six PPG Place
Pittsburgh, Pennsylvania 15222-5479
Attention: Jon D. Walton, Executive Vice President, Human Resources, Chief Legal and Compliance Officer
Telephone: 412-394-2836
Telecopy: 412-394-3010
SCHEDULE 1.1(B) — 4

GUARANTORS:
Name: Allegheny Technologies Incorporated
Address: 1000 Six PPG Place
Pittsburgh, Pennsylvania 15222-5479
Attention: Dale G. Reid, Vice President
Telephone: 412-395-3057
Telecopy: 412-395-3051
Name: Oregon Metallurgical Corporation
Address: 1600 Old Salem Road
Albany, OR 97321
Attention: Dale G. Reid, Vice President
Telephone: 412-395-3057
Telecopy: 412-395-3051
Name: Allegheny Ludlum Corporation
Address: 1000 Six PPG Place
Pittsburgh, PA 15222-5479
Attention: Dale G. Reid, Vice President
Telephone: 412-395-3057
Telecopy: 412-395-3051
Name: ATI Properties, Inc.
Address: 1600 N.E. Old Salem Road
P.O. Box 460
Albany, OR 97321
Attention: Patrick J. Viccaro, Vice President
Telephone: 412-394-2839
Telecopy: 412-394-3010
Name: TDY Industries, Inc.
Address: 1000 Six PPG Place
Pittsburgh, PA 15222-5479
Attention: Dale G. Reid, Vice President
Telephone: 412-395-3057
Telecopy: 412-395-3051
Name: International Hearth Melting, LLC
Address: 1600 Old Salem Road
Albany, OR 97321
Attention: Dale G. Reid, Vice President
Telephone: 412-395-3057
Telecopy: 412-395-3051
SCHEDULE 1.1(B) — 5

Name: Rome Metals, LLC
Address: Rt. 288, West New Castle Street
Zelienople, PA 16063
Attention: Dale G. Reid, Vice President
Telephone: 412-395-3057
Telecopy: 412-395-3051
Name: TI Oregon, Inc.
Address: 530 34th Avenue SE
Albany, OR 97321
Attention: Dale G. Reid, Vice President
Telephone: 412-395-3057
Telecopy: 412-395-3051
Name: Titanium Wire Corporation
Address: 235 Industrial Park Road
Frackville, PA 17931
Attention: Dale G. Reid, Vice President
Telephone: 412-395-3057
Telecopy: 412-395-3051
Name: ATI Canada Holdings, Inc.
Address: 1000 Six PPG Place
Pittsburgh, PA 15222-5479
Attention: Dale G. Reid, Vice President
Telephone: 412-395-3057
Telecopy: 412-395-3051
Name: Allegheny Technologies International, Inc.
Address: 1000 Six PPG Place
Pittsburgh, PA 15222-5479
Attention: Dale G. Reid, Vice President
Telephone: 412-395-3057
Telecopy: 412-395-3051
Name: AII Investment Corp.
Address: 801 West Street, 2nd Floor
Wilmington, DE 19801-1545
Attention: Dale G. Reid, President
Telephone: 412-395-3057
Telecopy: 412-395-3051
SCHEDULE 1.1(B) — 6

Name: Environmental, Inc.
Address: 1000 Six PPG Place
Pittsburgh, PA 15222-5479
Attention: Dale G. Reid, Vice President
Telephone: 412-395-3057
Telecopy: 412-395-3051
Name: AII Acquisition, LLC
Address: 1000 Six PPG Place
Pittsburgh, PA 15222-5479
Attention: Dale G. Reid, Vice President
Telephone: 412-395-3057
Telecopy: 412-395-3051
Name: ATI Titanium LLC
Address: 1000 Six PPG Place
Pittsburgh, PA 15222-5479
Attention: Dale G. Reid, Vice President
Telephone: 412-395-3057
Telecopy: 412-395-3051
Name: ALC Funding Corporation
Address: 801 West Street, 2nd Floor
Wilmington, DE 19801-1545
Attention: Dale G. Reid, President
Telephone: 412-395-3057
Telecopy: 412-395-3051
Name: Jewel Acquisition, LLC
Address: 1200 Midland Avenues
Midland, PA 15090
Attention: Dale G. Reid, Vice President
Telephone: 412-395-3057
Telecopy: 412-395-3051
Name: Jessop Steel, LLC
Address: 1000 Six PPG Place
Pittsburgh, PA 15222-5479
Attention: Dale G. Reid, Vice President
Telephone: 412-395-3057
Telecopy: 412-395-3051
SCHEDULE 1.1(B) — 7

Schedule 1.1(E)
To Credit Agreement
Existing Letters of Credit

				Amount in
Issuing	Loan			functional
Bank	Party	L/C Number	Amount in USD	Currency	Expiration	Beneficiary
PNC	TDY	S258218NJY	$166,240.00	CHF-200,000	2/11/2008E	UBS AG
PNC	TDY	S258176NJY	$1,145,292.88	Euros-837,263.60	10/14/2007E	ABN Amro Bank
PNC	TDY	S258174NJY	$609,880.00	USD	8/3/2007E	Dept. of Environ.Mgt. State of Indiana
PNC	AL	S259370PGH	$2,000,000.00	USD	11/30/2007E	Calif. Regional Water Qual. Control Brd.
PNC	AL	S259890PGH	$1,194,302.00	USD	4/30/2008E	Pa. Dept of Environ. Protection.
PNC	AL	S258221NJY	$17,900,000.00	USD	6/1/2008E	Pa. self Ins. Division
PNC	AL	S901599PGH	$750,000.00	USD	1/1/2008E	State of Conn. Bureau of Workers Comp.
PNC	TDY	S901600PGH	$1,969,623.00	USD	8/7/2007E	Pa. Dept of Environ. Protection.
PNC	TDY	S260166PGH	$2,531,004.81	Yen 300,000,000	9/18/07E	Bank of Tokyo Mitsubishi
PNC	ATI	S259566PGH	$3,330,314.43	USD	7/25/2007E	Lombard U.S. Equipment
PNC	TDY	S261786PGH	$18,952,436.00	USD	10/31/07E	United States Fidelity and Guaranty Co.
PNC	TDY	18101073-00-000	$93,968.10	USD	11/4/2007	Korea Nuclear Fuel Co.
PNC	TDY	18101365-00-000	$203,656.48	USD	12/31/2007	Korea Nuclear Fuel Co.
PNC	TDY	18103129-00-000	$6,248.34	USD	12/31/2007	Korea Nuclear Fuel Co.
PNC	TDY	18103699-00-000	$291,615.92	USD	9/7/2007E	Korea Nuclear Fuel Co.
PNC	ATI	18104101-00-000	$664,797.42	USD	12/13/07E	Dept. of Environ.Mgt. State of Indiana
PNC	TDY	18104067-00-000	$27,358,000.00	Euros 20,000,000	12/22/07E	Bank of Tokyo Mitsubishi
PNC	TDY	18104268-00-000	$9,033.20	USD	1/30/2008E	Korea Nuclear Fuel Co.
PNC	TDY	17104683-00-000	$191,700.49	CHF 230,631	11/14/2007	New Borel LTD.
PNC	TDY	18104672-00-000	$4,759.00	USD	5/16/08E	Korea Nuclear Fuel Co.
PNC	TDY	18105617-00-000	$2,000,000.00	USD	7/11/08E	PNC Bank as Trustee
PNC	TDY	18105616-00-000	$340,000.00	USD	7/11/08E	Dept. of Toxic Substance Control Calif.
			$81,712,872.06
TDY = TDY Industries, Inc.
AL = Allegheny Ludlum Corporation
ATI = Allegheny Technologies Incorporated
E= Automatic annual renewal

Schedule 1.1(P)
To Credit Agreement
Permitted Liens
ALLEGHENY LUDLUM CORPORATION
Pennsylvania Secretary of State
A.	UCC Financing Statements (Results through 06/12/2007)

1.	Secured Party:	Pro-Am Safety Inc.
	File Number:	33671069
	File Date:	03/02/2001
	Cltrl:	All consigned goods and proceeds listed more specifically on Exhibit A attached thereto

	Continuation Number:	2006030103630
	File Date:	02/28/2006

2.	Secured Party:	Citicorp Vendor Finance Inc.
	File Number:	33811033
	File Date:	04/11/2001
	Cltrl:
All equipment now or hereafter leased by Lessor to Lessee, and all accessions, additions, replacements and substitutions thereto and therefore and all proceeds (including insurance proceeds) thereof, as more specifically identified in lease documentation on file in offices of the Lessor LSE # 2000026415

	Continuation Number:	2006040402117
	File Date:	04/04/2006

3.	Secured Party:	1st Source Bank Construction Equipment Division
	File Number:	34680522
	File Date:	12/06/2001
	Cltrl:
1 2001 Linkbelt Model Rough Terrain Crane together with all present and future attachments, accessions, substitutions, replacement parts, repairs, additions, documents and certificates of title, ownership of origin, with respect to the equipment and all proceeds thereof, including rental and/or lease receipts.

	Continuation Number: File Date:	2006101905511 10/19/2006

4.	Secured Party:	Applied Industrial Technologies, Inc.
	File Number:	34980236
	File Date:	03/01/2002
Cltrl:
Equipment at specific locations and Purchase Money Security Interest in and to all Consignee’s now held or hereafter acquired equipment consigned or shipped to consignee by or on behalf of consignor pursuant to Consignment Agreement

	Continuation Number: File Date:	2007022605030 02/26/2007

5.	Secured Party:	Glencore Ltd.
	File Number:	36331781
	File Date:	06/11/2002
	Cltrl:	Glencore’s Charge Grade and High Carbon Ferrochrome products stored from time to time at Bailee’s facility and all products and proceeds of such product.

	Continuation Number:	2007040404694
	File Date:	04/04/2007

6.	Secured Party:	1st Source Bank Construction Equipment Division
	File Number:	36670976
	File Date:	09/24/2002
Cltrl:
1 Wadon Model 6000C Articlated Unitractor S/N 28558 Together with all present and future attachments, accessories, substitutions, replacement parts, repairs, additions, documents, and certificates of title, ownership or origin, with respect to the equipment and all proceeds thereof, including rental and or lease receipts, for informational purposes only.

	Continuation Number:	2007040906460
	File Date:	04/09/2007

7.	Secured Party:	Reference Metals Company Inc.
	File Number:	20030260466
	File Date:	03/20/2003
	Cltrl:	Notice filing of Niobium Products consigned goods

8.	Secured Party:	Citicorp Del Lease, Inc.
	File Number:	20030363778
	File Date:	04/14/2003
	Cltrl:	One (1) New Mitsubishi Model # FGC 70K S/N AF8900370 — 93” Simplex Mast, 48” Forks, Sideshifter

9.	Secured Party:	De Lage Landen Financial Services Inc.

	File Number:	20030376699
	File Date:	04/16/2003
	Cltrl:	Five (5) New Hyster Model S1255XL2 Forklifts, attachments and accessories. S/N B024V01907A, B024V01908A, B024V01912A, B024V01917A and B024V01920A

10.	Secured Party:	De Lage Landen Financial Services Inc.
	File Number:	20030401025
	File Date:	04/24/2003
	Cltrl:	Notice filing of leased equipment: 1 Hyster S155XL2 B024V01907A, 2 Hyster S155XL2 B024V01908A, 3 Hyster S155XL2 B024V01912A, 4 Hyster S155XL2 B024V01917A, 5 Hyster S155XL2 B024V01920A,

11.	Secured Party:	NORIMET Limited
	File Number:	20030401679
	File Date:	04/24/2003
Cltrl:
All goods and inventory sold by Secured Party to Debtor, all Property and all purchase portions of Property. Property means a maximum consignment inventory of approx. 308,000 lbs. Secured Party’s requirement for electrolytic nickel cathodes. Norlisk Nickel’s grades H-1/H -1Y/H-2 or comparable

12.	Secured Party: File Number: File Date: Cltrl:
De Lage Landen Financial Services Inc.
20030471456
05/12/2003
Five (5) New Hyster Model S80XMBCS Forklifts each together with Fork Positioner, all attachments and accessories. S/N E004V02974A, E004V02973A, E004V02970A, E004V02971A and E004V02982A

13.	Secured Party:	De Lage Landen Financial Services Inc.
	File Number:	20030486866
	File Date:	05/15/2003
	Cltrl:	Notice filing of leased equipment: 1 Hyster S80XMBCS E004V02974A 2 Hyster S80XMBCS E004V02973A 3 Hyster S80XMBCS E004V02970A 4 Hyster S80XMBCS E004V02971A 5 Hyster S80XMBCS E004V02982A

14.	Secured Party:	Diversified Financial Services, LLC
	File Number:	20030633325
	File Date:	08/05/2003
	Cltrl:	2003 JLG 2032E2 Scissor Lift S/N 0200114506

15.	Secured Party:	Diversified Financial Services, LLC
	File Number:	20030633005
	File Date:	08/06/2003

	Cltrl:	2003 JLG 2032E2 Scissor Lift S/N 0200114506

16.	Secured Party:	Citicorp North America Inc.
	File Number:	20030819317
	File Date:	08/19/2003
	Cltrl:	Lease: Four (4) New Caterpillars (3) Model # GP30KLP (1) Model # GP45KLP S/N AT13E31231. AT13E31230. AT13E31217. AT29B80158 (3) W 216” Mast 42” Forks Sideshifter (1) W 188” Mast 54” Forks Sideshifter

17.	Secured Party:	Citicorp North America Inc.
	File Number:	20030822035
	File Date:	08/20/2003
	Cltrl:	Lease: One (1) New Caterpillar Model # GP45KLP S/N AT29B80158 — 188” Mast 54” Forks, Sideshifter

18.	Secured Party:	Minteq International Inc.
	File Number:	20040001658
	File Date:	12/30/2003
	Cltrl:	Lease: MINSCAN Gunning System- 2 complete units per Equipment Lease Agreement dated April 21, 2003. Consigned Inventory: Gunning, Hot Bottom & Cold Bottom material

19.	Secured Party:	Citicorp Del Lease Inc.
	File Number:	20040056279
	File Date:	01/20/2004
	Cltrl:	(1) One New Moltrec Model # E360 S/N 1025724

20.	Secured Party:	Wells Fargo Financial Leasing
	File Number:	20040369077
	File Date:	04/08/2004
	Cltrl:	Lease: 1 — Neopost Mail Machine/Mail Scale System M/N MRT37HL — SE371J

21.	Secured Party:	North American Refractories Company
	File Number:	20040404279
	File Date:	04/16/2004
	Cltrl:	Notice filing of consigned refractory bricks, monolithics and supplies

22.	Secured Party:	Equipco, Division of Phillips Corporation
	File Number:	2005041103263
	File Date:	04/07/2005
	Cltrl:	Informational purpose: One Cushman 898727G01 S/N 2297805

23.	Secured Party:	IBM Corporation
	File Number:	2005042603694

	File Date: Cltrl:	04/26/2005 IBM Equipment Type Cisco Systems Router/Bridges and related software as described on IBM Credit LLC Supplement(s) #FT51BJ

24.	Secured Party:	General Electric Capital Corporation
	File Number:	2005050605422
	File Date:	05/06/2005
	Cltrl:	Equipment Lease: One (1) 2005 Waldon model 8500C
Wheel Loader

25.	Secured Party:	General Electric Capital Corporation
	File Number:	2005062801509
	File Date:	06/28/2005
	Cltrl:	Equipment Lease: One (1) 2005 Waldon model 8500C Wheel Loader

26.	Secured Party:	General Electric Capital Corporation
	File Number:	2005062801547
	File Date:	06/28/2005
	Cltrl:	Equipment Lease: 1 2004 GMC model TT7F042 Street Sweeper Tilt Cab

27.	Secured Party:	General Electric Capital Corporation
	File Number:	2005062801559
	File Date:	06/28/2005
	Cltrl:	Equipment Lease: One (1) 2005 Motrec model E-100 Cart Four Wheel Personnel Carrier; Two (2) 2005 Motrec model G-320 Cart Four Wheel Electric Forklist

28.	Secured Party:	General Electric Capital Corporation
	File Number:	2005062801648
	File Date:	06/28/2005
	Cltrl:	Equipment Lease: 1 2006 Mack model CXN613 Tractor

29.	Secured Party:	General Electric Capital Corporation
	File Number:	2005072102927
	File Date:	07/21/2005
	Clrtl:	Equipment Lease: One (1) 205 Taylor model T520S Forklift serial number 32079

30.	Secured Party:	General Electric Capital Corporation
	File Number:	2005090704494
	File Date:	09/07/2005
	Cltrl:	One (1) Taylor model THC500L Forklift Serial number 32288

31.	Secured Party:	RECO Equipment, Inc.
	File Number:	2005091500467
	File Date:	09/09/2005
	Cltrl:	One (1) Liebherr A954BHD Scrap Metal Handler S/N 714-19948

32.	Secured Party:	NMHG Financial Services, Inc.
	File Number:	200601250265
	File Date:	01/25/2006
	Cltrl:	All equipment now or hereafter leased by Lessor to Lessee and all accession, additions, replacements and proceeds including insurance therof

33.	Secured Party:	RECO Equipment, Inc.
	File Number:	2006041901534
	File Date:	04/17/2006
	Clrtl:	One (1) Liebherr A934B Scrap Metal Handler S/N 934-28006

34.	Secured Party:	General Electric Capital Corporation
	File Number:	2006042703460
	File Date:	04/27/2006
	Clrtl:	One (1) Taylor model Forklift S/N 32750

35.	Secured Party:	Forklift Associates Inc.
	File Number:	2006062102802
	File Date:	06/15/2006
	Cltrl:	Blanket security interest in any and all machinery and equipment in and related to the Lease agreement

36.	Secured Party:	General Electric Capital Corporation
	File Number:	2006070301448
	File Date:	07/03/2006
	Cltrl:	2 2006 Pegasus model PG-500 Lift Truck S/N: R-13047, R-13048

37.	Secured Party:	RECO Equipment, Inc.
	File Number:	2006100301091
	File Date:	10/02/2006
	Cltrl:	Liebherr A934C Material Handler S/N 1006-29943

38.	Secured Party:	Meridian Leasing Corporation
	File Number:	2006112701865
	File Date:	11/22/2006
	Cltrl:	1 Model H50FT Hyster Lift Truck S/N L177B097910

39.	Secured Party:	Meridian Leasing Corporation
	File Number:	2006112904877
	File Date:	11/28/2006
	Cltrl:	1 Model S155XL2 Hyster Lift Truck S/N C024V027650

40.	Secured Party:	Meridian Leasing Corporation
	File Number:	2007013102261
	File Date:	01/30/2007

	Cltrl:	1 Model S80FTBCS Hyster Lift Truck S/N G004V1768D

41.	Secured Party:	RECO Equipment Inc.
	File Number:	2007020801577
	File Date:	02/07/2007
	Cltrl:	One (1) Liebherr A934C Scrap Material Handler S/N 1006-32485

42.	Secured Party:	Greystone Equipment Finance Corporation
	File Number:	2007041206760
	File Date:	04/12/2007
	Cltrl:	5 PW1R water coolers

43.	Secured Party:	Greystone Equipment Finance Corporation
	File Number:	2007041206746
	File Date:	04/12/2007
	Cltrl:	9 Model PW1R water coolers

44.	Secured Party:	General Electric Capital Corporation
	File Number:	2007050207939
	File Date:	05/02/2007
	Cltrl:	2 2006 Hyster model S155XL Forklift Truck S/N C024V02946E, C024V02890D

45.	Secured Party:	RECO Equipment, Inc.
	File Number:	2007060500628
	File Date:	06/04/2007
	Cltrl:	One (1) New Liebherr A934C Scrap Material Handler
TDY INDUSTRIES, INC.
California Secretary of State
A.	UCC Financing Statements (Search Report dated 06/04/2007)

1.	0128460972 filed 10/11/2001

	Debtor: S.P.:	TDY Industries, Inc. Sumitomo Corporation of America

	Cltrl: Continuation Number: Filing Date:	All Vacuum Distilled Titanium Sponge owned by Consignor. Notice filing only. 0670716643 05/25/2006
2.	0132360301 filed 11/16/2001

	Debtor:	TDY Industries, Inc.
	S.P.:	Oregon Office of Energy

	Cltrl:	All Equipment & Machinery now owned or described on Exhibit A of the Security Agreement dated November 12, 2001

	Continuation Number:	0670963798
	Filing Date:	09/27/2006

3.	0219260115 filed 07/10/2002

	Debtor:	TDY Industries, Inc.
	S.P.:	GCF, Inc. (d/b/a Goldman Titanium)

	Cltrl:	Scrap Titanium pursuant to consignment agreement

4.	0220661064 filed 07/23/2002

	Debtor:	TDY Industries, Inc.
	S.P.:	Raymond Leasing Corporation

	Cltrl:	1 Raymond Four Directional

5.	0223560101 filed 08/22/2002

	Debtor:	TDY Industries, Inc.
	S.P.:	De Lage Landen Financial Services
	Assignor :	Solarcom LLC

	Cltrl:	Computer Equipment

6.	0231660325 filed 11/07/2002

	Debtor:	TDY Industries, Inc.
	S.P.:	De Lage Landen Financial
	Assignor :	Solorcom LLC

	Cltrl:	Computer Equipment

7.	0231760891 filed 11/12/2002

	Debtor :	TDY Industries, Inc.
	S.P.:	Wacker-Chemie GmbH

	Cltrl:	Relates to a Consignment Agreement dated January 1, 2002.

8.	0233660526 filed 11/27/2002

	Debtor:	TDY Industries, Inc.
	S.P.:	General Electric Capital Corporation

	Cltrl:	Caterpillar Lift Trucks

9.	0233660554 filed 11/27/2002

	Debtor:	TDY Industries, Inc.
	S.P.:	General Electric Capital Corporation

	Cltrl:	Caterpillar Lift Trucks

10.	0234460089 filed 12/09/2002

	Debtor:	TDY Industries, Inc.
	S.P.:	General Electric Capital Corporation

	Cltrl:	Caterpillar Lift Trucks

11.	0234460093 filed 12/09/2002

	Debtor:	TDY Industries, Inc.
	S.P.:	General Electric Capital Corporation

	Cltrl:	2 Caterpillar Lift Trucks, 1 Caterpillar Reach Truck and 1 Caterpillar Advance Rider Sweeper

12.	0235160870 filed 12/13/2002

	Debtor:	TDY Industries, Inc.
	S.P.:	General Electric Capital Corporation

	Cltrl:	Used 1997 Caterpillar Lift Truck

This is an In-Lieu-Of filing. UCC was originally filed at the Oregon SOS.

13.	0235260627 filed 12/16/2002
	Debtor: S.P.:	TDY Industries, Inc. General Electric Capital Corporation

	Cltrl:	2 Used Caterpillar Lift Trucks

This is an In-Lieu-Of filing. UCC was originally filed at the Oregon SOS.

14.	0235360480 filed 12/17/2002

	Debtor:	TDY Industries, Inc.
	S.P.:	General Electric Capital Corporation

	Cltrl:	2 Caterpillar Lift Trucks

15.	0235360483 filed 12/17/2002

	Debtor:	TDY Industries, Inc.
	S.P.:	General Electric Capital Corporation

	Cltrl:	2 Caterpillar Lift Trucks & 1 Hyster Lift Truck

16.	0235360486 filed 12/17/2002

	Debtor:	TDY Industries, Inc.
	S.P.:	General Electric Capital Corporation

	Cltrl:	Caterpillar Lift Truck

17.	0235360496 filed 12/17/2002

	Debtor:	TDY Industries, Inc.
	S.P.:	General Electric Capital Corporation

	Cltrl:	2 Caterpillar Lift Trucks

18.	0306660613 filed 03/07/2003

	Debtor:	TDY Industries, Inc.
	S.P.:	ELG Metals, Inc.

	Cltrl:	All of Debtor’s Inventory consisting of High Tempered Titanium and Alloy Scrap shipped, sold or consigned to Debtor by Secured Party

19.	0308060027 filed 03/20/2003

	Debtor:	TDY Industries, Inc.
	S.P.:	Fidelity Leasing
	Assignor:	Solarcom, LLC

	Cltrl:	Hydraulic Drive Form Grinder

20.	0308060173 filed 03/20/2003

	Debtor:	TDY Industries, Inc.

	S.P.:	Reference Metals Company Inc.

	Cltrl:	All consigned Niobium Products

03174C0626 filed 06/19/2003 - Amendment

21.	0309260707 filed 04/01/2003

	Debtor:	TDY Industries, Inc.
	S.P.:	General Electric Capital Corporation

	Cltrl:	3 1998 Lift Trucks

This is an In-Lieu-Of filing. UCC was originally filed at the Oregon SOS.

22.	0309260722 filed 04/01/2003

	Debtor:	TDY Industries, Inc.
	S.P.:	General Electric Capital Corporation

	Cltrl:	2 1998 Lift Trucks

This is an In-Lieu-Of filing. UCC was originally filed at the Oregon SOS.

23.	0315460099 filed 05/29/2003

	Debtor:	TDY Industries, Inc.
	S.P.:	De Lage Landen Financial & Solarcom LLC

	Cltrl:	Equipment Lease: Addendum illegible

24.	0315460730 filed 05/30/2003

	Debtor:	TDY Industries, Inc.
	S.P.:	Summit Funding Group, Inc.

	Cltrl:	Equipment Lease: Schedule No. 001 to Master Lease Agreement dated May 20, 2003 (Forsythe Solutions Group, Inc. Invoice No. 264744)

04008C0201 filed 01/05/2004 — Assignment to MB Financial Bank, N.A.

25.	0316960157 filed 06/13/2003

	Debtor:	TDY Industries, Inc.
	S.P.:	Lombard US Equipment Finance Corporation

	Cltrl:	Specific equipment identified on Schedule 1 thereto and all general intangibles relating thereto, rights under the Third

Amendment to and Restatement of the Lease Purchase Agreement dated December 1, 2002 between Chester Co., SC, as Lessor and Debtor, as Lessee

26.	0317660542 filed 06/23/2003

	Debtor:	TDY Industries, Inc.
	S.P.:	General Electric Capital Corporation

	Cltrl:	Equipment Lease: Six (6) Caterpillar Lift Trucks

27.	0317660548 filed 06/23/2003

	Debtor:	TDY Industries, Inc.
	S.P.:	General Electric Capital Corporation

	Cltrl:	Equipment Lease: Nine (9) Caterpillar Lift Trucks, Rotating Bale Clamps

28.	0317660551 filed 06/23/2003
	Debtor:	TDY Industries, Inc.
	S.P.:	General Electric Capital Corporation

	Cltrl:	Equipment Lease: Three (3) Caterpillar Lift Trucks

29.	0320260386 filed 07/16/2003

	Debtor:	TDY Industries, Inc.
	S.P.:	CIT Technologies Corporation

	Cltrl:	Equipment Lease: Schedule No. 001 to Master Lease Agreement dated May 27, 2003 (Hitachi Data Systems)

30.	0328360065 filed 10/07/2003

	Debtor:	TDY Industries, Inc.
	S.P.:	Summit Funding Group, Inc.

	Cltrl:	Equipment Lease: Schedule No. 002 to Master Lease Agreement dated May 20, 2003 (Hyster Sales Company, Forklift Services of Oregon)

31.	0328360068 filed 10/07/2003

	Debtor:	TDY Industries, Inc.
	S.P.:	Summit Funding Group, Inc.

	Cltrl:	Equipment Lease: Schedule No. 003 to Master Lease Agreement dated May 20, 2003 (Forklift Services of Oregon)

32.	0328960505 filed 10/14/2003

	Debtor:	TDY Industries, Inc.
	S.P.:	Summit Funding Group, Inc.

	Cltrl:	Equipment Lease: Schedule No. 002 to Master Lease Agreement dated May 20, 2003 (Hyster Sales Company, Forklift Services of Oregon) 03339C0001 filed 12/02/2003 — Assignment to MB Financial Bank, N.A.

33.	0329660198 filed 10/21/2003

	Debtor:	TDY Industries, Inc.
	S.P.:	Summit Funding Group, Inc.

	Cltrl:	Equipment Lease: Schedule No. 003 to Master Lease Agreement dated May 20, 2003 (Forklift Services of Oregon) 03328C0811 filed 11/21/2003 — Assignment to MB Financial Bank, N.A.

34.	0332160663 filed 11/10/2003

	Debtor:	TDY Industries, Inc.
	S.P.:	Summit Funding Group, Inc.

	Cltrl:	Equipment Lease: Schedule No. 004 to Master Lease Agreement dated May 20, 2003 (M.H. Precision Systems, Inc.) 04008C0662 filed 01/05/2004 — Assignment to MB Financial Bank, N.A.

35.	0332260894 filed 11/14/2003

	Debtor:	TDY Industries, Inc.
	S.P.:	General Electric Capital Corporation

	Cltrl:	Equipment Lease: 1 Stewart & Stevenson Tow Tractor

36.	0421161660 filed 07/28/2004

	Debtor:	TDY Industries, Inc.
	S.P.:	Cisco Systems Capital Corporation

	Cltrl:	Equipment Lease: illegible

0470050866 filed 11/22/2004 — Amendment to include reference to Agreement to Lease Equipment No. 4685-MM002-0

37.	047002162284 filed 10/12/2004

	Debtor:	TDY Industries, Inc.
	S.P.:	Summit Funding Group, Inc.

	Cltrl:	Equipment Lease: Schedule No. 006 to Master Lease Agreement dated May 20, 2003 (Pacific NW Yamaha.)

38.	047003650691 filed 10/25/2004

	Debtor:	TDY Industries, Inc.
	S.P.:	Summit Funding Group, Inc.

	Cltrl:	Equipment Lease: Schedule No. 005 to Master Lease Agreement dated May 20, 2003 (Hoist Liftruck, Inc.)

39.	057015250489 filed 02/07/2005

	Debtor:	TDY Industries, Inc.
	S.P.:	Summit Funding Group, Inc.

	Cltrl:	Equipment Lease: Schedule No. 008 to Master Lease Agreement dated May 20, 2003 (Equipco Material Handling Solutions)

0570222348 filed 04/08/2005 — Assignment to MB Financial Bank, N.A.

40.	057015257193 filed 02/08/2005

	Debtor:	TDY Industries, Inc.
	S.P.:	CIT Technologies Corporation

	Cltrl:	Equipment Lease: Schedule No. 002 to Master Lease Agreement dated May 27, 2003 (Logicalls)

41.	057028029962 filed 05/24/2005

	Debtor:	TDY Industries, Inc.
	S.P.:	Somerset Capital Group, Ltd.

	Cltrl:	Equipment Lease: Schedule No. 001 to Master Lease Agreement dated April 27, 2005

42.	057032221254 filed 06/27/2005

	Debtor:	TDY Industries, Inc.
	S.P.:	Caterpillar Inc.

	Cltrl:	Notice filing of ownership of tooling and machine located in Portland, IN pursuant to Equipment Loan Agreements between the Debtor and Secured Party

43.	057035165587 filed 07/22/2005

	Debtor:	TDY Industries, Inc.
	S.P.:	Key Equipment Finance, Inc.

	Cltrl:	Notice filing

44.	057052244120 filed 12/15/2005

	Debtor:	TDY Industries, Inc.
	S.P.:	General Electric Capital Corporation
	Addl:	Minority Alliance Capital, LLC

	Cltrl:	1 2005 Caterpillar S/N AT13F02092 model P600 Forklift

45.	057052245757 filed 12/15/2005

	Debtor:	TDY Industries, Inc.
	S.P.:	General Electric Capital Corporation
	Addl:	Minority Alliance Capital, LLC

	Cltrl:	1 2005 Caterpillar MJH04725 model 226B Skid Steer Loader

46.	057052245494 filed 12/15/2005

	Debtor:	TDY Industries, Inc.
	S.P.:	General Electric Capital Corporation
	Addl:	Minority Alliance Capital, LLC

	Cltrl:	1 2005 Caterpillar MJH04495 model 226B Skid Steer Loader

47.	057053597102 filed 12/29/2005

	Debtor:	TDY Industries, Inc.
	S.P.:	General Electric Capital Corporation
	Addl:	Minority Alliance Capital, LLC

	Cltrl:	Exhibit A to UCC not attached to result Amendment number 0670605976 filed 02/23/2006 (added collateral description)

48.	067054060806 filed 01/03/2006

	Debtor:	TDY Industries, Inc.
	S.P.:	General Electric Capital Corporation
	Addl:	Minority Alliance Capital, LLC

	Cltrl:	1 2005 Royal T300C Lift Truck S/N L1112

Amendment number 0670605951 filed 02/23/2006 (added cltrl: 1 2005 Royal T00C Lift Truck with Crucible clamp Serial Number 552195-1R1)

49.	067058941080 filed 02/15/2006

	Debtor:	TDY Industries, Inc.
	S.P.:	Marubeni America Corporation

	Cltrl:	Consigner purchase money security interest in all High Grade Low Carbon Ferro- Chrome shipped by secured party to debtor and proceeds

50.	067060645428 filed 02/23/2006

	Debtor:	TDY Industries, Inc.
	S.P.:	OMG Americas, Inc.

	Cltrl:	All fine cobalt powder containing products pursuant to Supply Agreement date 8/1/2005

51.	067068098195 filed 04/27/2006

	Debtor:	TDY Industries, Inc.
	S.P.:	Meridian Leasing Corporation

	Cltrl:	Specified equipment pursuant to 4/1/2006 Master Lease Agreement

Assignment number 0670761189 filed 06/30/2006 (Assigned to FIRST EAGLE NATIONAL BANK)

52.	067069528861 filed 05/09/2006

	Debtor:	TDY Industries, Inc.
	S.P.:	Mitsui and Co. (U.S.A), Inc.

	Cltrl:	All titanium sponge goods not or hereafter acquired by Mitsui and thereafter consigned or placed on premises of debtor

53.	067070090423 filed 05/15/2006

	Debtor:	TDY Industries, Inc.
	S.P.:	General Electric Capital Corporation
	Addl:	Minority Alliance Capital, LLC

	Cltrl:	1 caterpillar model DP115 Forklift Truck S/N 4DP10110 and specified related equipment

54.	067070090281 filed 05/15/2006

	Debtor:	TDY Industries, Inc.
	S.P.:	General Electric Capital Corporation
	Addl:	Minority Alliance Capital, LLC

	Cltrl:	1 caterpillar GP50K forklift truck S/N AT33B50173 and specified related equipment

55.	067078276922 filed 07/19/2006

	Debtor:	TDY Industries, Inc.
	S.P.:	United Rentals (North America), Inc.

	Cltrl:	1 Genie boom E051310421 60 to 62 ft IC Artic 4WD model Z- 60-34 S/N Z60-2196

56.	067081791675 filed 08/16/2006

	Debtor:	TDY Industries, Inc.
	S.P.:	Metallurg Vanadium Corporation

	Cltrl:	all Vanadium Aluminum 65/35 Ti-17 Master Alloy and Val 40/60 and other goods goods from time to time consigned or delivered to debtor by secured party

57.	067089649221 filed 10/25/2006

	Debtor:	TDY Industries, Inc.
	S.P.:	United Rentals ( North America), Inc.

	Cltrl:	1 eq#909541 Sullair TS-32S-400L Rotary Screw Compressor s/n 200610120084

58.	067090569789 filed 11/01/2006

	Debtor:	TDY Industries, Inc.
	S.P.:	General Electric Capital Corporation
	Addl:	Minority Alliance Capital, LLC

	Cltrl:	1 caterpillar model P6000LP Lift Truck serial number AT13F03395

59.	067096556014 filed 12/26/2006

	Debtor:	TDY Industries, Inc.
	S.P.:	General Electric Capital Corporation

	Addl:	Minority Alliance Capital, LLC

	Cltrl:	1 caterpillar model DP90 forklift truck serial number T32B60224

60.	067096713403 filed 12/28/2006

	Debtor:	TDY Industries, Inc.
	S.P.:	General Electric Capital Corporation
	Addl:	Minority Alliance Capital, LLC

	Cltrl:	2 2006 caterpillar model DP115 Forklift s/n 4 DP10158 and 4DP10159

61.	067096809833 filed 12/28/2006

	Debtor:	TDY Industries, Inc.
	S.P.:	General Electric Capital Corporation
	Addl:	Minority Alliance Capital, LLC

	Cltrl:	1 SI model Genie-65 self propelled Telescopic Boom Lift s/n S6006-14504

62.	077097675593 filed 01/02/2007

	Debtor:	TDY Industries, Inc.
	S.P.:	General Electric Capital Corporation
	Addl:	Minority Alliance Capital, LLC

	Cltrl:	Specific equipment detailed on Exhibit A (forklifts)

63.	077097136212 filed 01/02/2007

	Debtor:	TDY Industries, Inc.
	S.P.:	General Electric Capital Corporation
	Addl:	Minority Alliance Capital, LLC

	Cltrl:	1 Komatsu model FG30HT forklift s/n 203708A with specific related equipment

64.	077099073315 filed 01/18/2007

	Debtor:	TDY Industries, Inc.
	S.P.:	General Electric Capital Corporation
	Addl:	Minority Alliance Capital, LLC

	Cltrl:	1 2006 caterpillar model GP40K s/n AT29C00918

65.	077104352948 filed 02/26/2007

	Debtor:	TDY Industries, Inc.

	S.P.:	Summit Funding Group, Inc.

	Cltrl:	1 JLG 600S Boom lift s/n 0300102475 and 1 JLG 600A Articulated boom lift s/n 0300105275

Assignment number 0771069378 filed 03/19/2007 (assigned to AMSOUTH LEASING ,INC.)

66.	077105317314 filed 03/06/2007

	Debtor:	TDY Industries, Inc.
	S.P.:	Meridian Leasing Corporation

	Cltrl:	1 05105-H55F Hyster forklift s/n E008E2125D

67.	077112693935 filed 05/04/2007

	Debtor:	TDY Industries, Inc.
	S.P.:	Pacific Rim Capital Corporation

	Cltrl:	1 Tow Tractor M1A50 and Equipment detailed in Equipment Schedule 1 to Master Lease Agreement dated 01/25/2007

Amendment number 0771128521 filed 05/07/2007 (Restated collateral description)

68.	077113286782 filed 05/09/2007

	Debtor:	TDY Industries, Inc.
	S.P.:	ATEL Capital Equipment Fund X, LLC

	Cltrl:	1 Caterpillar GP40K Lift Truck s/n AT29C01224

69.	077113287056 filed 05/09/2007

	Debtor:	TDY Industries, Inc.
	S.P.:	ATEL Capital Equipment Fund X, LLC

	Cltrl:	1 caterpillar GC45K SWB lift Truck s/n AT87A10329

70.	077113288209 filed 05/09/2007

	Debtor:	TDY Industries, Inc.
	S.P.:	ATEL Capital Equipment Fund X, LLC

	Cltrl:	1 caterpillar GP240K lift Truck s/n AT29C01229
ALLEGHENY TECHNOLOGIES INCORPORATED

Delaware Secretary of State
A.	UCC Financing Statements (Search through 06/01/2007)

1.	Secured Party:	Somerset Capital Group, Ltd.
	Assignee:	Amebal Capital Corporation
	Filing Number:	11255897
	Filing Date:	10/17/2001
	Cltrl:	Equipment Lease: Lease No. AT1001, Schedule No. 1

	Assignment Number:	22843625 (assigned to Hitachi Credit America Corp)
	Filing Date:	11/12/2002

2.	Secured Party:	EMC Corporation
	Filing Number:	117649690
	Filing Date:	11/20/2001
	Cltrl:	specific equipment

3.	Secured Party:	Hewlett-Packard Financial Services Company, F/K/A Compaq Financial Services Corporation
	Filing Number:	21740632
	Filing Date:	07/16/2002
	Cltrl:	Equipment Lease: Master Lease and Financing Agreement Number 101495, equipment located in Pittsburgh, PA

4.	Secured Party:	Computer Sales International, Inc.
	Filing Number:	22332355
	Filing Date:	09/11/2002
	Cltrl:	Equipment Lease: Master Lease 191998, Schedule One, equipment located in Monroe, NC

	Amendment Number:	22630568 (specifies equipment & S/N)
	Filing Date:	10/10/2002

5.	Secured Party:	Reference Metals Company Inc.
	Filing Number:	30702020
	Filing Date:	03/20/2003
	Cltrl:	Notice filing of Niobium Products consigned pursuant to Supply Agreement dated February 27, 2003

6.	Secured Party:	Allied Metals Corporation
	Filing Number:	32212804

	Filing Date:	08/26/2003
	Cltrl:	Notice filing of consigned goods — inventory of high purity iron and nickel master alloys

7.	Secured Party:	CIT Technologies Corporation
	Filing Number:	32289976
	Filing Date:	08/13/2003
	Cltrl:	Equipment Lease: No schedule attached to UCC-1

8.	Secured Party:	Summit Funding Group, Inc.
	Filing Number:	32316910
	Filing Date:	08/18/2003
	Cltrl:	Equipment Lease: Schedule No. 001 to Master Lease Agreement dated May 20, 2003 (Forsythe Solutions Group, Inc.), located in La Vergne, TN

9.	Secured Party:	Summit Funding Group, Inc.
	Filing Number:	32747809
	Filing Date:	10/21/2003
	Cltrl:	Equipment Lease: Schedule No. 002 to Master Lease Agreement dated May 20, 2003 (Hyster Sales Company, Forklift Services of Oregon), located in Albany, OR

10.	Secured Party:	Summit Funding Group, Inc.
	Filing Number:	32747890
	Filing Date:	10/21/2003
	Cltrl:	Equipment Lease: Schedule No. 003 to Master Lease Agreement dated May 20, 2003 (Forklift Services of Oregon), located in Albany, OR

11.	Secured Party:	Summit Funding Group, Inc.
	Filing Number:	32901786
	Filing Date:	10/31/2003
	Cltrl:	Equipment Lease: Schedule No. 002 to Master Lease Agreement dated May 20, 2003 (Hyster Sales Company, Forklift Services of Oregon), located in Albany, OR

12.	Secured Party:	Summit Funding Group, Inc.
	Filing Number:	32901810
	Filing Date:	10/31/2003
	Cltrl:	Equipment Lease: Schedule No. 003 to Master Lease Agreement dated May 20, 2003 (Forklift Services of Oregon), located in Albany, OR

13.	Secured Party:	Computer Sales International, Inc.
	Filing Number:	33016014
	Filing Date:	11/10/2003
	Cltrl:	Equipment Lease: Master Lease 191998, Schedule Two, equipment located in Pittsburgh, PA

	Amendment Number:	41621509 — collateral located in Monroe, NC

	Filing Date:	05/25/2004

14.	Secured Party:	Summit Funding Group, Inc.
	Filing Number:	33072330
	Filing Date:	11/17/2003
	Cltrl:	Equipment Lease: Schedule No. 004 to Master Lease Agreement dated May 20, 2003 (M.H. Precision Systems, Inc.), located in La Vergne, TN

	Assignment Number:	41063017 — assigned to MB Financial Bank, N.A.
	Filing Date:	04/15/2004

15.	Secured Party:	Gelco Corporation dba GE Fleet Services
	Filing Number:	40190571
	Filing Date:	01/23/2004
	Cltrl:	Equipment Lease

16.	Secured Party:	MB Financial Bank N.A.
	Filing Number:	40513954
	Filing Date:	02/11/2004
	Cltrl:	Equipment Lease: Master Lease Agreement dated December 30, 2003 (CB Toyota-Lift), located in Albany, OR

17.	Secured Party:	Ameritech Credit Corporation
	Filing Number:	42222331
	Filing Date:	08/09/2004
	Cltrl:	Equipment Lease: Schedule No. 001-3467500-003

18.	Secured Party:	Ameritech Credit Corporation
	Filing Number:	42222380
	Filing Date:	08/09/2004
	Cltrl:	Equipment Lease: Schedule No. 001-3467500-001

19.	Secured Party:	Ameritech Credit Corporation
	Filing Number:	42373472
	Filing Date:	08/23/2004
	Cltrl:	Equipment Lease: Schedule No. 001-3467500-004, located in Huntsville, AL

	Amendment Number:	42373811 — description of leased equipment
	Filing Date:	08/23/2004

20.	Secured Party:	Lorenz Leasing & Analytics
	Filing Number:	42879494
	Filing Date:	10/13/2004
	Cltrl:	Equipment Lease: Master Lease Agreement dated September 30, 2004 and Equipment Schedule No. 1

21.	Secured Party:	Summit Funding Group, Inc.
	Filing Number:	43055995
	Filing Date:	10/26/2004

	Cltrl:	Equipment Lease: Schedule No. 005 to Master Lease Agreement dated May 20, 2003 (Hoist Lifttruck, Inc.), located in Albany, OR

	Assignment Number:	43468172 — assigned to MB Financial Bank, N.A.
	Filing Date:	12/09/2004

22.	Secured Party:	Computer Sales International, Inc.
	Filing Number:	43112531
	Filing Date:	11/04/2004
	Cltrl:	Equipment Lease: Master Lease 191998, Schedule Three, equipment located in Pittsburgh, PA

	Amendment Number:	50821273 — collateral located in Monroe, NC
	Filing Date:	03/11/2005

	Assignment Number:	50853649 — assigned to Bank of Blue Valley
	Filing Date:	03/14/2005

23.	Secured Party:	Summit Funding Group, Inc.
	Filing Number:	43328871
	Filing Date:	11/23/2004
	Cltrl:	Equipment Lease: Schedule No. 006 to Master Lease Agreement dated May 20, 2003 (Pacific NW Yamaha), located in Albany, OR

	Assignment Number:	43468156 — assigned to MB Financial Bank, N.A.
	Filing Date:	12/09/2004

24.	Secured Party:	IBM Corporation
	Filing Number:	43379866
	Filing Date:	12/02/2004
	Cltrl:	Equipment per IBM Credit LLC Supplement # FT51BJ, Cisco Systems Router/Bridges

25.	Secured Party:	Information Leasing Corporation
	Filing Number:	43399161
	Filing Date:	12/03/2004
	Cltrl:	Equipment Lease: Lease No. HDS524750004, located in Pittsburgh, PA

26.	Secured Party:	General Electric Capital Corporation
	Filing Number:	43527050
	Filing Date:	12/14/2004
	Cltrl:	Equipment Lease: Acct. # 4158964-001, located in Albany, OR

27.	Secured Party:	Herc Exchange, LLC
	Filing Number:	50418948
	Filing Date:	02/07/2005

	Cltrl:	(1) Quincy Compressor; Model QSI1500; S/N UN0503209, Herc ID: 005904015, Doc. 8617480-001; (1) Quincy Dryer; Model QPNC1200; S/N QR984881; Herc ID 052044017, Doc. 8617480-001

28.	Secured Party:	IBM Corporation
	Filing Number:	50634551
	Filing Date:	02/28/2005
	Cltrl:	Equipment per IBM Credit LLC Supplement # FT4G4H, Cisco Systems Router/Bridges

29.	Secured Party:	CIT Technologies Corporation
	Filing Number:	50640053
	Filing Date:	02/15/2005
	Cltrl:	Equipment Lease: Schedule No. 002 to Master Lease Agreement dated May 27, 2003 (Logicalis), located in La Vergne, TN

30.	Secured Party:	Summit Funding Group, Inc.
	Filing Number:	50812520
	Filing Date:	03/11/2005
	Cltrl:	Equipment Lease: Schedule No. 008 to Master Lease Agreement dated May 20, 2003 (Equipco Material Handling Solutions), located in Albany, OR

	Assignment Number:	51088492 — to MB Financial Bank, N.A.
	Filing Date:	04/08/2005

31.	Secured Party:	General Electric Capital Corporation
	Filing Number:	50849787
	Filing Date:	03/17/2005
	Cltrl:	Equipment Lease: Acct. # 4158964-002

32.	Secured Party:	General Electric Capital Corporation
	Filing Number:	50849811
	Filing Date:	03/17/2005
	Cltrl:	Equipment Lease: Acct. # 4158964-003

33.	Secured Party:	IBM Corporation
	Filing Number:	51317396
	Filing Date:	04/28/2005
	Cltrl:	Equipment per IBM Credit LLC Supplement # FT51BJ, Cisco Systems Router/Bridges

34.	Secured Party:	Donlen Corporation
	Filing Number:	514229225
	Filing Date:	04/26/2005
	Cltrl:	Equipment Lease: 2000 Caterpillar 950G, Wheel Loader, S/N 3JW01424

35.	Secured Party:	Somerset Capital Group, Ltd.

	Filing Number:	51593228
	Filing Date:	05/24/2005
	Cltrl:	Equipment Lease: Schedule No. 001 to the Lease Agreement dated April 27, 2005

36.	Secured Party:	General Electric Capital Corporation
	Filing Number:	51981605
	Filing Date:	06/28/2005
	Cltrl:	Equipment Lease: Acct. # 4162665001

37	Secured Party:	General Electric Capital Corporation
	Filing Number:	51981761
	Filing Date:	06/28/2005
	Cltrl:	Equipment Lease: Acct. # 4162665002

38.	Secured Party:	General Electric Capital Corporation
	Filing Number:	51981993
	Filing Date:	6/28/2005
	Cltrl:	Equipment Lease: Acct. # 4162665003

39.	Secured Party:	General Electric Capital Corporation
	Filing Number:	51982215
	Filing Date:	06/28/2005
	Cltrl:	Equipment Lease: Acct. # 4162665004

40.	Secured Party:	IBM Corporation
	Filing Number:	51999177
	Filing Date:	06/29/2005
	Cltrl:	Equipment per IBM Credit LLC Supplement # FT51BJ, Cisco Systems Router/Bridges

41.	Secured Party:	General Electric Capital Corporation
	Filing Number:	52255918
	Filing Date:	07/21/2005
	Cltrl:	1 Taylor model T5205 Forklift s/n 32079

42.	Secured Party:	General Electric Capital Corporation
	Filing Number:	52771039
	Filing Date:	09/07/2005
	Cltrl:	1 Taylor model THC500L forklift s/n32288

43.	Secured Party:	General Electric Capital Corporation Minority Alliance Capital LLC
	Filing Number:	53969426
	Filing Date:	12/15/2005
	Cltrl:	1 Caterpillar AT13Fo2092 forklift

44.	Secured Party:	General Electric Capital Corporation Minority Alliance Capital LLC
	Filing Number:	53969590
	Filing Date:	12/15/2005

	Cltrl:	1 Caterpillar MJH04495 Skid Steer Loader

45.	Secured Party:	General Electric Capital Corporation Minority Alliance Capital, LLC
	Filing Number:	53970036
	Filing Date:	12/15/2005
	Cltrl:	1 Caterpillar MJH04495 Skid Steer Loader

46.	Secured Party:	De Lage Landen Financial Services, Inc.
	Filing Number:	60043067
	Filing Date:	01/05/2006
	Cltrl:	Equipment specified under Master Lease Agreement 492

47.	Secured Party:	General Electric Capital Corporation
	Filing Number:	60078881
	Filing Date:	01/03/2006
	Cltrl:	Equipment Lease Precaution filing

	Amendment Number:	60701565
	Filing Date:	02/23/2006
	Add cltrl:	1 Royal 2005 Lift Truck with Crucible Clamp

	Amendment Number:	60701631
	Filing Date:	02/23/2006
	Add cltrl:	1 2005 Bobcat S185 Loader

48.	Secured Party:	General Electric Capital Corporation Minority Alliance Capital, LLC
	Filing Number:	60078899
	Filing Date:	01/03/2006
	Cltrl:	Precaution Filing

49.	Secured Party:	De Lage Landen Financial Services, Inc.
	Filing Number:	60127696
	Filing Date:	01/12/2006
	Cltrl:	1 Hoist F220 28506 2 Hoist F220 28507 and all components

50.	Secured Party:	General Electric Capital Corporation
	Filing Number:	60224691
	Filing Date:	01/12/2006
	Cltrl:	1 2005 Royal T300C Lift Truck with Crucible Clamp s/n 552195

51.	Secured Party:	Meridian Leasing Corporation
	Filing Number:	61452531
	Filing Date:	04/27/2006
	Cltrl:	Specific Equipment detailed on Exhibit A

	Assignment Number:	62314425

	Filing Date:	06/30/2006
Assigned to FIRST EAGLE NATIONAL BANK

52.	Secured Party:	General Electric Capital Corporation Minority Alliance Capital, LLC
	Filing Number:	61501147
	Filing Date:	04/28/2006
	Cltrl:	2 Taylor model truck T520S Forklift s/n 32750

53.	Secured Party:	General Electric Capital Corporation Minority Alliance Capital , LLC
	Filing Number:	61743913
	Filing Date:	05/15/2006
	Cltrl:	1 caterpillar model GP50K s/n AT33B50173 and specific related equipment

54.	Secured Party:	General Electric Capital Corporation Minority Alliance Capital, LLC
	Filing Number:	614743947
	Filing Date:	05/15/2006
	Cltrl:	1 2005 caterpillar forklift truck, s/n 4DP10110 and specific related equipment

55.	Secured Party:	General Electric Capital Corporation Minority Alliance Capital, LLC
	Filing Number:	63819364
	Filing Date:	11/01/2006
	Cltrl:	1 caterpillar model P6000LP Lift Truck s/n AT13FO3395

	Amendment Number:	64274262
	Filing Date:	11/29/2006
(MINORITY ALLIANCE CAPITAL amended to be the Assignor and not the additional secured party)

57.	Secured Party:	Meridian Leasing Corporation
	Filing Number:	64241154
	Filing Date:	11/21/2006
	Cltrl:	1 model H50FT lift Truck s/n L17B097910

58	Secured Party:	Meridian Leasing Corporation
	Filing Number:	624241170
	Filing Date:	11/21/2006
	Cltrl:	1 model S155XL2 Hyster lift Truck s/nC024V027650

59.	Secured Party:	General Electric Capital Corporation
	Filing Number:	64588513
Minority Alliance Capital, LLC
	Filing Date:	12/30/2006
	Cltrl:	1 2006 Caterpillar model GP40K Fork Lift Truck s/n AT29C00918

60.	Secured Party:	General Electric Capital Corporation Minority Alliance Capital, LLC
	Filing Number:	70065390
	Filing Date:	12/27/2006
	Cltrl:	1 caterpillar model DP90 Fork Lift truck s/n T32B60224

61.	Secured Party:	General Electric Capital Corporation Minority Alliance Capital, LLC
	Filing Number:	70068030
	Filing Date:	12/28/2006
	Cltrl:	1 SI model Genie Self Propelled Telescopic Boom Lift s/n S6006-14504

62.	Secured Party:	General Electric Capital Corporation Minority Alliance Capital, LLC
	Filing Number:	40068162
	Filing Date:	12/28/2006
	Cltrl:	8 Caterpillar Forklifts, specified serial numbers

63.	Secured Party:	General Electric Capital Corporation Minority Alliance Capital, LLC
	Filing Number:	70068253
	Filing Date:	12/28/2006
	Cltrl:	2 Caterpillar model DP115 forklifts, s/n 4DP10158, 4DP10159

64.	Secured Party:	General Electric Capital Corporation Minority Alliance Capital, LLC
	Filing Number:	70077023
	Filing Date:	12/29/2006
	Cltrl:	18 Caterpillar forklift truck with specified serial numbers

65.	Secured Party:	General Electric Capital Corporation Minority Alliance Capital, LLC
	Filing Number:	70108828
	Filing Date:	01/03/2007
	Cltrl:	2006 Komatsu model FG30HT forklift and specified related equipment

66.	Secured Party:	Meridian Leasing Corporation
	Filing Number:	70418466
	Filing Date:	01/30/2006
	Cltrl:	1 Hyster model S80FTBCS lift truck s/n G004V1768D

67.	Secured Party:	Summit Funding Group, Inc.
	Filing Number:	70778364
	Filing Date:	02/26/2007

	Cltrl:	1 Boom JLG 600S Boom Lift and 1 JLG 600A 60’ Articulated Boom Lift

	Assignment Number:	71126621
	Filing Date	03/19/2007
(Assigned AMSOUTH LEASING, LTD.)

68.	Secured Party:	Meridian Leasing Corporation
	Filing Number:	70922814
	Filing Date:	03/07/2007
	Cltrl:	1 model 05105-H550F hyster forklift s/n E008E02125D

	Assignment Number:	713430777
	Filing Date:	04/03/2007
(Assigned to FIRST EAGLE NATIONAL BANK)

69.	Secured Party:	CSI Leasing, Inc.
	Filing Number:	71273910
	Filing Date:	04/05/2007
	Cltrl:	Various computer equipment

70.	Secured Party:	Pacific Rim Capital, Inc.
	Filing Number:	471691467
	Filing Date:	05/04/2007
	Cltrl:	1 tug Tow Tractor M1A50 and goods leased by Pacific Rim

	Assignment Number:	72163771
	Filing Date:	06/08/2007
Assigned to MB FINANCIAL BANK, NA

71.	Secured Party:	General Electric Capital Corporation Minority Alliance Capital LLC
	Filing Number:	71715506
	Filing Date:	05/02/2007
	Cltrl:	2 2006 hsyter model S155XL forklift trucks s/n C024V02946E, C024V02890D

72.	Secured Party:	Atel Capital Equipment Fund X, LLC
	Filing Number:	71759611
	Filing Date:	05/09/2007
	Cltrl:	1 caterpillar GP40& Lift Truck s/n AT29C01224 and specific related equipment

73.	Secured Party:	Atel Capital Equipment Fund X, LLC
	Filing Number:	71759645
	Filing Date:	05/09/2007
	Cltrl:	1 caterpillar GC45K SWB lift truck s/n AT87A10329 and specific related equipment

74.	Secured Party:	Atel Capital Equipment

Filing Number:	71759678
Filing Date:	05/09/2007
Cltrl:	1 caterpillar GP40K lift truck s/n AT29C01229 And specific related equipment
Pennsylvania Secretary of State
A.	UCC Financing Statements (Results through 06/12/2007)

1.	Secured Party:	De Lage Landen Financial Services, Inc.
	File Number:	2003037666
	File Date:	04/16/2003
	Cltrl:	5 hyster model forklifts

2.	Secured Party:	De Lage Landen Financial Services, Inc.
	File Number:	20030400679
	File Date:	04/24/20035
	Cltrl:	5 hyster model forklifts

3.	Secured Party:	De Lage Landen Financial Services, Inc.
	File Number:	20030471466
	File Date:	05/12/2003
	Cltrl:	5 hyster model forklifts

4.	Secured Party:	De Lage Landen Financial Services, Inc.
	File Number:	20030486876
	File Date:	05/15/2003
	Cltrl:	5 hyster model forklift trucks

5.	Secured Party:	Wells Fargo Equipment
	File Number:	2006020102802
	File Date:	02/01/2006
	Cltrl:	2 kalmar lift trucks

6.	Secured Party:	General Electric Capital Corporation Minority Alliance Capital, LLC
	File Number:	2006070301436
	File Date:	07/03/2006
	Cltrl:	2 2006 Pegasus model Lift Trucks
ALLEGHENY LUDLUM
Tradename for Jessop Steel Company
See Results for Allegheny Ludlum Corporation

15.	Secured Party:	1st Source Bank Construction Equipment Division
	File Number:	36670976

File Date:	09/24/2002
Cltrl:	1 Waldon Model 6000C Articulated Unitractor S/N 28558. Together with all present and future attachments, accessories, substitutions, replacement parts, repairs, additions, documents and certificates of title, ownership or origin with respect to the equipment and all proceeds thereof, including rental and or lease receipts for informational purposes only —
JEWEL ACQUISITION, LLC
A.	Open-End Mortgage dated June 19, 1996 between J&L Specialty Steel, Inc. and Beaver County Corporation for Economic Development recorded in the Office of Recorder of Deeds of Beaver County Pennsylvania in Mortgage Book Vol. 1431, page 699 (Securing $3,000,000 in original principal amount)

B.	Mortgage, Security Agreement and Assignment of Leases dated as of the closing date of J&L Acquisition between Jewel Acquisition, LLC and J&L Specialty Steel, LLC. (Securing amounts due under the ALC J&L Note and the Jewel J&L Note).

C.	Security Agreement to be dated as of the closing date of J&L Acquisition between Jewel Acquisition, LLC and J&L Specialty Steel, LLC. (Securing amounts due under the ALC J&L Note and the Jewel J&L Note)

D.	Escrowed Funds (approx. $825,000) under Waste Water Sewer Line Project Extension Project Agreement dated as of January 15, 1999 between J&L Specialty Steel and the City of Canton, Ohio (Securing obligations under sewer line extension project to be assumed by Jewel).

E.	Mechanic’s Lien dated January 5, 2004 filed by Process Systems & Services, Inc. in the Court of Common Pleas of Beaver County, Pennsylvania at Docket No. 40002-2004 with lien amount of $2,936,107.64, plus interest, against premises described as the Midland Plant Engineering Building and prepickling building located at Midland Plant. Removal of this lien is contractually guaranteed by Arcelor SA.
Delaware Secretary of State
A.	UCC Financing Statements (Results through 06/01/2007)

1.	Debtor:	Jewel Acquisition, LLC
	Secured Party:	The Director of Development of the State of Ohio
	File Number:	41528514
	Filing Date:	06/02/2004
	Cltrl:	A slitting line and a packaging line purchased from The Monarch Tool Machine Company per P.O. # 356433 & 356522

3.	Debtor:	Jewel Acquisition, LLC
	Secured Party:	Arcelor Finance SCA & J&L Specialty Steel, LLC
	File Number:	41555129
	Filing Date:	06/04/2004
	Cltrl:	Purchased Assets per Asset Purchase Agreement dated February 16, 2004 and Premises in Beaver County

	Amendment File Number:	41977653
	File Date:	07/14/2004
	Amendment:	Arcelor Finance SCA replaced by Arecelor USA Holding, Inc. as secured party
Ohio Secretary of State
(Results through 06/13/2007)
1.	UCC Financing Statements

1.	Secured Party:	Director of Development of the State of Ohio
	File Number:	OH000778003088
	File Date:	06/03/2004
	Cltrl:	Specific Equipment detailed on project description

Schedule 5.1.1
To Credit Agreement
States of Qualification

	State of	States in
	Incorporation/	Which Qualified
Name of Loan Party	Organization	to do Business

ATI Funding Corporation	Delaware	N/A

TDY Holdings, LLC	Delaware	N/A

Allegheny Technologies Incorporated	Delaware	California Indiana Pennsylvania

Oregon Metallurgical Corporation	Oregon	New Jersey North Carolina Pennsylvania

Allegheny Ludlum Corporation	Pennsylvania	Alabama California Connecticut Georgia Illinois Indiana Massachusetts Michigan Missouri New York Ohio Oklahoma South Carolina Texas

ATI Properties, Inc.	Delaware	California Oregon

TDY Industries, Inc.	California	Alabama Arizona Arkansas Colorado Connecticut

	State of	States in
	Incorporation/	Which Qualified
Name of Loan Party	Organization	to do Business

District of Columbia
Florida
Georgia
Idaho
Illinois
Indiana
Kentucky
Louisiana
Maine
Maryland
Massachusetts
Michigan
Mississippi
Missouri
Montana
Nebraska
Nevada
New Hampshire
New Jersey
New Mexico
New York
North Carolina
Ohio
Oklahoma
Oregon
Pennsylvania
South Carolina
South Dakota
Tennessee
Texas
Utah
Virginia
Washington
Wyoming

ALC Funding Corporation	Delaware	N/A

Jewel Acquisition, LLC	Delaware	Pennsylvania Ohio

Jessop Steel, LLC	Pennsylvania	N/A

International Hearth Melting, LLC	Oregon	Washington

Rome Metals, LLC	Pennsylvania	N/A

	State of	States in
	Incorporation/	Which Qualified
Name of Loan Party	Organization	to do Business

TI Oregon, Inc.	Oregon	California Illinois Ohio

Titanium Wire Corporation	Pennsylvania	N/A

ATI Canada Holdings, Inc.	Delaware	Pennsylvania

Allegheny Technologies International, Inc.	California	Pennsylvania

AII Investment Corp.	Delaware	N/A

Environmental, Inc.	California	Illinois New Jersey Pennsylvania Texas

AII Acquisition, LLC	Pennsylvania	N/A

ATI Titanium LLC	Delaware	Pennsylvania Utah

Schedule 5.1.2
To Credit Agreement
Subsidiaries
Subsidiaries are wholly-owned unless otherwise indicated. For certain Subsidiaries, an additional level of indentation indicates ownership by the non-indented entity immediately above.

Allegheny Technologies Incorporated
ATI Funding Corporation (subsidiaries listed separately)
TDY Holdings, LLC (subsidiaries listed separately)
Allegheny Technologies Holdings S.A.R.L.
Uniti LLC (50%)

Oregon Metallurgical Corporation
International Hearth Melting, LLC
Rome Metals, LLC
TI Oregon Inc. (subsidiaries listed separately)
MZI, LLC (33%)
ATI Properties, Inc. (8%)
Oregon Plasma Melting Partnership (50%)

Allegheny Ludlum Corporation
AII Acquisition, LLC (subsidiaries listed separately)
ALC Funding Corporation
ATI Properties, Inc. (54%)
Shanghai STAL Precision Stainless Steel Co. Ltd. (60%)
Jewel Acquisition, LLC
ATI Allegheny China Holdings Srl
Allegheny Specialty Metals (Shanghai) Trading Co. Ltd.

ATI Properties, Inc.
None

TDY Industries, Inc.
Forgemasters, Inc.
SMP Metals, Inc.
TDY Companies, Inc.
Teledyne Systems Company, Inc.
Teledyne Electronic Systems, Inc.
MZI, LLC (33%)
Stellram, S.A. de C.V. (99.2%)
ATI Properties, Inc. (38%)
Allegheny Ludlum Corporation (10%) (subsidiaries listed separately)
ATI Titanium LLC
TDY do Brazil Ltda. (1.66%)
ATI Rodney GmbH (82.1%)

ALC Funding Corporation
None

ATI Funding Corporation
Allegheny Ludlum Corporation (90%) (subsidiaries listed separately)
Oregon Metallurgical Corporation (subsidiaries listed separately)

Jessop Steel, LLC
None

TDY Holdings, LLC
Allegheny Technologies International, Inc. (subsidiaries listed separately)
ATI Canada Holdings, Inc. (subsidiaries listed separately)
Environmental, Inc.
Kooi U.S.A. Inc.
ATI Rodney GmbH (17.9%)
Powertronic Systems, Inc. (94.1%)
TDY Intercontinental Ltd.
Relentless Insurance Inc.
ATI Stellram S.r.L
TDY Industries, Inc. (subsidiaries listed separately)
Teledyne Exploration Company
Teledyne Packaging Puerto Rico, Inc.
Teledyne Fluid Systems (Thailand) Ltd. (97.2%)
TDY Holdings Limited
TDY Trustees Limited
TDY Limited
TDY Landis Machine Limited
Cuttech Limited
ATI Stellram Limited
ATI Garryson Limited
Stellram Cuttech Manufacturing Limited
Jessop-Saville Limited
ATI Allvac Limited
Allegheny Technologies Limited
Allegheny Technologies GmbH
Allegheny Technologies Japan Ltd.
TDY S.A. (Switzerland)
Metalworking Products AG
Teledyne Saudi Arabia Ltd. (60%)
TDY International Trading Company, S.A.
TDY Venezuela, S.A.
TDY Services, S.A.
TDY Theta S.A. de C.V. (99.4%)
Independent Exploration Company, Inc.
ATI Stellram S.A. (Switzerland)
Stellram Iberica S.A. (72.4%)

ATI Stellram GmbH
Stellram A.S. (40%)
Teledyne de Argentina S.A. (50%)
Western Mining Technology, Inc. (50%)

International Hearth Melting, LLC
None

Rome Metals, LLC
None

TI Oregon Inc.
Titanium Wire Corporation
ATI Holding S.A.S.
ATI Stellram S.A.S. (France)
Allegheny Technologies S.A.S ATI Stellram Iberica S.A. (12.5%)

Titanium Wire Corporation
None

ATI Canada Holdings, Inc.
Metalworking Products Canada Co.
TDY Princeton, Inc.

Allegheny Technologies International, Inc.
Allegheny Technologies Asia, Inc.
Teledyne de Argentina S.A. (50%)
Stellram, S.A de C.V. (8%)
TDY do Brazil Ltda. (98.34%)
Farrris do Brazil Industria Commercio Ltda.(99.64%)
TDY Hong Kong Ltd. (0.01%)
TDY Industries de Mexico S.A. de C.V. (1%)
Teledyne Ukraine Ltd. (10%)
TDY International de Mexico S.A. de C.V. (99.8%)
TDY Transcontinental, Inc.
TDY Hong Kong Ltd. (99.9%)
ATI Allegheny Netherlands Holdings BV
Allegheny Technologies Taiwan, Inc.***
TDY Industries de Mexico S.A. de C.V. (99%)
Teledyne Ukraine Ltd. (90%)
TDY International de Mexico S.A. de C.V. (0.2%)

***	Allegheny Technologies Taiwan, Inc. (“ATTI”) will become a wholly-owned subsidiary of ATI Allegheny Netherlands Holdings BV (the “BV”) after approval by the Taiwan Investment Commission of the transfer of ATTI shares to the BV is obtained and certain other corporate formalities occur, expected August 2007.

AII Acquisition, LLC
AII Investment Corp.
Jessop Steel, LLC
B&L Enterprises, Ltd.

AII Investment Corp.
None

Environmental, Inc.
None

ATI Titanium LLC
None

Jewel Acquisition, LLC
None

Schedule 5.1.5
To Credit Agreement
Litigation
For purposes of this Schedule, “the Company” refers to ATI and its Subsidiaries unless the context requires otherwise. The following matters are disclosed for informational purposes without regard to the materiality threshold set forth in Section 5.1.5 of the Credit Agreement:
     In April 2005, an unfavorable judgment of $5.3 million, including compensatory damages and prejudgment interest, was issued against TDY Industries, Inc. in a case filed in the United States District Court for the Northern District of Alabama relating to a disputed tantalum graded powder raw material supply arrangement. The supplier alleged that ATI Metalworking Products had failed to purchase certain tantalum graded powder under a supply contract, and TDY defended on the basis that the arrangement was a consignment with no purchase obligation. The Company’s appeal of the adverse decision was denied in the third quarter 2006 and in October 2006, the Company paid the $5.6 million judgment, including interest.
     A number of other lawsuits, claims and proceedings have been or may be asserted against the Company relating to the conduct of its currently and formerly owned businesses, including those pertaining to product liability, patent infringement, commercial, employment, employee benefits, taxes, environmental and health and safety, and stockholder matters. While the outcome of litigation cannot be predicted with certainty, and some of these lawsuits, claims or proceedings may be determined adversely to the Company, management does not believe that the disposition of any such pending matters is likely to have a material adverse effect on the Company’s consolidated financial condition or liquidity, although the resolution in any reporting period of one or more of these matters could have a material adverse effect on the Company’s results of operations for that period.
See also Schedule 5.1.13 “Environmental”, which is incorporated by reference into this Schedule 5.1.5, for additional information.

Schedule 5.1.12
To Credit Agreement
ERISA Matters
Certain employees of Oregon Metallurgical Corporation participate in the Western Independent Shops Pension Trust. The Western Independent Shops Pension Trust is a multi-employer pension plan which is currently underfunded. Were Oregon Metallurgical Corporation to withdrawal from this pension plan during the 10/1/2006 — 9/30/2007 plan year, the withdrawal liability would be approximately $10.7 million.

Schedule 5.1.13
To Credit Agreement
Environmental
For purposes of this Schedule, “the Company” refers to ATI and its Subsidiaries unless the context requires otherwise. The following matters are disclosed for informational purposes without regard to the materiality threshold set forth in Section 5.1.13 of the Credit Agreement:
     The Company is subject to various domestic and international environmental laws and regulations that govern the discharge of pollutants, and disposal of wastes, and which may require that they investigate and remediate the effects of the release or disposal of materials at sites associated with past and present operations. The Company could incur substantial cleanup costs, fines and civil or criminal sanctions, third party property damage or personal injury claims as a result of violations or liabilities under these laws or non-compliance with environmental permits required at our facilities. The Company is currently involved in the investigation and remediation of a number of our current and former sites as well as third party sites.
     Based on currently available information, the Company does not believe that there is a reasonable possibility that a loss exceeding the amount already accrued for any of the sites with which the Company is currently associated (either individually or in the aggregate) will be an amount that would be material to a decision to buy or sell ATI’s securities.
     At March 31, 2007, the Company’s reserves for environmental remediation obligations totaled approximately $24 million, of which approximately $13 million were included in other current liabilities. The reserve includes estimated probable future costs of $10 million for federal Superfund and comparable state-managed sites; $8 million for formerly owned or operated sites for which the Company has remediation or indemnification obligations; $4 million for owned or controlled sites at which Company operations have been discontinued; and $2 million for sites utilized by the Company in its ongoing operations. The Company continues to evaluate whether it may be able to recover a portion of future costs for environmental liabilities from third parties.
     The timing of expenditures depends on a number of factors that vary by site. The Company expects that it will expend present accruals over many years and that remediation of all sites with which it has been identified will be completed within thirty years.
     With respect to proceedings brought under the federal Superfund laws, or similar state statutes, the Company has been identified as a potentially responsible party (PRP) at approximately 28 of such sites, excluding those at which such entity believes it has no future liability. The involvement is limited or de minimis at approximately 21 of these sites, and the potential loss exposure with respect to any of the remaining seven individual sites is not considered to be material.
     The Company is a party to various cost-sharing arrangements with other PRPs at the sites. The terms of the cost-sharing arrangements are subject to non-disclosure agreements as confidential information. Nevertheless, the cost-sharing arrangements generally require all PRPs to post financial assurance of the performance of the obligations or to pre-pay into an escrow or trust account their share of anticipated site-related costs. In addition, the Federal government, through various agencies, is a party to several such arrangements.
     In June 2003, the San Diego Unified Port District (“Port District”) commenced an action in U.S. District Court for the Southern District of California against TDY Industries, Inc. (TDY) asserting federal, state and common law claims related to alleged environmental contamination on property located in San Diego and formerly leased by TDY. The complaint sought unspecified damages and a declaratory judgment as to TDY’s liability for contamination on the property. TDY asserted a counterclaim as well as claims against neighboring property owners and former and current operators related to the environmental condition of the San Diego facility. The San Diego International Airport (“Airport”), the current operator of the San Diego Property, asserted a cross claim against TDY alleging federal, state and common law claims relating to the alleged environmental contamination and seeking losses relating to the Airport’s alleged inability to redevelop the property. In December 2006, General Dynamics Corporation, a former neighboring property operator, commenced a separate but related action against TDY. General Dynamics alleged federal claims relating to alleged environmental contamination emanating from the San Diego property that has allegedly impacted General Dynamic’s property. A settlement of the litigation, the related cross claim of the San Diego International Airport and the related action commenced in December 2006 by General Dynamics Corporation against TDY was finalized in April 2007.
     Separately, the Port District requested that the California Department of Toxic Substances Control (“DTSC”) evaluate whether the San Diego property is regulated as a hazardous waste transportation, storage, or disposal facility under the Resource Conservation and Recovery Act (“RCRA”) and similar state laws. The Company has submitted a work plan to the DTSC for closure of four solid waste management units at the facility, in connection with other work that is being done at the Site. The DTSC commented on the work plan and TDY is addressing the comments.
     TDY has conducted an environmental assessment of the San Diego facility pursuant to an October 2004 Order, as revised and amended, from the San Diego Regional Water Quality Control Board (“Regional Board”). TDY will perform remediation activities pursuant to the Order. At March 31, 2007, the Company had adequate reserves for these matters. However, the cost of the remediation cannot be predicted with certainty and could have a material adverse affect on the Company’s results of operations and financial condition.
     TDY and another wholly-owned subsidiary of the Company, among others, have been identified by the U.S. Environmental Protection Agency (EPA) as PRPs at the Li Tungsten Superfund Site in Glen Cove, New York. The Company believes that most of the contamination at the site resulted from work done while the U.S. Government either owned or controlled operations at the site, or from processes done for various governmental agencies, and that the U.S. Government is liable for a substantial portion of the remediation costs at the site. In November 2000, TDY filed a cost recovery and contribution action against the U.S. Government. In March 2003, the Court ordered the parties to the action to fund a portion of the remediation costs at the site. In July 2004, TDY, the U.S. Government and the EPA entered into an Interim Agreement, under which the U.S. Government funded $20.9 million and TDY funded $1 million of the remediation costs at the site. In November 2005, TDY sued other PRPs at the site seeking contribution to the response costs that have been and will continue to be incurred at the site. TDY, the other PRPs and the U.S. Government reached a resolution of this matter and a consent judgment has been lodged with the court. Under the consent judgment, TDY will complete the remediation of the remaining portions of the site and will receive contribution from other PRPs. Based on information presently available, the Company believes its reserves on this matter are adequate. However, the cost of the remediation cannot be predicted with certainty and could have a material adverse affect on the Company’s results of operations and financial condition.
     Since 1990, TDY has been operating under a Corrective Action Order from the EPA for a facility that TDY owns and formerly operated in Hartville, Ohio. TDY has prepared a plan to carry out additional remediation activities, which has been approved by the EPA. The plan was modified slightly in 2006 and implementation commenced in 2007. The Company believes its reserves for the costs it expects to incur for the remediation activities are adequate.
     In a letter dated May 20, 2004, the EPA informed a subsidiary of the Company that it alleges that the company and forty other potentially responsible parties (PRPs) are not in compliance with the Unilateral Administrative Order (UAO) issued to the company and the PRPs for the South El Monte Operable Unit of the San Gabriel Valley (California) Superfund Site, a multi-part area-wide groundwater cleanup. The EPA indicated that it may take action to enforce the UAO and collect penalties, as well as reimbursement of the EPA’s costs associated with the site. The PRPs are in mediation with the EPA to resolve their obligations under the UAO on both technical and legal grounds, and enforcement of the UAO has been stayed.
     A number of other lawsuits, claims and proceedings have been or may be asserted against the Company relating to the conduct of their respective currently and formerly owned businesses, including those pertaining to product liability, patent infringement, commercial, employment, employee benefits, taxes, environmental and health and safety, and stockholder matters. While the outcome of litigation cannot be predicted with certainty, and some of these lawsuits, claims or proceedings may be determined adversely to the Company, management does not believe that the disposition of any such pending matters is likely to have a material adverse effect on the Company’s consolidated financial condition or liquidity, although the resolution in any reporting period of one or more of these matters could have a material adverse effect on the Company’s results of operations for that period.

EXHIBIT 1.1(A)
FORM OF
ASSIGNMENT AND ASSUMPTION AGREEMENT
     Reference is made to the Credit Agreement, dated July      , 2007 (as amended, supplemented, modified or restated from time to time, the “Credit Agreement”), by and among ATI Funding Corporation, a Delaware corporation (“ATI Funding”), TDY Holdings, LLC, a Delaware limited liability company (“TDYH”) (ATI Funding and TDYH are each, a “Borrower” and collectively, the “Borrowers”), the Guarantors (as defined in the Credit Agreement) party thereto, PNC Bank, National Association (“PNC Bank”), various other financial institutions which are now or hereafter become a party thereto (PNC Bank and such other financial institutions are each, a “Lender” and collectively, the “Lenders”) and PNC Bank, as administrative agent for the Lenders (in such capacity, the “Agent”). Unless otherwise defined herein, terms defined in the Credit Agreement are used herein with the same meanings.
                                                (the “Assignor”) and                                          (the “Assignee”), intending to be legally bound hereby, make this Assignment and Assumption Agreement (“Assignment and Assumption”) this            day of                     , 200      and hereby agree as follows:
     1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, WITHOUT RECOURSE to the Assignor and without any representations and warranties except as set forth in Section 2 below, a ___ percent (___%) interest in and to all of the Assignor’s rights and obligations under the Credit Agreement as of the Effective Date (as defined below) including, without limitation, such percentage interest in the Assignor’s Commitments as in effect on the Effective Date, the Loans owing to the Assignor on the Effective Date and the Notes evidencing the outstanding Loans held by the Assignor.
     2. The Assignor (i) represents and warrants that, as of the date hereof, its Revolving Credit Commitment is $                    , the unpaid principal amount of the Revolving Credit Loans owing to the Assignor is $                    , its Swing Loan Commitment is $          , the unpaid principal amount of the Swing Loans owing to the Assignor is $                     (ii) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (iii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any of the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any of the Loan Documents or any other instrument or document furnished pursuant thereto; (iv) makes no representations or warranties and assumes no responsibility with respect to the financial condition of the Borrowers or the performance or observance by the Borrowers of any of their obligations under the Credit Agreement or any of the Loan Documents or any other instrument or document furnished pursuant thereto; and (v) attaches the Notes referred to in paragraph 1 above and requests that the Agent exchange such Notes for new Notes as follows:
[INSERT ASSIGNOR’S INSTRUCTIONS]
     3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements (if any) referred to in Section 5.1.6 [Financial Statements] and Section 7.3 [Reporting Requirements] of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Agent to take such actions on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof; (iv) agrees that it will become a party to and be bound by the Credit Agreement on the Effective Date (including without limitation, the provisions of Section 10.8 [Successors and Assigns]) as if it were an original Lender thereunder and will have all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; and (v) specifies as its address for notices the office set forth beneath its name on the signature page hereof.
     4. The effective date of this Assignment and Assumption shall be the                      day of                                         , 20           (the “Effective Date”). Following the execution of this Assignment and Assumption, it will be delivered to the Agent for acceptance and recording by the Agent.
     5. Upon such acceptance and recording, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Assumption, have the rights and obligations of a Lender thereunder and under the Loan Documents and (ii) the Assignor shall, to the extent provided in this Assignment and Assumption, relinquish its rights and be released from its obligations under the Credit Agreement, and the Commitments of the Assignor and the Assignee shall be as set forth in Schedule I hereto.
     6. Upon such acceptance and recording, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and Commitment Fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.
     7. The Assignor makes this assignment to the Assignee in consideration of the payment by the Assignor to the Agent of Three Thousand Five Hundred and 00/100 Dollars ($3,500.00), receipt of which is hereby acknowledged by the Agent.

     8. This Assignment and Assumption shall be governed by and construed in accordance with the internal Law, and not the Law of conflicts, of the Commonwealth of Pennsylvania.
     9. Each of the parties to this Assignment and Assumption agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Assignment and Assumption.
     10. The Assignee hereby agrees to indemnify and hold the Assignor harmless from and against any and all losses, costs and expenses (including, without limitation, attorneys’ fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee’s performance or non-performance of obligations assumed under this Assignment and Assumption.
     11. This Assignment and Assumption embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings between the parties hereto relating to the subject matter hereof.
     12. [This section is applicable only if the Assignee is incorporated outside of the United States.] [The Assignee has delivered at least five (5) Business Days prior to the Effective Date two (2) duly completed copies of Internal Revenue Service Form W-9, W-8BEN or W-8IMY, or other applicable form prescribed by the Internal Revenue Service, certifying that such Assignee is entitled to receive payments under the Credit Agreement and the other Loan Documents without deduction or withholding of any United States federal income taxes, or is subject to such tax at a reduced rate under an applicable tax treaty.]
[INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties have executed this Assignment and Assumption by their duly authorized officers on the date first above written.

[NAME OF ASSIGNOR]
By:
Name:
Title:

[NAME OF ASSIGNEE]
By:
Name:
Title:

Notice Address:

Telephone No:
Telecopier No:
Attn:
Email Address:

CONSENTED TO this day of , PNC Bank, National Association, as Administrative Agent
By:
Name:
Title:

[CONSENTED TO this day of , [If Required] ATI Funding Corporation
By:
Name:
Title:

TDY Holdings, LLC
By:
Name:
	Title:	]

SCHEDULE I

Amount of
	Revolving	Amount of	Amount of
	Credit	Revolving	Swing Loan	Amount of
	Commitment	Credit Loans	Commitment	Swing Loans
	as of the	held as of the	as of the	held as of the
	Effective Date	Effective Date	Effective Date	Effective Date

[Assignor]	$ _____	$ _____	$ _____	$ _____
[Assignee]	$ _____	$ _____	$ _____	$ _____

EXHIBIT 1.1(G)(1)
FORM OF
JOINDER AND ASSUMPTION AGREEMENT
     This Joinder and Assumption Agreement (“Joinder”) is made the ___ day of ___, 2007, by _______________, a(n) __________________[ limited liability company/limited partnership/general partnership/corporation] (the “New Guarantor”).
Background
     Reference is made to (i) the Credit Agreement, dated July ___, 2007, as the same may be modified, supplemented or amended from time to time (the “Agreement”) by and among ATI Funding Corporation, a Delaware corporation (“ATI Funding”), TDY Holdings, LLC, a Delaware limited liability company (“TDYH”) (ATI Funding and TDYH are each, a “Borrower” and collectively, the “Borrowers”), the Guarantors as defined therein, the Lenders party to the Agreement and PNC Bank, National Association, in its capacity as Administrative Agent for the Lenders (the “Agent”) , (ii) the Form of Guaranty and Suretyship Agreement referred to in the Agreement and attached thereto as Exhibit 1.1(G)(2), as the same may be modified, supplemented or amended (the “Guaranty”), and (iii) the other Loan Documents referred to in the Agreement, as the same may be modified, supplemented or amended.
Agreement
     Capitalized terms defined in the Agreement are used herein as defined therein. In consideration of the New Guarantor becoming a Guarantor under the terms of the Agreement and in consideration of the value of the synergistic benefits received by New Guarantor as a result of becoming affiliated with the Borrowers and the Guarantors, the New Guarantor hereby agrees that effective as of the date hereof, it hereby is, and shall be deemed to be, a Guarantor under the Agreement, the Guaranty and each of the other Loan Documents to which the Guarantors are a party and agrees that from the date hereof and so long as any Loan or any Commitment of any Lender shall remain outstanding and until the payment in full of the Loans and the Notes and the performance of all other obligations of the Borrowers under the Loan Documents, the New Guarantor has assumed the obligations of a Guarantor under, and the New Guarantor shall perform, comply with and be subject to and bound by, jointly and severally, with each of the other Guarantors, each of the terms, provisions and waivers of the Agreement, the Guaranty, the Intercompany Subordination Agreement and each of the other Loan Documents which are stated to apply to or are made by a Guarantor. Without limiting the generality of the foregoing, the New Guarantor hereby represents and warrants that (i) each of the representations and warranties with respect to the Guarantors set forth in Article 5 of the Agreement is true and correct as to the New Guarantor on and as of the date hereof as if made on and as of the date hereof by the New Guarantor (except representations and warranties which relate solely to an earlier date or time which representations and warranties shall be true and correct in all material respects on and as of the specific date or times referred to in said representations and warranties) and (ii) the New Guarantor has heretofore received a true and correct copy of the Agreement and each of the other

Loan Documents (including any modifications thereof or supplements or waivers thereto) as in effect on the date hereof.
     The New Guarantor hereby makes, affirms, and ratifies in favor of the Lenders and the Agent the Agreement, the Guaranty, the Intercompany Subordination Agreement and each of the other Loan Documents given by the Guarantors to the Agent and any of the Lenders.
     The New Guarantor is simultaneously delivering to the Agent the following documents together with this Joinder required under Section 7.2.6 [Subsidiaries and Partnerships] and Section 10.13 [Joinder of Guarantors] of the Agreement.

Not
Document	Delivered	Delivered

Opinion of Counsel (mandatory)	☐	☐

Officer’s Certificate (mandatory)	☐	☐

Secretary’s Certificate (mandatory)	☐	☐

Not
Schedule No. and Description	Delivered	Delivered

Schedule 5.1.1 Qualifications to do Business (mandatory)	☐	☐

Schedule 5.1.2 Capitalization and Ownership (mandatory)	☐	☐

Schedule 5.1.13 Environmental Disclosures (if applicable)	☐	☐
[Note: updates to schedules do not cure any breach of warranties unless expressly agreed in accordance with the terms of the Agreement.]
     In furtherance of the foregoing, the New Guarantor shall execute and deliver or cause to be executed and delivered at any time and from time to time such further instruments and documents and do or cause to be done such further acts as may be reasonably necessary or proper in the opinion of the Agent to carry out more effectively the provisions and purposes of this Joinder and the other Loan Documents.

     IN WITNESS WHEREOF, the New Guarantor has duly executed this Joinder and delivered the same to the Agent for the benefit of the Lenders, on the date and year first above written.

[NEW GUARANTOR]
By:
Title:

Notice Address: Telephone No.: Telecopier No.: Attn: Email address:

Acknowledged and accepted:
PNC BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By:

Name:

ACKNOWLEDGMENT

STATE/COMMONWEALTH OF ______________	)
	)	SS:
COUNTY OF ________	)
     [On this, the ______ day of _________, ______, before me, a Notary Public, the undersigned officer, personally appeared ____________, who acknowledged himself/herself to be the _________ of _________, a ___(the “Company”), and that he/she as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the Company as such officer.]
     [On this, the ______ day of _________, ___, before me, a Notary Public, the undersigned officer, personally appeared ____________, an individual, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument, and acknowledged that he/she executed the same for the purposes therein contained.]
     [On this, the ___day of ___, ___, before me, a Notary Public, personally appeared _________ who acknowledged himself/herself to be the ___of _________, a ____________ ( the “General Partner”), the general partner of _________, a _________ (the “Partnership”), and that he/she, as such officer of the General Partner, executed the foregoing instrument for the purposes therein contained by signing his/her name on behalf of the Partnership.]
     IN WITNESS WHEREOF, I hereunto set my hand and official seal.

_______________________________________ Notary Public
My Commission Expires:

EXHIBIT 1.1(G)(2)
FORM OF
GUARANTY AND SURETYSHIP AGREEMENT
     IN CONSIDERATION of credit granted or to be granted by PNC Bank, National Association (“PNC Bank”) and various other financial institutions from time to time (PNC Bank and such other financial institutions, and their respective Affiliates (as defined in the Credit Agreement (as defined below)) (or if a party ceases to be a party to the Credit Agreement (defined below), then for any swap transaction entered into under a Lender Provided Interest Rate Hedge (as defined in the Credit Agreement) with that party or any of its Affiliates prior to the date that party ceased to be a Lender, that party or any of its Affiliates shall continue to be a beneficiary of this Agreement with respect to any Debtor’s (as defined below) Obligations (as defined below) related to such swap transaction) are each a “Lender” and collectively, the “Lenders”), pursuant to that certain Credit Agreement, dated of even date herewith, by and among ATI Funding Corporation, a Delaware corporation (“ATI Funding”), TDY Holdings, LLC, a Delaware limited liability company (“TDYH”) (ATI Funding and TDYH are each, a “Debtor” and collectively, the “Debtors”), the Lenders, the Guarantors party thereto, and PNC Bank as administrative agent for the Lenders (in such capacity, the “Agent”) (as may be amended, modified, supplemented or restated from time to time, the “Credit Agreement”), intending to be legally bound hereby, and to induce the Lenders to maintain or extend credit to the Debtors, Allegheny Technologies Incorporated, a Delaware corporation (the “Guarantor”), this 31st day of July, 2007, hereby jointly and severally with each of the other Guarantors (as defined in the Credit Agreement):
     1. Becomes an absolute and unconditional guarantor and surety as though it were a primary obligor to the Agent and the Lenders, their respective successors, endorsees and assigns, for the prompt payment and performance when due (whether at maturity, by declaration, acceleration or otherwise) of all Obligations, including, without limitation, all extensions, modifications, renewals thereof and substitutions therefor, whether absolute or contingent, direct or indirect, matured or unmatured, sole, joint or several, of any nature whatsoever, without regard to the validity, enforceability or regularity thereof including, without limitation, continuing interest thereon in accordance with the terms thereof and all expenses (including any reasonable costs of legal expenses) incurred by the Agent or any Lender in enforcing any rights with regard to or collecting against the Guarantor under this Guaranty and Suretyship Agreement (this “Agreement”) and all of the Debtors’ existing or future obligations under or in connection with Lender Provided Interest Rate Hedges, or if any party ceases to be a Lender, any such obligations of a Debtor that relate to any transaction under any such Lender Provided Interest Rate Hedge prior to the date such party ceases to be a Lender (hereinafter collectively referred to as the “Debtor Liabilities”), whether or not such Debtor Liabilities or any portion thereof shall hereafter be released or discharged or is for any reason invalid or unenforceable (capitalized terms used in this Agreement that are defined in the Credit Agreement shall have the meanings assigned to them therein unless otherwise defined in this Agreement);

1

     2. Assents to all agreements made or to be made between the Agent or any Lender and any other Person(s) liable, either absolutely or contingently, on any of the Debtor Liabilities, including any and all such agreements made by any Debtor and any co-maker, endorser, pledgor, surety or guarantor (any such Person being hereinafter referred to as an “Obligor”), and further agrees that the Guarantor’s liability hereunder shall not be reduced or diminished by such agreements in any way;
     3. Consents and agrees that its obligations and liabilities hereunder shall in no way be reduced, limited, waived or released if any other Person or Persons is presently or in the future becomes a surety or guarantor in regard to the Debtor Liabilities or any other liabilities among any Debtor, the Agent and the Lenders; and
     4. Consents that the Agent and the Lenders may, at their option, without in any way affecting the Guarantor’s liability hereunder: (i) exchange, surrender or release any or all collateral security of any endorsement, guaranty or surety held by the Agent or the Lenders for any of the Debtor Liabilities; (ii) renew, extend, modify, supplement, amend, release, alter or compromise the terms of any or all of the Debtor Liabilities; and (iii) waive or fail to perfect the Agent’s and the Lenders’ rights or remedies against any Debtor or the collateral security for any of the Debtor Liabilities.
     CONTINUING GUARANTORS. This Agreement shall be a continuing one and shall continue in full force and effect until (subject to the terms and conditions of the Section of this Agreement entitled Bankruptcy of any Debtor), all Debtor Liabilities and all other amounts payable under the Loan Documents have been paid and performed in full, and all Commitments have terminated. Without limiting the generality of the foregoing, the Guarantors hereby irrevocably waive any right to terminate or revoke this Agreement.
     EXTENT OF GUARANTOR’S LIABILITY. This Agreement shall be and is intended to be an absolute and unconditional guaranty and suretyship for the aggregate of the Debtor Liabilities. The obligations of the Guarantor under this Agreement, when construed collectively with the obligations of (i) Oregon Metallurgical Corporation, an Oregon corporation (“Oremet”), Allegheny Ludlum Corporation, a Pennsylvania corporation (“ALC”), ATI Properties, Inc., a Delaware corporation (“ATIP”), TDY Industries, Inc., a California corporation (“TDY”), ALC Funding Corporation, a Delaware corporation (“ALC Funding”), Jessop Steel, LLC, a Pennsylvania limited liability company (“Jessop LLC”), Jewel Acquisition, LLC, a Delaware limited liability company (“Jewel”), International Hearth Melting, LLC, an Oregon limited liability company (“IHM”), Rome Metals, LLC, a Pennsylvania limited liability company (“Rome”), TI Oregon, Inc., an Oregon corporation (“TIO”), Titanium Wire Corporation, a Pennsylvania corporation (“Titanium Wire”), ATI Canada Holdings, Inc., a Delaware corporation (“ATICH”), Allegheny Technologies International, Inc., a California corporation (“ATII”), AII Investment Corp., a Delaware corporation (“AIC”), Environmental, Inc., a California corporation (“EI”), AII Acquisition, LLC, a Pennsylvania limited liability company (“AII LLC”), and ATI Titanium LLC, a Delaware limited liability company (“ATIT”) under the Guaranty and Suretyship Agreement, dated of even date herewith, made by Oremet, ALC, ATIP, TDY, ALC Funding, Jessop LLC, Jewel, IHM, Rome, TIO, Titanium Wire, ATICH, ATII, AIC, EI, AII LLC and ATIT for the benefit of Agent, and (ii) any other Person that becomes a Guarantor in accordance with the terms of the Credit Agreement, are intended to be the joint and several obligations of the Guarantor, Oremet, ALC, ATIP, TDY, ALC Funding, Jessop LLC, Jewel, IHM, Rome, TIO, Titanium Wire, ATICH, ATII, AIC, EI, AII LLC and ATIT and such other Persons that become Guarantors under the Credit Agreement, and this Agreement, when construed in connection with such other Guaranty and Suretyship Agreements, is intended to be an absolute and unconditional guaranty and suretyship for the aggregate of the Debtor Liabilities.
     UNCONDITIONAL LIABILITY. The Guarantor’s liability hereunder is absolute and unconditional and shall not be reduced, limited, waived, or released in any way by reason of: (i) any failure of the Agent or any Lender to obtain, retain, preserve, perfect or enforce any rights against any Person (including without limitation, any Obligor) or in any property securing any or all of the Debtor Liabilities; (ii) the invalidity or irregularity of any such rights that the Agent and the Lenders may attempt to obtain; (iii) any delay in enforcing or any failure to enforce such rights, even if such rights are thereby lost; (iv) any delay in making demand on any Obligor for payment or performance of any or all of the Debtor Liabilities; or (v) from time to time, the payment in full and subsequent incurring of any Debtor Liabilities.
     RIGHT OF SET-OFF. If any liability of the Guarantor hereunder is not paid to the Agent when due, the Agent and the Lenders may forthwith, at any time and from time to time without notice to the Guarantor, any right to such notice being hereby expressly waived by the Guarantor: set-off, appropriate and apply against the liabilities of the Guarantor hereunder (i) any and all deposits, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held by the Agent or any Lender, not to exceed the amount then due, as the Agent or such Lender may elect, whether or not the Agent or such Lender shall have made any demand for payment and (ii) any and all moneys owed by the Agent or any Lender to the Guarantor in any capacity, whether or not then due, and whether provisionally or finally credited upon the Agent’s and the Lenders’ books and records.
     WAIVER. The Guarantor hereby waives all notice with respect to the present existence or future incurrence of any Debtor Liabilities including, but not limited to, the amount, terms and conditions thereof. The Guarantor hereby consents to the taking of, or failure to take, from time to time, any action of any nature whatsoever permitted by Law with respect to the Debtor Liabilities and with respect to any rights against any Person or Persons (including, without limitation, any Obligor), or in any property including, without limitation, any renewals, extensions, modifications, postponements, compromises, indulgences, waivers, surrenders, exchanges and releases, and the Guarantor will remain fully liable hereunder notwithstanding any or all of the foregoing. The granting of an express written release of the Guarantor’s liability hereunder or any other Obligor’s liability shall be effective only with respect to the liability hereunder of the Guarantor or such Obligor who is specifically so expressly released but shall in no way affect the liability hereunder of the Guarantor or any other Obligor not so expressly released. The dissolution of the Guarantor or any other Obligor shall in no way affect the liability hereunder or that of any other Obligor. The Guarantor hereby expressly waives: (i) notices of acceptance hereof; (ii) any presentment, demand, protest, notice of default in connection with the Debtor Liabilities, dishonor or notice of dishonor; (iii) any right of indemnification; and (iv) any defense arising by reason of any disability or other defense whatsoever to the liability of the Debtors, or any other circumstance which might otherwise constitute a defense available to, or in discharge of, the Guarantor with respect to its obligations hereunder.

     No payment by the Guarantor shall entitle any Obligor, by subrogation, contribution, indemnification or otherwise, to succeed to any of the rights of the Agent and the Lenders, including rights to any payment made on account of the Debtor Liabilities, regardless of the source of such payment, until all of the Debtors’ obligations to the Agent and the Lenders under the Credit Agreement and the other Loan Documents are satisfied in full and the Commitments are terminated. The Guarantor hereby waives any benefit of and any right to participate in any collateral security now or hereafter held by the Agent and the Lenders or any failure or refusal by the Agent and the Lenders to perfect an interest in any collateral security.
     BANKRUPTCY OF ANY DEBTOR. Neither the Guarantor’s obligations to make payment in accordance with the terms of this Agreement nor any remedy for the enforcement hereof shall be impaired, modified, changed, released or limited in any manner whatsoever by any Debtor’s bankruptcy or by any impairment, modification, change, release or limitation of (i) the liability of any Debtor, any Person assuming the obligations of such Debtor under the Credit Agreement or any of the other Loan Documents or such Debtor’s estate in bankruptcy or (ii) any remedy for the enforcement of the Debtor Liabilities, either of which result from the operation of any present or further provision of any bankruptcy act, Law or equitable cause or from the decision of any court. The Guarantor agrees that to the extent that any Debtor or any other Obligor makes a payment or payments to the Agent or any Lender, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be paid to a trustee, receiver or any other Person under any bankruptcy act, Law or equitable cause, then to the extent of such payment, the Debtor Liabilities or part thereof intended to be satisfied shall be revived and continued in full force and effect as if said payment had not been made.
     PAYMENT OF COSTS. In addition to all other liabilities of the Guarantor hereunder, the Guarantor also agrees to pay to the Agent on demand all reasonable costs and expenses (including reasonable attorneys’ fees and legal expenses) which may be incurred in the enforcement or collection of the liabilities of the Guarantor hereunder.
     PRIMARY LIABILITY OF THE GUARANTOR. The Guarantor agrees that this Agreement may be enforced by the Agent and the Lenders without the necessity at any time of resorting to or exhausting any other security or collateral and without the necessity at any time of having recourse to the Credit Agreement and the other Loan Documents, or any collateral now or hereafter securing the Debtor Liabilities or otherwise, and the Guarantor hereby waives the right to require the Agent and the Lenders to proceed against any other Obligor or to require the Agent and the Lenders to pursue any other remedy or enforce any other right. The Guarantor further agrees that nothing contained herein shall prevent the Agent and the Lenders from suing on the Credit Agreement and the other Loan Documents, or any of them, or foreclosing their Lien, if any, on any collateral hereafter securing the Debtor Liabilities or from exercising any other rights available under the Credit Agreement and the other Loan Documents, or any other instrument of security if neither the Debtors nor the Guarantor timely satisfy the Debtor Liabilities thereunder, and the exercise of any of the aforesaid rights and the completion of any foreclosure proceedings shall not constitute a discharge of any of the obligations of the Guarantor thereunder; it being the purpose and intent of the Guarantor that the obligations of the Guarantor hereunder shall be absolute, independent and unconditional. Neither the obligations of the Guarantor under this Agreement nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release or limitation of the liability of the Debtors or by reason of the bankruptcy or insolvency of any Debtor. If acceleration of the time for payment of any amount payable by each Debtor is stayed upon the insolvency or bankruptcy of such Debtor, amounts otherwise subject to acceleration under the terms of the Credit Agreement and the other Loan Documents including, without limitation, interest at the rates set forth in the Credit Agreement occurring after the date of such bankruptcy or insolvency, shall nonetheless be payable by the Guarantor hereunder forthwith on demand by the Agent. The Guarantor acknowledges that the term “Debtor Liabilities” as used herein includes any payments made by the Debtors to the Agent or the Lenders and subsequently recovered by the Debtors or a trustee for any Debtor pursuant to bankruptcy or insolvency proceedings.
     ACCELERATION OF THE GUARANTOR’S LIABILITIES. Upon the occurrence of any of the following events, all of the Debtor Liabilities, at the Agent’s and the Lenders’ option, shall be deemed to be forthwith due and payable for the purposes of this Agreement and for determining the liability of the Guarantor hereunder, whether or not the Agent and the Lenders have any such rights against any other Obligor, and whether or not the Agent and the Lenders elect to exercise any rights or remedies against any other Person or property including, without limitation, any other Obligor: (i) the failure of the Guarantor to perform any covenant or obligation hereunder; (ii) the occurrence of an Event of Default under the Credit Agreement which has not been cured; or (iii) any information or signature heretofore or hereafter furnished to the Agent or any Lender by the Guarantor, or delivered to the Agent or any Lender by an Obligor in connection with any of the Debtor Liabilities, is materially false or incorrect at the time when made.
     RIGHTS OF THE GUARANTOR. All rights and remedies of the Guarantor against the Debtors or any property of the Debtors or any collateral security for any of the Debtor Liabilities, whether arising by promissory note, subrogation, security agreement, mortgage or otherwise, shall in all respects be and remain subordinate and junior in right of payment and priority to the prior and indefeasible payment in full to the Agent and the Lenders of all Debtor Liabilities and to the priority of the Agent and the Lenders in any property of the Debtors and any collateral security for any of the Debtor Liabilities. Any amount which may have been paid to the Guarantor on account of any Indebtedness of the Debtors to the Guarantor, or on account of any subrogation or other rights of the Guarantor against the Debtors, when all of the Debtor Liabilities shall not have been indefeasibly paid in full, shall be held by the undersigned in trust for the benefit of the Lenders and shall forthwith be paid to the Agent to be credited and applied upon the Debtor Liabilities, whether matured or unmatured.
     NOTICE TO THE AGENT AND THE LENDERS BY THE GUARANTOR. Any notice to the Agent or the Lenders by the Guarantor pursuant to the provisions hereof shall be sent by first-class or first-class express mail, private overnight or next business day courier or by telex or telecopy with confirmation in writing mailed first class, in all cases with charges prepaid, and any such properly given notice will be effective when received, to:

PNC Bank, National Association
PNC Firstside Center
500 First Avenue, 4th Floor
Pittsburgh, Pennsylvania 15219
Attention: Lisa Pierce
     Notice by the Guarantor shall not, in any way, reduce, diminish or release the liability of any other Obligor. In the event that this Agreement is preceded or followed by any other guaranty or surety agreement(s) regarding the Debtors or any other Person, all rights granted to the Agent and the Lenders in such agreement(s) shall be deemed to be cumulative and this Agreement shall not, in such event, be deemed to be cancelled, superseded, terminated or in any way limited.
     COUNTERPARTS. This Agreement may be signed in any number of counterpart copies and by the parties hereto on separate counterparts, but all such copies shall constitute one and the same instrument. Delivery of an executed counterpart of signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart. Any party so executing this Agreement by facsimile transmission shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart executed by facsimile transmission.
     MISCELLANEOUS. This Agreement shall be binding upon the Guarantor and the Guarantor’s successors, assigns and other legal representatives, and shall inure to the benefit of the Agent and the Lenders, their respective endorsers, successors and assigns forever. If any provision of this Agreement shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, but this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein. All matters arising hereunder shall be governed by the Laws of the Commonwealth of Pennsylvania without regard to the conflicts of laws thereof, and the parties hereto agree to the jurisdiction and venue of the Court of Common Pleas of Allegheny County, Pennsylvania and the United States District Court for the Western District of Pennsylvania with respect to any suit arising in connection herewith. No provision of this Agreement related to the rights of parties that have ceased to be a Lender but continue to be a beneficiary of this Agreement shall be amended, modified or waived without the prior written consent of all such parties.
     WAIVER OF TRIAL BY JURY. THE UNDERSIGNED HEREBY EXPRESSLY, KNOWINGLY AND VOLUNTARILY WAIVES ALL BENEFIT AND ADVANTAGE OF ANY RIGHT TO A TRIAL BY JURY, AND IT WILL NOT AT ANY TIME INSIST UPON, OR PLEAD OR IN ANY MANNER WHATSOEVER CLAIM OR TAKE THE BENEFIT OR ADVANTAGE OF A TRIAL BY JURY IN ANY ACTION ARISING IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS.
[INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the undersigned Guarantor, intending to be legally bound, has executed and delivered this Agreement on the day and year first above written.

WITNESS:	Allegheny Technologies Incorporated
By:
		Name:	Dale G. Reid
		Title:	Vice President

(Subsidiary)
EXHIBIT 1.1(G)(3)
FORM OF
GUARANTY AND SURETYSHIP AGREEMENT
     IN CONSIDERATION of credit granted or to be granted by PNC Bank, National Association (“PNC Bank”) and various other financial institutions from time to time (PNC Bank and such other financial institutions, and their respective Affiliates (as defined in the Credit Agreement (as defined below)) (or if a party ceases to be a party to the Credit Agreement (defined below), then for any swap transaction entered into under an a Lender Provided Interest Rate Hedge (as defined in the Credit Agreement) with that party or any of its Affiliates prior to the date that party ceased to be a Lender, that party or any of its Affiliates shall continue to be a beneficiary of this Agreement with respect to any Debtor’s (as defined below) Obligations (as defined below) related to such swap transaction) are each a “Lender” and collectively, the “Lenders”), pursuant to that certain Credit Agreement, dated of even date herewith, by and among ATI Funding Corporation, a Delaware corporation (“ATI Funding”), TDY Holdings, LLC, a Delaware limited liability company (“TDYH”) (ATI Funding and TDYH are each, a “Debtor” and collectively, the “Debtors”), the Lenders, the Guarantors party thereto, and PNC Bank as administrative agent for the Lenders (in such capacity, the “Agent”) (as may be amended, modified, supplemented or restated from time to time, the “Credit Agreement”), intending to be legally bound hereby, and to induce the Lenders to maintain or extend credit to the Debtors, Oregon Metallurgical Corporation, an Oregon corporation (“Oremet”), Allegheny Ludlum Corporation, a Pennsylvania corporation (“ALC”), ATI Properties, Inc., a Delaware corporation (“ATIP”), TDY Industries, Inc., a California corporation (“TDY”), ALC Funding Corporation, a Delaware corporation (“ALC Funding”), Jessop Steel, LLC, a Pennsylvania limited liability company (“Jessop LLC”), Jewel Acquisition, LLC, a Delaware limited liability company (“Jewel”), International Hearth Melting, LLC, an Oregon limited liability company (“IHM”), Rome Metals, LLC, a Pennsylvania limited liability company (“Rome”), TI Oregon, Inc., an Oregon corporation (“TIO”), Titanium Wire Corporation, a Pennsylvania corporation (“Titanium Wire”), ATI Canada Holdings, Inc., a Delaware corporation (“ATICH”), Allegheny Technologies International, Inc., a California corporation (“ATII”), AII Investment Corp., a Delaware corporation (“AIC”), Environmental, Inc., a California corporation (“EI”), AII Acquisition, LLC, a Pennsylvania limited liability company (“AII LLC”), and ATI Titanium LLC, a Delaware limited liability company (“ATIT”) (Oremet, ALC, ATIP, TDY, ALC Funding, Jessop LLC, Jewel, IHM, Rome, TIO, Titanium Wire, ATICH, ATII, AIC, EI, AII LLC and ATIT are each a “Guarantor” and collectively, the “Guarantors”), this ___day of July, 2007, hereby jointly and severally with each of the other Guarantors (as defined in the Credit Agreement):
     1. Become absolute and unconditional guarantors and sureties as though they were a primary obligor to the Agent and the Lenders, their respective successors, endorsees and assigns, for the prompt payment and performance when due (whether at maturity, by declaration, acceleration or otherwise) of all Obligations, including, without limitation, all extensions, modifications, renewals thereof and substitutions therefor, whether absolute or contingent, direct or indirect, matured or unmatured, sole, joint or several, of any nature whatsoever, without regard to the validity, enforceability or regularity thereof including, without limitation, continuing interest thereon in accordance with the terms thereof and all expenses (including any reasonable costs of legal expenses) incurred by the Agent or any Lender in enforcing any rights with regard to or collecting against any Guarantor under this Guaranty and Suretyship Agreement (this “Agreement”) and all of the Debtors’ existing or future obligations under or in connection with Lender Provided Interest Rate Hedges with any Lender or its Affiliates, or if any party ceases to be a Lender, any such obligations of a Debtor that relate to any transaction under any such Lender Provided Interest Rate Hedge prior to the date such party ceases to be a Lender (hereinafter collectively referred to as the “Debtor Liabilities”), whether or not such Debtor Liabilities or any portion thereof shall hereafter be released or discharged or is for any reason invalid or unenforceable (capitalized terms used in this Agreement that are defined in the Credit Agreement shall have the meanings assigned to them therein unless otherwise defined in this Agreement);
     2. Assent to all agreements made or to be made between the Agent or any Lender and any other Person(s) liable, either absolutely or contingently, on any of the Debtor Liabilities, including any and all such agreements made by any Debtor and any co-maker, endorser, pledgor, surety or guarantor (any such Person being hereinafter referred to as an “Obligor”), and further agree that the Guarantors’ liability hereunder shall not be reduced or diminished by such agreements in any way;
     3. Consent and agree that their obligations and liabilities hereunder shall in no way be reduced, limited, waived or released if any other Person or Persons is presently or in the future becomes a surety or guarantor in regard to the Debtor Liabilities or any other liabilities among any Debtor, the Agent and the Lenders; and
     4. Consent that the Agent and the Lenders may, at their option, without in any way affecting the Guarantors’ liability hereunder: (i) exchange, surrender or release any or all collateral security of any endorsement, guaranty or surety held by the Agent or the Lenders for any of the Debtor Liabilities; (ii) renew, extend, modify, supplement, amend, release, alter or compromise the terms of any or all of the Debtor Liabilities; and (iii) waive or fail to perfect the Agent’s and the Lenders’ rights or remedies against any Debtor or the collateral security for any of the Debtor Liabilities.
     CONTINUING GUARANTORS. This Agreement shall be a continuing one and shall continue in full force and effect until (subject to the terms and conditions of the Section of this Agreement entitled Bankruptcy of any Debtor), all Debtor Liabilities and all other amounts payable under the Loan Documents have been paid and performed in full, and all Commitments have terminated. Without limiting the generality of the foregoing, the Guarantors hereby irrevocably waive any right to terminate or revoke this Agreement.
     EXTENT OF GUARANTORS’ LIABILITY. This Agreement shall be and is intended to be an absolute and unconditional guaranty and suretyship for the aggregate of the Debtor Liabilities; provided, however, that the Guarantors’ total liability hereunder shall be limited as set forth below. The obligations of the Guarantors under this Agreement, when construed collectively with the obligations of (i) ATI under the Guaranty and Suretyship Agreement, dated of even date herewith, made by ATI for the benefit of Agent, and (ii) any other Person that becomes a Guarantor in accordance with the terms of the Credit Agreement, are intended to be the joint and several obligations of the Guarantors, ATI and such other Persons that become Guarantors under the Credit Agreement, and this Agreement, when construed in connection with such other Guaranty and Suretyship Agreements, is intended to be an absolute and unconditional guaranty and suretyship for the aggregate of the Debtor Liabilities. Notwithstanding any provisions herein regarding joint and several liability, this Agreement shall not constitute and shall not be construed as a guaranty by any party hereto of any obligations which Allegheny Technologies Incorporated, a Delaware corporation (“ATI”), may have under any separate guaranty executed by ATI with respect to the Debtor Liabilities guaranteed hereunder.
     Subject to the remainder of this paragraph, but otherwise notwithstanding anything to the contrary contained in this Agreement, the maximum liability of each Guarantor under this Agreement shall not exceed the sum of (i) that portion of the Debtor Liabilities, the proceeds of which are used by the Debtors to make Valuable Transfers (as hereinafter defined) to such Guarantor, plus (ii) ninety-five percent (95%) of the Adjusted Net Worth (as hereinafter defined), but only to the extent that Adjusted Net Worth is a positive number, of such Guarantor at the date of this Agreement. For purposes of this paragraph:
     “Adjusted Net Worth” shall mean, as of any date of determination thereof, the excess of (i) the amount of the fair saleable value of the assets of such Guarantor as of the date of such determination, determined in accordance with applicable federal and state Laws governing determinations of insolvency of debtors, over (ii) the amount of all liabilities of such Guarantor, contingent or otherwise, as of the date of such determination, determined on the basis provided in the preceding clause (i), in all events prior to giving effect to Valuable Transfers.
     “Valuable Transfers” shall mean (a) all loans, advances, other credit accommodations, or capital contributions made to such Guarantor with proceeds of the Loans, (b) the amount of Letters of Credit outstanding with respect to Letters of Credit issued to support the obligations or Indebtedness of such Guarantor, (c) all debt securities or other obligations or Indebtedness of such Guarantor acquired from such Guarantor or retired, redeemed, purchased or acquired by such Guarantor with proceeds of any Loans or any Letters of Credit issued to support the obligations or Indebtedness of such Guarantor, (d) all equity securities of such Guarantor acquired from such Guarantor with the proceeds of any Loans or of any drawings on Letters of Credit issued to support the obligations of such Guarantor, (e) the fair market value of all property acquired with proceeds of the Loans or of any drawings on Letters of Credit issued to support the obligations or Indebtedness of such Guarantor and transferred to such Guarantor, (f) the interest on and the fees in respect of the Loans, the proceeds of which are used to make such a Valuable Transfer, and (g) the value of any quantifiable economic benefits not included in clauses (a) through (f) above, but includable in accordance with applicable federal and state Laws governing determinations of the insolvency of debtors, accruing to such Guarantor as a result of the Loans or the Letters of Credit outstanding.
          The Guarantors agree that the Debtor Liabilities may at any time and from time to time exceed the maximum liability of the Guarantors hereunder without impairing this Agreement or affecting the rights and remedies of the Agent and the Lenders hereunder. No payment or payments made by any Debtor, the Guarantors or any other Person or received or collected by the Agent or any Lender from any Debtor, the Guarantors or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Debtor Liabilities shall be deemed to modify, reduce, release or otherwise affect the liability of the Guarantors under this Agreement and the Guarantors shall, notwithstanding any such payment or payments (other than payments made to the Agent or any Lender by the Guarantors or payments received or collected by the Agent or any Lender from the Guarantors), remain liable for the Debtor Liabilities up to the maximum liability amount of the Guarantors set forth in this paragraph until the Debtor Liabilities are indefeasibly paid in full in cash, each Lender’s obligation to make Loans is terminated according to the terms of the Credit Agreement, all Letters of Credit have either expired or have been cancelled and all Hedging Contracts with respect to any Lender-Provided Interest Rate Hedge have either expired or have been terminated; provided, however, that, anything herein to the contrary notwithstanding, in no event shall the Guarantors’ liability under this paragraph exceed the maximum amount that, after giving effect to the incurring of the obligations hereunder and to any rights to contribution of the Guarantors from the Debtors and other affiliates of the Debtors, would not render the Agent’s and the Lenders’ right to payment hereunder void, voidable or avoidable under any applicable fraudulent transfer law; and further provided that if a greater amount of the Debtor Liabilities than the maximum liability set forth in this paragraph could be repaid by the Guarantors as a result of an increase in any Guarantor’s Adjusted Net Worth subsequent to the date of this Agreement, without rendering the Agent’s and the Lenders’ right to payment hereunder void, voidable or avoidable under any applicable fraudulent transfer law, then the amount of such Guarantor’s maximum liability calculated in the first sentence of this paragraph shall be calculated based upon such Guarantor’s Adjusted Net Worth on such later date, rather than the date of execution of this Agreement.
     UNCONDITIONAL LIABILITY. The Guarantors’ liability hereunder is absolute and unconditional and shall not be reduced, limited, waived, or released in any way by reason of: (i) any failure of the Agent or any Lender to obtain, retain, preserve, perfect or enforce any rights against any Person (including without limitation, any Obligor) or in any property securing any or all of the Debtor Liabilities; (ii) the invalidity or irregularity of any such rights that the Agent and the Lenders may attempt to obtain; (iii) any delay in enforcing or any failure to enforce such rights, even if such rights are thereby lost; (iv) any delay in making demand on any Obligor for payment or performance of any or all of the Debtor Liabilities; or (v) from time to time, the payment in full and subsequent incurring of any Debtor Liabilities.
     RIGHT OF SET-OFF. If any liability of the Guarantors hereunder is not paid to the Agent when due, the Agent and the Lenders may forthwith, at any time and from time to time without notice to the Guarantors, any right to such notice being hereby expressly waived by the Guarantors: set-off, appropriate and apply against the liabilities of the Guarantors hereunder (i) any and all deposits, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held by the Agent or any Lender, not to exceed the amount then due, as the Agent or such Lender may elect, whether or not the Agent or such Lender shall have made any demand for payment and (ii) any and all moneys owed by the Agent or any Lender to the Guarantors in any capacity, whether or not then due, and whether provisionally or finally credited upon the Agent’s and the Lenders’ books and records.

     WAIVER. The Guarantors hereby waive all notice with respect to the present existence or future incurrence of any Debtor Liabilities including, but not limited to, the amount, terms and conditions thereof. The Guarantors hereby consent to the taking of, or failure to take, from time to time, any action of any nature whatsoever permitted by Law with respect to the Debtor Liabilities and with respect to any rights against any Person or Persons (including, without limitation, any Obligor), or in any property including, without limitation, any renewals, extensions, modifications, postponements, compromises, indulgences, waivers, surrenders, exchanges and releases, and the Guarantors will remain fully liable hereunder notwithstanding any or all of the foregoing. The granting of an express written release of any Guarantor’s liability hereunder or any other Obligor’s liability shall be effective only with respect to the liability hereunder of such Guarantor or Obligor who is specifically so expressly released but shall in no way affect the liability hereunder of any other Guarantor or any Obligor not so expressly released. The dissolution of any Guarantor or any other Obligor shall in no way affect the liability hereunder or that of any other Obligor. Each Guarantor hereby expressly waives: (i) notices of acceptance hereof; (ii) any presentment, demand, protest, notice of default in connection with the Debtor Liabilities, dishonor or notice of dishonor; (iii) any right of indemnification; and (iv) any defense arising by reason of any disability or other defense whatsoever to the liability of the Debtors, or any other circumstance which might otherwise constitute a defense available to, or in discharge of, such Guarantor with respect to its obligations hereunder.
     No payment by any Guarantor shall entitle any Obligor, by subrogation, contribution, indemnification or otherwise, to succeed to any of the rights of the Agent and the Lenders, including rights to any payment made on account of the Debtor Liabilities, regardless of the source of such payment, until all of the Debtors’ obligations to the Agent and the Lenders under the Credit Agreement and the other Loan Documents are satisfied in full and the Commitments are terminated. The Guarantors hereby waive any benefit of and any right to participate in any collateral security now or hereafter held by the Agent and the Lenders or any failure or refusal by the Agent and the Lenders to perfect an interest in any collateral security.
     BANKRUPTCY OF ANY DEBTOR. Neither the Guarantors’ obligations to make payment in accordance with the terms of this Agreement nor any remedy for the enforcement hereof shall be impaired, modified, changed, released or limited in any manner whatsoever by any Debtor’s bankruptcy or by any impairment, modification, change, release or limitation of (i) the liability of any Debtor, any Person assuming the obligations of such Debtor under the Credit Agreement or any of the other Loan Documents or such Debtor’s estate in bankruptcy or (ii) any remedy for the enforcement of the Debtor Liabilities, either of which result from the operation of any present or further provision of any bankruptcy act, Law or equitable cause or from the decision of any court. The Guarantors agree that to the extent that any Debtor or any other Obligor makes a payment or payments to the Agent or any Lender, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be paid to a trustee, receiver or any other Person under any bankruptcy act, Law or equitable cause, then to the extent of such payment, the Debtor Liabilities or part thereof intended to be satisfied shall be revived and continued in full force and effect as if said payment had not been made.

     PAYMENT OF COSTS. In addition to all other liabilities of the Guarantors hereunder, the Guarantors also agree to pay to the Agent on demand all reasonable costs and expenses (including reasonable attorneys’ fees and legal expenses) which may be incurred in the enforcement or collection of the liabilities of the Guarantors hereunder.
     PRIMARY LIABILITY OF THE GUARANTORS. The Guarantors agree that this Agreement may be enforced by the Agent and the Lenders without the necessity at any time of resorting to or exhausting any other security or collateral and without the necessity at any time of having recourse to the Credit Agreement and the other Loan Documents, or any collateral now or hereafter securing the Debtor Liabilities or otherwise, and the Guarantors hereby waive the right to require the Agent and the Lenders to proceed against any other Obligor or to require the Agent and the Lenders to pursue any other remedy or enforce any other right. The Guarantors further agree that nothing contained herein shall prevent the Agent and the Lenders from suing on the Credit Agreement and the other Loan Documents, or any of them, or foreclosing their Lien, if any, on any collateral hereafter securing the Debtor Liabilities or from exercising any other rights available under the Credit Agreement and the other Loan Documents, or any other instrument of security if neither the Debtors nor the Guarantors timely satisfy the Debtor Liabilities thereunder, and the exercise of any of the aforesaid rights and the completion of any foreclosure proceedings shall not constitute a discharge of any of the obligations of the Guarantors thereunder; it being the purpose and intent of the Guarantors that the obligations of the Guarantors hereunder shall be absolute, independent and unconditional. Neither the obligations of the Guarantors under this Agreement nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release or limitation of the liability of the Debtors or by reason of the bankruptcy or insolvency of any Debtor. If acceleration of the time for payment of any amount payable by each Debtor is stayed upon the insolvency or bankruptcy of such Debtor, amounts otherwise subject to acceleration under the terms of the Credit Agreement and the other Loan Documents including, without limitation, interest at the rates set forth in the Credit Agreement occurring after the date of such bankruptcy or insolvency, shall nonetheless be payable by the Guarantors hereunder forthwith on demand by the Agent. The Guarantors acknowledge that the term “Debtor Liabilities” as used herein includes any payments made by the Debtors to the Agent or the Lenders and subsequently recovered by the Debtors or a trustee for any Debtor pursuant to bankruptcy or insolvency proceedings.
     ACCELERATION OF THE GUARANTORS’ LIABILITIES. Upon the occurrence of any of the following events, all of the Debtor Liabilities, at the Agent’s and the Lenders’ option, shall be deemed to be forthwith due and payable for the purposes of this Agreement and for determining the liability of the Guarantors hereunder, whether or not the Agent and the Lenders have any such rights against any other Obligor, and whether or not the Agent and the Lenders elect to exercise any rights or remedies against any other Person or property including, without limitation, any other Obligor: (i) the failure of any Guarantor to perform any covenant or obligation hereunder; (ii) the occurrence of an Event of Default under the Credit Agreement which has not been cured; or (iii) any information or signature heretofore or hereafter furnished to the Agent or any Lender by any Guarantor, or delivered to the Agent or any Lender by an Obligor in connection with any of the Debtor Liabilities, is materially false or incorrect at the time when made.

     RIGHTS OF THE GUARANTORS. All rights and remedies of the Guarantors against the Debtors or any property of the Debtors or any collateral security for any of the Debtor Liabilities, whether arising by promissory note, subrogation, security agreement, mortgage or otherwise, shall in all respects be and remain subordinate and junior in right of payment and priority to the prior and indefeasible payment in full to the Agent and the Lenders of all Debtor Liabilities and to the priority of the Agent and the Lenders in any property of the Debtors and any collateral security for any of the Debtor Liabilities. Any amount which may have been paid to the Guarantors on account of any Indebtedness of the Debtors to the Guarantors, or on account of any subrogation or other rights of the Guarantors against the Debtors, when all of the Debtor Liabilities shall not have been indefeasibly paid in full, shall be held by the undersigned in trust for the benefit of the Lenders and shall forthwith be paid to the Agent to be credited and applied upon the Debtor Liabilities, whether matured or unmatured.
     NOTICE TO THE AGENT AND THE LENDERS BY THE GUARANTORS. Any notice to the Agent or the Lenders by the Guarantors pursuant to the provisions hereof shall be sent by first-class or first-class express mail, private overnight or next business day courier or by telex or telecopy with confirmation in writing mailed first class, in all cases with charges prepaid, and any such properly given notice will be effective when received, to:
PNC Bank, National Association
PNC Firstside Center
500 First Avenue, 4th Floor
Pittsburgh, Pennsylvania 15219
Attention: Lisa Pierce
     Notice by a Guarantor shall not, in any way, reduce, diminish or release the liability of any other Obligor. In the event that this Agreement is preceded or followed by any other guaranty or surety agreement(s) regarding the Debtors or any other Person, all rights granted to the Agent and the Lenders in such agreement(s) shall be deemed to be cumulative and this Agreement shall not, in such event, be deemed to be cancelled, superseded, terminated or in any way limited.
     COUNTERPARTS. This Agreement may be signed in any number of counterpart copies and by the parties hereto on separate counterparts, but all such copies shall constitute one and the same instrument. Delivery of an executed counterpart of signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart. Any party so executing this Agreement by facsimile transmission shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart executed by facsimile transmission.
     MISCELLANEOUS. This Agreement shall be binding upon the Guarantors and the Guarantors’ successors, assigns and other legal representatives, and shall inure to the benefit of the Agent and the Lenders, their respective endorsers, successors and assigns forever. If any provision of this Agreement shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, but this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein. All matters arising hereunder shall be governed by the Laws of the Commonwealth of

Pennsylvania without regard to the conflicts of laws thereof, and the parties hereto agree to the jurisdiction and venue of the Court of Common Pleas of Allegheny County, Pennsylvania and the United States District Court for the Western District of Pennsylvania with respect to any suit arising in connection herewith. No provision of this Agreement related to the rights of parties that have ceased to be a Lender but continue to be a beneficiary of this Agreement shall be amended, modified or waived without the prior written consent of all such parties.
     WAIVER OF TRIAL BY JURY. THE UNDERSIGNED HEREBY EXPRESSLY, KNOWINGLY AND VOLUNTARILY WAIVE ALL BENEFIT AND ADVANTAGE OF ANY RIGHT TO A TRIAL BY JURY, AND THEY WILL NOT AT ANY TIME INSIST UPON, OR PLEAD OR IN ANY MANNER WHATSOEVER CLAIM OR TAKE THE BENEFIT OR ADVANTAGE OF A TRIAL BY JURY IN ANY ACTION ARISING IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS.
[INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the undersigned Guarantors, intending to be legally bound, have executed and delivered this Agreement on the day and year first above written.

WITNESS:	Oregon Metallurgical Corporation
By:
		Name:	Dale G. Reid
		Title:	Vice President

WITNESS:	Allegheny Ludlum Corporation
By:
		Name:	Dale G. Reid
		Title:	Vice President

WITNESS:	ATI Properties, Inc.
By:
		Name:	Patrick J. Viccaro
		Title:	Vice President

WITNESS:	TDY Industries, Inc.
By:
		Name:	Dale G. Reid
		Title:	Vice President

WITNESS:	ALC Funding Corporation
By:
		Name:	Dale G. Reid
		Title:	President

WITNESS:	Jewel Acquisition, LLC
By:
		Name:	Dale G. Reid
		Title:	Vice President

WITNESS:	Jessop Steel, LLC
By:
		Name:	Dale G. Reid
		Title:	Vice President

WITNESS:	International Hearth Melting, LLC By: Oregon Metallurgical Corporation

By:
		Name:	Dale G. Reid
		Title:	Vice President

WITNESS:	Rome Metals, LLC
By:
		Name:	Dale G. Reid
		Title:	Vice President

WITNESS:	TI Oregon, Inc.
By:
		Name:	Dale G. Reid
		Title:	Vice President

WITNESS:	Titanium Wire Corporation
By:
		Name:	Dale G. Reid
		Title:	Vice President

WITNESS:	ATI Canada Holdings, Inc.
By:
		Name:	Dale G. Reid
		Title:	Vice President

WITNESS:	Allegheny Technologies International, Inc.
By:
		Name:	Dale G. Reid
		Title:	Vice President

WITNESS:	AII Investment Corp.
By:
		Name:	Dale G. Reid
		Title:	President

WITNESS:	Environmental, Inc.
By:
		Name:	Dale G. Reid
		Title:	Vice President

WITNESS:	AII Acquisition, LLC
By:
		Name:	Dale G. Reid
		Title:	Vice President

WITNESS:	ATI Titanium LLC
By:
		Name:	Dale G. Reid
		Title:	Vice President

EXHIBIT 1.1(I)
FORM OF
INTERCOMPANY SUBORDINATION AGREEMENT
     THIS INTERCOMPANY SUBORDINATION AGREEMENT (the “Agreement”) is dated the            day of July, 2007 and is made by and among the entities listed on the signature page hereto (or subsequently joining this Agreement) (each being individually referred to herein as a “Company” and collectively as the “Companies”).
WITNESSETH THAT:
     WHEREAS, each capitalized term used herein shall, unless otherwise defined herein, have the meaning specified in the Credit Agreement, dated the            day of July, 2007 (as it may be hereafter amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among ATI Funding Corporation, a Delaware corporation (“ATI Funding”), TDY Holdings, LLC, a Delaware limited liability company (“TDYH”) (ATI Funding and TDYH are each, a “Borrower” and collectively, the “Borrowers”), the Guarantors (as defined in the Credit Agreement) party thereto, the Lenders party thereto (the “Lenders”) and PNC Bank, National Association, as administrative agent (the “Agent”) for the Lenders; and
     WHEREAS, pursuant to the Credit Agreement and the other Loan Documents, the Lenders intend to make Loans to the Borrowers; and
     WHEREAS, the Companies are or may become indebted to each other (the Indebtedness of each of the Companies to any other Company, now existing or hereafter incurred (whether created directly or acquired by assignment or otherwise), and interest and premiums, if any, thereon and other amounts payable in respect thereof are hereinafter collectively referred to as the “Intercompany Indebtedness”); and
     WHEREAS, the obligations of the Lenders to maintain the Commitments and make Loans to the Borrowers from time to time are subject to the condition, among others, that the Companies subordinate the Intercompany Indebtedness to the Indebtedness and all other Obligations of the Borrowers or any other Company to the Agent or the Lenders or any Affiliate of any Lender pursuant to the Credit Agreement or the other Loan Documents (collectively, the “Senior Debt”) in the manner set forth herein.
     NOW, THEREFORE, intending to be legally bound hereby, the parties hereto covenant and agree as follows:
     1. Intercompany Indebtedness Subordinated to Senior Debt. The recitals set forth above are hereby incorporated by reference. All Intercompany Indebtedness shall be subordinate and subject in right of payment to the prior indefeasible payment in full of all Senior Debt pursuant to the provisions contained herein.
     2. Payment Over of Proceeds Upon Dissolution, Etc. Upon any distribution of assets of any Company in the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to any such Company or to its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding up of any such Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any marshalling of assets and liabilities of any such Company (a Company distributing assets as set forth herein being referred to in such capacity as a “Distributing Company”), then and in any such event, the Agent shall be entitled to receive, for the benefit of the Agent and the Lenders as their respective interests may appear, indefeasible payment in full of all amounts due or to become due (whether or not an Event of Default has occurred under the terms of the Loan Documents or the Senior Debt has been declared due and payable prior to the date on which it would otherwise have become due and payable) on or in respect of any and all Senior Debt before the holder of any Intercompany Indebtedness owed by the Distributing Company is entitled to receive any payment on account of the principal of or interest on such Intercompany Indebtedness, and to that end, the Agent shall be entitled to receive, for application to the payment of the Senior Debt, any payment or distribution of any kind or character, whether in cash, property or securities, which may be payable or deliverable in respect of the Intercompany Indebtedness owed by the Distributing Company in any such case, proceeding, dissolution, liquidation or other winding up event.
     If, notwithstanding the foregoing provisions of this Section, a Company which is owed Intercompany Indebtedness by a Distributing Company shall have received any payment or distribution of assets from the Distributing Company of any kind or character, whether in cash, property or securities, then and in such event such payment or distribution shall be held in trust for the benefit of the Agent and the Lenders as their respective interests may appear, shall be segregated from other funds and property held by such Company, and shall be forthwith paid over to the Agent in the same form as so received (with any necessary endorsement) to be applied (in the case of cash) to or held as collateral (in the case of noncash property or securities) for the payment or prepayment of the Senior Debt in accordance with the terms of the Credit Agreement.
     3. No Commencement of Any Proceeding. Each Company agrees that, so long as the Senior Debt shall remain unpaid, it will not commence, or join with any creditor other than the Lenders and the Agent in commencing any proceeding referred to in the first paragraph of Section 2 against any other Company which owes it any Intercompany Indebtedness.
     4. Prior Payment of Senior Debt Upon Acceleration of Intercompany Indebtedness. If any portion of the Intercompany Indebtedness owed by any Company becomes or is declared due and payable before its stated maturity, then and in such event the Agent and the Lenders shall be entitled to receive indefeasible payment in full of all amounts due and to become due on or in respect of the Senior Debt (whether or not an Event of Default has occurred under the terms of the Loan Documents or the Senior Debt has been declared due and payable prior to the date on which it would otherwise have become due and payable) before the holder of any such Intercompany Indebtedness is entitled to receive any payment thereon.
     If, notwithstanding the foregoing, any Company shall make any payment of Intercompany Indebtedness prohibited by the foregoing provisions of this Section, such payment shall be paid over and delivered forthwith to the Agent, for the benefit of the Agent and the Lenders as their respective interests may appear.
     The provisions of this Section shall not apply to any payment with respect to which Section 2 hereof would be applicable.
     5. No Payment When Senior Debt in Default. If any Event of Default shall have occurred and be continuing, or such an Event of Default or Potential Default would result from or exist after giving effect to a payment with respect to any portion of the Intercompany Indebtedness, unless the Required Lenders shall have consented to or waived the same, so long as any of the Senior Debt shall remain outstanding, no payment shall be made by any Company owing such Intercompany Indebtedness on account of principal or interest on any portion of the Intercompany Indebtedness.
     If, notwithstanding the foregoing, any Company shall make any payment of the Intercompany Indebtedness to another Company prohibited by the foregoing provisions of this Section, such payment shall be paid over and delivered forthwith to the Agent, for the benefit of the Agent and the Lenders as their respective interests may appear.
     The provisions of this Section shall not apply to any payment with respect to which Section 2 hereof would be applicable.
     6. Payment Permitted if No Default. Nothing contained in this Agreement shall prevent any of the Companies, at any time except during the pendency of any of the conditions described in Sections 2, 4 and 5, from making payments at any time of principal of or interest on any portion of the Intercompany Indebtedness, or the retention thereof by any of the Companies of any money deposited with them for the payment of or on account of the principal of or interest on the Intercompany Indebtedness.
     7. Rights of Subrogation. Each Company agrees that no payment or distribution to the Agent or the Lenders pursuant to the provisions of this Agreement shall entitle it to exercise any rights of subrogation in respect thereof until the Senior Debt shall have been indefeasibly paid in full and the Commitments shall have terminated.
     8. Instruments Evidencing Intercompany Indebtedness. Each Company shall cause each instrument which now or hereafter evidences all or a portion of the Intercompany Indebtedness to be conspicuously marked as follows:
     “This instrument is subject to the terms of an Intercompany Subordination Agreement dated July           , 2007, in favor of PNC Bank, National Association, as administrative agent for the Lenders referred to therein, which Intercompany Subordination Agreement is incorporated herein by reference. Notwithstanding any contrary statement contained in the within instrument, no payment on account of the principal thereof or interest thereon shall become due or payable except in accordance with the express terms of said Intercompany Subordination Agreement.”

Each Company will further mark its books of account in such a manner as shall be effective to give proper notice to the effect of this Agreement.
     9. Agreement Solely to Define Relative Rights. The purpose of this Agreement is solely to define the relative rights of the Companies, on the one hand, and the Agent and the Lenders, on the other hand. Nothing contained in this Agreement is intended to or shall impair, as between any of the Companies and their creditors other than the Agent and the Lenders, the obligation of the Companies to each other to pay the principal of and interest on the Intercompany Indebtedness as and when the same shall become due and payable in accordance with its terms, or is intended to or shall affect the relative rights among the Companies and their creditors other than the Agent and the Lenders, nor shall anything herein prevent any of the Companies from exercising all remedies otherwise permitted by applicable Law upon default under any agreement pursuant to which the Intercompany Indebtedness is created, subject to the rights, if any, under this Agreement of the Agent and the Lenders to receive cash, property or securities otherwise payable or deliverable with respect to the Intercompany Indebtedness.
     10. No Implied Waivers of Subordination. No right of the Agent or any Lender to enforce subordination, as herein provided, shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Company or by any act or failure to act by the Agent or any Lender, or by any non-compliance by any Company with the terms, provisions and covenants of any agreement pursuant to which the Intercompany Indebtedness is created, regardless of any knowledge thereof the Agent or any Lender may have or be otherwise charged with. Each Company by its acceptance hereof shall agree that, so long as there is Senior Debt outstanding or Commitments in effect under the Credit Agreement, such Company shall not agree to sell, assign, pledge, encumber or otherwise dispose of, or to compromise, the obligations of the other Companies with respect to their Intercompany Indebtedness, other than by means of payment of such Intercompany Indebtedness according to its terms, without the prior written consent of the Agent.
     Without in any way limiting the generality of the foregoing paragraph, the Agent or any of the Lenders may, at any time and from time to time, without the consent of or notice to the Companies except the Borrowers to the extent provided in the Credit Agreement, without incurring responsibility to the Companies and without impairing or releasing the subordination provided in this Agreement or the obligations hereunder of the Companies to the Agent and the Lenders, do any one or more of the following: (i) change the manner, place or terms of payment, or extend the time of payment, renew or alter the Senior Debt or otherwise amend or supplement the Senior Debt or the Loan Documents; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing the Senior Debt; (iii) release any Person liable in any manner for the payment or collection of the Senior Debt; and (iv) exercise or refrain from exercising any rights against any of the Companies and any other Person.
     11. Additional Subsidiaries. The Companies covenant and agree that they shall cause any Subsidiaries required to join this Agreement pursuant to or otherwise under the Credit Agreement, to execute a Joinder in the form of Exhibit 1.1(G)(1) to the Credit Agreement, whereby such Subsidiary joins this Agreement and subordinates all Indebtedness owed to any such Subsidiary by any of the Companies or other Subsidiaries hereafter created or acquired to the Senior Debt.

     12. Continuing Force and Effect. This Agreement shall continue in force for so long as any portion of the Senior Debt remains unpaid and any Commitments under the Credit Agreement remain outstanding, it being contemplated that this Agreement be of a continuing nature.
     13. Modification, Amendments or Waivers. Any and all agreements amending or changing any provision of this Agreement or the rights of the Agent or the Lenders hereunder, and any and all waivers or consents to Events of Default or other departures from the due performance of the Companies hereunder, shall be made only by written agreement, waiver or consent signed by the Agent, acting on behalf of all the Lenders, with the written consent of the Required Lenders, any such agreement, waiver or consent made with such written consent being effective to bind all the Lenders.
     14. Expenses. The Companies unconditionally and jointly and severally agree upon demand to pay to the Agent and the Lenders the amount of any and all reasonable and necessary out-of-pocket costs, expenses and disbursements for which reimbursement is customarily obtained, including fees and expenses of counsel, which the Agent or any of the Lenders may incur in connection with (a) the administration of this Agreement, (b) the exercise or enforcement of any of the rights of the Agent or the Lenders hereunder, or (c) the failure by the Companies to perform or observe any of the provisions hereof.
     15. Severability. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.
     16. Governing Law. This Agreement shall be a contract under the internal Laws of the Commonwealth of Pennsylvania and for all purposes shall be construed in accordance with the internal Laws of the Commonwealth of Pennsylvania without giving effect to its principles of conflict of Laws.
     17. Successors and Assigns. This Agreement shall inure to the benefit of the Agent and the Lenders and their respective successors and assigns, as permitted in the Credit Agreement, and the obligations of the Companies shall be binding upon their respective successors and assigns. The duties and obligations of the Companies may not be delegated or transferred by the Companies without the written consent of the Required Lenders and any such delegation or transfer without such consent shall be null and void. Except to the extent otherwise required by the context of this Agreement, the word “Lenders” when used herein shall include, without limitation, any holder of a Note or an assignment of rights therein originally issued to a Lender under the Credit Agreement, and each such holder of a Note or assignment shall have the benefits of this Agreement to the same extent as if such holder had originally been a Lender under the Credit Agreement.
     18. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which, when executed and delivered, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.
     19. Attorneys-in-Fact. Each of the Companies hereby authorizes and empowers the Agent, at its election and in the name of either itself, for the benefit of the Agent and the Lenders as their respective interests may appear, or in the name of each such Company as is owed Intercompany Indebtedness, to execute and file proofs and documents and take any other action the Agent may deem advisable to completely protect the Agent’s and the Lenders’ interests in the Intercompany Indebtedness and their right of enforcement thereof, and to that end each of the Companies hereby irrevocably makes, constitutes and appoints the Agent, its officers, employees and agents, or any of them, with full power of substitution, as the true and lawful attorney-in-fact and agent of such Company, and with full power for such Company, and in the name, place and stead of such Company for the purpose of carrying out the provisions of this Agreement, and taking any action and executing, delivering, filing and recording any instruments which the Agent may deem necessary or advisable to accomplish the purposes hereof, which power of attorney, being given for security, is coupled with an interest and is irrevocable. Each Company hereby ratifies and confirms, and agrees to ratify and confirm, all action taken by the Agent, its officers, employees or agents pursuant to the foregoing power of attorney.
     20. Application of Payments. In the event any payments are received by the Agent under the terms of this Agreement for application to the Senior Debt at any time when the Senior Debt has not been declared due and payable and prior to the date on which it would otherwise become due and payable, such payment shall constitute a voluntary prepayment of the Senior Debt for all purposes under the Credit Agreement.
     21. Remedies. In the event of a breach by any of the Companies in the performance of any of the terms of this Agreement, the Agent, on behalf of the Lenders, may demand specific performance of this Agreement and seek injunctive relief and may exercise any other remedy available at law or in equity, it being recognized that the remedies of the Agent on behalf of the Lenders at law may not fully compensate the Agent on behalf of the Lenders for the damages they may suffer in the event of a breach hereof.
     22. Consent to Jurisdiction, Waiver of Jury Trial. Each of the Companies hereby irrevocably consents to the non-exclusive jurisdiction of the Court of Common Pleas of Allegheny County, Pennsylvania and the United States District Court for the Western District of Pennsylvania, waives personal service of any and all process upon it and consents that all such service of process be made by certified or registered mail directed to the Companies at the addresses referred to in Section 23 hereof and service so made shall be deemed to be completed upon actual receipt thereof. Each of the Companies waives any objection to jurisdiction and venue of any action instituted against it as provided herein and agrees not to assert any defense based on lack of jurisdiction or venue, AND EACH OF THE COMPANIES WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT TO THE FULL EXTENT PERMITTED BY LAW.
     23. Notices. All notices, statements, requests and demands and other communications given to or made upon the Companies, the Agent or the Lenders in accordance with the provisions of this Agreement shall be given or made as provided in Section 10.5 [Notices] of the Credit Agreement.
[INTENTIONALLY LEFT BLANK]

     WITNESS the due execution hereof as of the day and year first above written.

WITNESS:	BORROWERS: ATI Funding Corporation
By:
		Name:	Dale G. Reid
		Title:	President

WITNESS:	TDY Holdings, LLC
By:
		Name:	Dale G. Reid
		Title:	President

WITNESS:	GUARANTORS: Oregon Metallurgical Corporation
By:
		Name:	Dale G. Reid
		Title:	Vice President

WITNESS:	Allegheny Ludlum Corporation
By:
		Name:	Dale G. Reid
		Title:	Vice President

WITNESS:	ATI Properties, Inc.
By:
		Name:	Patrick J. Viccaro
		Title:	Vice President

WITNESS:	TDY Industries, Inc.
By:
		Name:	Dale G. Reid
		Title:	Vice President

WITNESS:	ALC Funding Corporation
By:
		Name:	Dale G. Reid
		Title:	President

WITNESS:	Jewel Acquisition, LLC
By:
		Name:	Dale G. Reid
		Title:	Vice President

WITNESS:	Allegheny Technologies Incorporated
By:
		Name:	Dale G. Reid
		Title:	Vice President

WITNESS:	Jessop Steel, LLC
By:
		Name:	Dale G. Reid
		Title:	Vice President

WITNESS:	International Hearth Melting, LLC By: Oregon Metallurgical Corporation
By:
		Name:	Dale G. Reid
		Title:	Vice President

WITNESS:	Rome Metals, LLC
By:
		Name:	Dale G. Reid
		Title:	Vice President

WITNESS:	TI Oregon, Inc.
By:
		Name:	Dale G. Reid
		Title:	Vice President

WITNESS:	Titanium Wire Corporation
By:
		Name:	Dale G. Reid
		Title:	Vice President

WITNESS:	ATI Canada Holdings, Inc.
By:
		Name:	Dale G. Reid
		Title:	Vice President

WITNESS:	Allegheny Technologies International, Inc.
By:
		Name:	Dale G. Reid
		Title:	Vice President

WITNESS:	AII Investment Corp.
By:
		Name:	Dale G. Reid
		Title:	President

WITNESS:	Environmental, Inc.
By:
		Name:	Dale G. Reid
		Title:	Vice President

WITNESS:	AII Acquisition, LLC
By:
		Name:	Dale G. Reid
		Title:	Vice President

WITNESS:	ATI Titanium LLC
By:
		Name:	Dale G. Reid
		Title:	Vice President

EXHIBIT 1.1(N)(1)
FORM OF
REVOLVING CREDIT NOTE

$_________	Pittsburgh, Pennsylvania
____________ ______, 2007
     FOR VALUE RECEIVED, the undersigned, ATI Funding Corporation, a Delaware corporation (“ATI Funding”) and TDY Holdings, LLC, a Delaware limited liability company (“TDYH”) (ATI Funding and TDYH are each, a “Borrower” and collectively, the “Borrowers”), hereby promise to pay to the order of __________________ (“____________”), the lesser of (i) the principal sum of ________________________ and 00/100 Dollars ($_________.00), or (ii) the aggregate unpaid principal balance of all Revolving Credit Loans made by __________________ to the Borrowers pursuant to Section 2.1.1 of the Credit Agreement dated July ___, 2007 (as may be amended, restated, modified or supplemented from time to time, the “Credit Agreement”) by and among the Borrowers, the Guarantors party thereto, the Lenders (as defined in the Credit Agreement) party thereto, and PNC Bank, National Association, as administrative agent for the Lenders (the “Agent”), payable on the Expiration Date. All capitalized terms used herein shall, unless otherwise defined herein, have the same meanings given to such terms in the Credit Agreement.
     The Borrowers shall pay interest on the unpaid principal balance hereof from time to time outstanding from the date hereof at the rate per annum specified by the Borrowers pursuant to Section 3.1.1 of, or as otherwise provided in, the Credit Agreement.
     Upon the occurrence of an Event of Default, the Borrowers shall pay interest on the entire principal amount of the then outstanding Revolving Credit Loans evidenced by this Revolving Credit Note at a rate per annum specified by Section 3.3 of, or as otherwise provided in, the Credit Agreement. Such interest rate will accrue before and after any judgment has been entered.
     Subject to the provisions of the Credit Agreement, interest on this Revolving Credit Note will be payable on the dates set forth in Section 4.5 of the Credit Agreement and on the Expiration Date.
     Subject to the provisions of the Credit Agreement, if any payment or action to be made or taken hereunder shall be stated to be or become due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day and such extension of time shall be included in computing interest or fees, if any, in connection with such payment or action.
     Subject to the provisions of the Credit Agreement, payments of both principal and interest shall be made without setoff, counterclaim or other deduction of any nature at the office of the Agent located at One PNC Plaza, 249 Fifth Avenue, Pittsburgh, Pennsylvania 15222, in lawful money of the United States of America in immediately available funds.

     This Revolving Credit Note is one of the Revolving Credit Notes referred to in, and is entitled to the benefits of, the Credit Agreement and other Loan Documents, including the representations, warranties, covenants or conditions contained or granted therein. The Credit Agreement among other things contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayment in certain circumstances, on account of principal hereof prior to maturity upon the terms and conditions therein specified.
     This Revolving Credit Note may be voluntarily prepaid, in whole or in part, on the terms and conditions set forth in the Credit Agreement.
     Each Borrower waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Revolving Credit Note.
     This Revolving Credit Note shall bind the Borrowers and their respective successors and assigns, and the benefits hereof shall inure to the benefit of the Agent and the Lenders and their respective successors and assigns. All references herein to the “Borrowers”, “Agent” and the “Lenders” shall be deemed to apply to the Borrowers, the Agent and the Lenders, respectively, and their respective successors and assigns.
     This Revolving Credit Note and any other documents delivered in connection herewith and the rights and obligations of the parties hereto and thereto shall for all purposes be governed by and construed and enforced in accordance with the internal Laws of the Commonwealth of Pennsylvania without giving effect to its conflicts of law principles.
     _______________ may at any time pledge all or a portion of its rights under the Loan Documents including any portion of this Revolving Credit Note to any of the twelve (12) Federal Reserve Lenders organized under Section 4 of the Federal Reserve Act, 12 U.S.C. § 341. No such pledge or enforcement thereof shall release ____________ from its obligations under any of the Loan Documents.
[INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the undersigned have executed this Revolving Credit Note by their duly authorized officers with the intention that it constitute a sealed instrument.

WITNESS:	ATI Funding Corporation
	By:			(SEAL)
		Name:	Dale G. Reid
		Title:	President

WITNESS:	TDY Holdings, LLC
	By:			(SEAL)
		Name:	Dale G. Reid
		Title:	President

EXHIBIT 1.1(N)(2)
FORM OF
SWING LOAN NOTE

$25,000,000.00	Pittsburgh, Pennsylvania
July ___, 2007
     FOR VALUE RECEIVED, the undersigned, ATI Funding Corporation, a Delaware corporation (“ATI Funding”) and TDY Holdings, LLC, a Delaware limited liability company (“TDYH”) (ATI Funding and TDYH are each, a “Borrower” and collectively, the “Borrowers”), hereby promise to pay to the order of PNC Bank, National Association (“PNC Bank”) the lesser of (i) the principal sum of Twenty Five Million and 00/100 Dollars ($25,000,000.00), or (ii) the aggregate unpaid principal balance of all Swing Loans made by PNC Bank to the Borrowers pursuant to Section 2.1.2 of the Credit Agreement dated of even date herewith (as may be amended, restated, modified or supplemented from time to time, the “Credit Agreement”), by and among the Borrowers, the Guarantors (as defined in the Credit Agreement) party thereto, the Lenders (as defined in the Credit Agreement) party thereto and PNC Bank, National Association, as administrative agent for the Lenders (the “Agent”), payable on the Expiration Date. All capitalized terms used herein shall, unless otherwise defined herein, have the same meanings given to such terms in the Credit Agreement.
     The Borrowers shall pay interest on the unpaid principal balance hereof from time to time outstanding from the date hereof at the rate per annum specified in Section 3.2 of, or as otherwise provided in, the Credit Agreement.
     Upon the occurrence of an Event of Default, the Borrowers shall pay interest on the entire principal amount of the then outstanding Swing Loans evidenced by this Swing Loan Note at a rate per annum specified by Section 3.3 of, or as otherwise provided in, the Credit Agreement. Such interest rate will accrue before and after any judgment has been entered.
     Subject to the provisions of the Credit Agreement, interest on this Swing Loan Note will be payable on the dates set forth in Section 4.5 of the Credit Agreement and on the Expiration Date.
     Subject to the provisions of the Credit Agreement, if any payment or action to be made or taken hereunder shall be stated to be or become due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day and such extension of time shall be included in computing interest or fees, if any, in connection with such payment or action.
     Subject to the provisions of the Credit Agreement, payments of both principal and interest shall be made without setoff, counterclaim or other deduction of any nature at the office of the Agent located at One PNC Plaza, 249 Fifth Avenue, Pittsburgh, Pennsylvania 15222, in lawful money of the United States of America in immediately available funds.

     This Swing Loan Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement and other Loan Documents, including the representations, warranties, covenants and conditions contained or granted therein. The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayment in certain circumstances, on account of principal hereof prior to maturity upon the terms and conditions therein specified.
     Each Borrower waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Swing Loan Note.
     This Swing Loan Note shall bind the Borrowers and their respective successors and assigns, and the benefits hereof shall inure to the benefit of the Agent and the Lenders and their respective successors and assigns. All references herein to the “Borrowers”, “Agent” and the “Lenders” shall be deemed to apply to the Borrowers, the Agent and the Lenders, respectively, and their respective successors and assigns.
     This Swing Loan Note and any other documents delivered in connection herewith and the rights and obligations of the parties hereto and thereto shall for all purposes be governed by, and construed and enforced in accordance with, the internal Laws of the Commonwealth of Pennsylvania without giving effect to its conflicts of law principles.
     PNC Bank may at any time pledge all or a portion of its rights under the Loan Documents including any portion of this Swing Loan Note to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. § 341. No such pledge or enforcement thereof shall release PNC Bank from its obligations under any of the Loan Documents.
[INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the undersigned have executed this Swing Loan Note by their duly authorized officers with the intention that it constitute a sealed instrument.

WITNESS:	ATI Funding Corporation
	By:			(Seal)
		Name:	Dale G. Reid
		Title:	President

WITNESS:	TDY Holdings, LLC
	By:			(Seal)
		Name:	Dale G. Reid
		Title:	President

EXHIBIT 2.4.1
FORM OF
REVOLVING CREDIT LOAN REQUEST

TO:	PNC Bank, National Association, as Administrative Agent
Firstside Center
500 First Avenue, 4th Floor
Pittsburgh, Pennsylvania 15219
Telephone No.: (412) 762-6442
Telecopier No.: (412) 762-8672
Attention: Lisa Pierce

FROM:	ATI Funding Corporation, a Delaware corporation (“ATI Funding”) and TDY Holdings, LLC, a Delaware limited liability company (“TDYH”) (ATI Funding and TDYH are each, a “Borrower” and collectively, the “Borrowers”)

RE:	Credit Agreement (as it may be amended, restated, modified or supplemented, the “Agreement”), dated the ____ day of July, 2007, by and among the Borrowers, the Guarantors (as defined in the Credit Agreement) party thereto, the Lenders (as defined in the Credit Agreement) party thereto and PNC Bank, National Association, as administrative agent for the Lenders (in such capacity, the “Agent”).
Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them by the Agreement.
A.	Pursuant to Section 2.4.1 [Revolving Credit Loan Requests] and 3.2 [Interest Periods] of the Agreement, the undersigned Borrowers irrevocably request [check one box under 1(a) below and fill in blank space next to the box as appropriate]:
1.(a)	☐ New Revolving Credit Loans OR

☐ Renewal of the LIBOR Rate Option applicable to an outstanding Revolving Credit Loan, originally made on _________ OR

☐ Conversion of the Base Rate Option applicable to an outstanding Revolving Credit Loan originally made on _________ to a Loan to which the LIBOR Option applies, OR

☐ Conversion of the LIBOR Rate Option applicable to an outstanding Revolving Credit Loan originally made on _________ to a Loan to which the Base Rate Option applies.
SUCH NEW, RENEWED OR CONVERTED LOAN SHALL BEAR INTEREST:
[Check one box under 1(b) below and fill in blank spaces in line next to box]:

	1.(b)(i)	☐ Under the Base Rate Option. Such Loan shall have a Borrowing Date of _________ (which date shall be (i) one (1) Business Day subsequent to the Business Day of receipt by the Agent by 12:00 noon Pittsburgh time of this Loan Request for making a new Revolving Credit Loan to which the Base Rate Option applies, or (ii) the last day of the preceding LIBOR Rate Interest Period if a Loan to which the LIBOR Rate Option applies is being converted to a Loan to which the Base Rate Option applies), OR

(ii)		☐ Under the LIBOR Rate Option. Such Loan shall have a Borrowing Date of _________ (which date shall be three (3) Business Days subsequent to the Business Day of receipt by the Agent by 12:00 noon Pittsburgh time of this Loan Request for making a new Revolving Credit Loan in Dollars to which the LIBOR Rate Option applies, renewing a Loan in Dollars to which the LIBOR Rate Option applies, or converting a Loan in Dollars to which the Base Rate Option applies to a Loan in Dollars to which the LIBOR Rate Option applies).

2.		Such Loan is in the principal amount of $_________ or the principal amount to be renewed or converted in $_________ [(a) for each Borrowing Tranche to which the LIBOR Rate Option applies, not to be less than Five Million and 00/100 Dollars ($5,000,000.00) and in increments of One Million and 00/100 Dollars ($1,000,000.00); and (b) for each Borrowing Tranche to which the Base Rate Option applies, not to be less than the lesser of One Million and 00/100 Dollars ($1,000,000.00) or the maximum amount available].
B.	As of the date hereof and the date of making of the above-requested Revolving Credit Loan (and after giving effect thereto): the Loan Parties have performed and complied with all covenants and conditions of the Agreement; all of Loan Parties’ representations and warranties therein are true and correct (except representations and warranties which expressly relate solely to an earlier date or time); no Event of Default or Potential Default has occurred and is continuing or shall exist except those that have been cured or waived; the making of such Loan shall not contravene any Law applicable to any Loan Party; and the making of any Revolving Credit Loan shall not cause the aggregate Revolving Credit Loans plus Letters of Credit outstanding plus Swing Loans to exceed the Revolving Credit Commitments.
[INTENTIONALLY LEFT BLANK]

     The undersigned certify to the Agent and the Lenders as to the accuracy of the foregoing.

ATI Funding Corporation
Date: _________________, 20___	By:		(Seal)
Name:
Title:

TDY Holdings, LLC
	By:		(Seal)
Name:
Title:

EXHIBIT 2.4.2
FORM OF
SWING LOAN REQUEST

TO:	PNC Bank, National Association, as Administrative Agent
Firstside Center
500 First Avenue, 4th Floor
Pittsburgh, Pennsylvania 15219
Telephone No.: (412) 762-6442
Telecopier No.: (412) 762-8672
Attention: Lisa Pierce

FROM:	ATI Funding Corporation, a Delaware corporation (“ATI Funding”) and TDY Holdings, LLC, a Delaware limited liability company (“TDYH”) (ATI Funding and TDYH are each, a “Borrower” and collectively, the “Borrowers”)

RE:	Credit Agreement (as it may be amended, restated, modified or supplemented, the “Agreement”), dated the ____ day of July, 2007, by and among the Borrowers, the Guarantors (as defined in the Credit Agreement) party thereto, the Lenders (as defined in the Credit Agreement) party thereto and PNC Bank, National Association, as administrative agent for the Lenders (in such capacity, the “Agent”).
Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them by the Agreement.
A.	Pursuant to Section 2.4.2 [Swing Loan Requests] of the Agreement, the undersigned Borrowers irrevocably request:
1.	New Swing Loan. Such Loan shall have a Borrowing Date of ____________ (which date shall be the Business Day of receipt by the Agent by 1:00 p.m. Pittsburgh time of this Swing Loan Request for making a new Swing Loan).

2.	Such Loan is in the principal amount of US $_________ [for each Borrowing Tranche, not to be less than Five Hundred Thousand and 00/100 Dollars ($500,000.00) and in increments of One Hundred Thousand and 00/100 Dollars ($100,000.00)].
B.	As of the date hereof and the date of making of the above-requested Swing Loan (and after giving effect thereto): the Loan Parties have performed and complied with all covenants and conditions of the Agreement; all of Loan Parties’ representations and warranties therein are true and correct (except representations and warranties which expressly relate solely to an earlier date or time); no Event of Default or Potential Default has occurred and is continuing or shall exist except those that have been cured or waived; the making of such Loan shall not contravene any Law applicable to any Loan Party; and

the making of any Swing Loan shall not cause the aggregate principal amount of Swing Loans and Revolving Credit Loans outstanding and the Letters of Credit outstanding to exceed the Revolving Credit Commitments.
[INTENTIONALLY LEFT BLANK]

     The undersigned certify to the Agent and the Lenders as to the accuracy of the foregoing.

ATI Funding Corporation
Date: _____________________, 20___	By:		(Seal)
Name:
Title:

TDY Holdings, LLC
	By:		(Seal)
Name:
Title:

EXHIBIT 7.3.3
FORM OF
QUARTERLY COMPLIANCE CERTIFICATE
___________________ _____, 20___
PNC Bank, National Association, as Administrative Agent
One PNC Plaza
249 Fifth Avenue
Pittsburgh, PA 15222
Ladies and Gentlemen:
     I refer to the Credit Agreement, dated July ___, 2007, by and among ATI Funding Corporation, a Delaware corporation (“ATI Funding”) and TDY Holdings, LLC, a Delaware limited liability company (“TDYH”) (ATI Funding and TDYH are each, a “Borrower” and collectively, the “Borrowers”), the Guarantors (as defined in the Credit Agreement) party thereto, the Lenders (as defined in the Credit Agreement) party thereto, PNC Bank, National Association, in its capacity as administrative agent for the Lenders (hereinafter referred to in such capacity as the “Agent”) (as it may be amended, restated, modified or supplemented, the “Credit Agreement”). Unless otherwise defined herein, terms defined in the Credit Agreement are used herein with the same meanings.
     I, _______________, [Chief Executive Officer/President/Chief Financial Officer/Chief Accounting Officer] in such capacity on behalf of Allegheny Technologies Incorporated, a Delaware corporation (“ATI”), do hereby certify on behalf of ATI and each of the other Loan Parties, as of the fiscal quarter/year ended ___, 200____________ (the “Report Date”), as follows:
1.	CHECK ONE:
☐	The audited annual financial statements of ATI and its Subsidiaries being delivered to the Lenders with this Compliance Certificate are (a) true, complete and correct, (b) present fairly the financial position of ATI and its Subsidiaries and their results of operations and cash flows for the fiscal year set forth above determined and consolidated for ATI and its Subsidiaries in accordance with GAAP consistently applied and (c) comply with the reporting requirements for such financial statements as set forth in Section 7.3.2 of the Credit Agreement.
OR
☐	The quarterly financial statements of ATI and its Subsidiaries being delivered to the Lender with this Compliance Certificate are (a) true, complete and correct, (b) present fairly the financial position of ATI and its Subsidiaries and

PNC Bank, National Association, as Administrative Agent

their results of operations and cash flows for the fiscal quarter set forth above determined and consolidated for ATI and its Subsidiaries in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and (c) comply with the reporting requirements for such financial statements as set forth in Section 7.3.1 of the Credit Agreement.
2.	The representations and warranties of the Loan Parties contained in Section 5 of the Credit Agreement and in each of the other Loan Documents to which they are a party are true on and as of the date hereof (except representations and warranties which expressly relate solely to an earlier date or time, which representations and warranties are true and correct in all material respects on and as of the specific dates or times referred to therein). The Loan Parties are in compliance with, and since the date of the previously delivered Compliance Certificate have performed and complied with all covenants and conditions contained in the Credit Agreement.
3.	In accordance with Section 5.2 [Updates to Schedules], attached hereto as Exhibit A are updates to the schedules to the Credit Agreement (the “Updated Schedules”). Notwithstanding the foregoing, the Loan Parties hereby acknowledge and agree that no schedule shall be deemed to have been amended, modified or superseded by the Updated Schedules, nor shall any breach of warranty or representation resulting from the inaccuracy or incompleteness of any such Schedule be deemed to have been cured by the Updated Schedules, unless and until the Required Lenders, in their sole and absolute discretion, shall have accepted in writing the Updated Schedules.
4.	No Event of Default or Potential Default exists on the date hereof; no Event of Default or Potential Default has occurred or is continuing since the date of the previously delivered Compliance Certificate; no Material Adverse Change has occurred since the date of the previously delivered Compliance Certificate.
[NOTE: If any Event of Default, Potential Default, Material Adverse Change has occurred or is continuing, set forth on an attached sheet the nature thereof and the action which the Loan Parties have taken, are taking or propose to take with respect thereto.]
5. Maximum Leverage Ratio (Section 7.2.9). The ratio of (i) Consolidated Total Indebtedness to (ii) Consolidated EBITDA is ___to 1.0 for the period equal to the four (4) consecutive fiscal quarters of ATI and its Subsidiaries ending as of the Report Date, which is not greater than the permitted ratio of 3.25 to 1.0.
(A)	Consolidated Total Indebtedness as of the Report Date equals $___.

(B)	Consolidated EBITDA as of the Report Date equals $___, and is computed as follows:

PNC Bank, National Association, as Administrative Agent

(i)	net income (or loss) (excluding extraordinary gains or losses including, without limitation, those items created by mandated changes in accounting treatment)	$
(ii)	net interest expense	$
(iii)	all charges against income for federal, state and local taxes	$
(iv)	any other non-cash non-recurring items of loss with respect to such fiscal period not already excluded hereunder	$
(v)	Sum of Items 5(B)(i) through 5(B)(iv)	$
(vi)	all credits to income for federal, state and local taxes	$
(vii)	any other non-cash non-recurring items of gain with respect to such fiscal period not already excluded hereunder	$
(viii)	Sum of Items 5(B)(vi) and 5(B)(vi)	$
(ix)	Item 5(B)(v) minus Item 5(B)(viii) equals Consolidated EBIT	$
(x)	depreciation	$
(xi)	amortization	$
(xii)	Sum of Items 5(B)(x) and 5(B)(xi)	$
(xiii)	Sum of Items 5(B)(ix) and 5(B)(xii) equals Consolidated EBITDA	$
(C)	the ratio of Item 5(A) to Item 5(B)(xiii) equals the Leverage Ratio
6.	Minimum Interest Coverage Ratio (Section 7.2.10). The ratio of (i) Consolidated EBIT to (ii) interest expense is _________ to 1.0 for the period equal to the four (4) consecutive fiscal quarters of ATI and its Subsidiaries ending as of the Report Date, which is not less than the permitted ratio of 2.0 to 1.0.
(A)	Consolidated EBIT as of the Report Date equals $_________ as is referenced in Item 5(B)(ix) above.

(B)	interest expense as of the Report Date equals $_________.

(C)	the ratio of Item 6(A) to Item 6(B) equals the Interest Coverage Ratio.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate this ___ day of _________, 20_.

WITNESS:	Allegheny Technologies Incorporated
________________________________________	By:
Name:
Title: